                                                               CONFORMED COPY

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                     AMENDED AND RESTATED CREDIT AGREEMENT



                          dated as of August 16, 1988

                  As Amended and Restated as of April 30, 1996


                                     Among



                      NORTHWESTERN STEEL AND WIRE COMPANY
           (as successor, by merger, to NW Acquisition Corporation),

                      NORTHWESTERN STEEL AND WIRE COMPANY
                  (formerly known as H/N Steel Company, Inc.)


                            THE LENDERS NAMED HEREIN



                                      and



                                  CHEMICAL BANK,
                as Administrative Agent and as Collateral Agent





                                            [CS&M Ref. No.:  6700-315]
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                               TABLE OF CONTENTS

Article          Section                                                         Page
-------          -------                                                         ----

    I.           DEFINITIONS ..............................                        2

   II.           THE LOANS ................................                       35

                 2.01        Revolving Credit Commitments ......                  35
                 2.02        Rollover Term Loans ...............                  35
                 2.03        Revolving Credit Loans ............                  36
                 2.04        Notice of Revolving Credit Loans ..                  38
                 2.05        Notes; Repayment of Loans .........                  38
                 2.06        Interest Elections .............                     40
                 2.07        Interest on Loans .................                  42
                 2.08        Fees ..............................                  43
                 2.09        Alternate Rate of Interest ........                  44
                 2.10        Extension, Termination and
                                  Reduction of Revolving Credit
                                  Commitments ..................                  44
                 2.11        Interest on Overdue Amounts .......                  48
                 2.12        Prepayment of Loans ...............                  48
                 2.13        Change in Circumstances ...........                  54
                 2.14        Yield-Maintenance Premium .........                  56
                 2.15        Break Funding Losses ..............                  58
                 2.16        Pro Rata Treatment ................                  59
                 2.17        Sharing of Setoffs ................                  59
                 2.18        Letters of Credit .................                  60
                 2.19        Taxes..............................                  68
                 2.20        Mitigation Obligations:
                                  Replacement of Lenders .......                  69

III.             REPRESENTATIONS AND WARRANTIES ................                  70

                 3.01        Organization, Corporate Powers ....                  70
                 3.02        Authorization .....................                  70
                 3.03        Governmental Approvals ............                  71
                 3.04        Enforceability ....................                  71
                 3.05        Financial Statements...............                  71
                 3.06        Title to Properties; Receivables...                  72
                 3.07        Litigation; Compliance with Laws;
                                  etc. .........................                  73
                 3.08        Agreements ........................                  74
                 3.09        Federal Reserve Regulations .......                  74
                 3.10        Security Documents ................                  74
                 3.11        Taxes .............................                  75
                 3.12        ERISA .............................                  75
                 3.13        No Material Misstatements .........                  75


                 3.14        Investment Company Act; Public
                                  Utility Holding Company Act ..                  76
                 3.15        Solvency ..........................                  76
                 3.16        Labor Matters .....................                  76
                 3.17        Employment and Management
                                  Agreements ...................                  77
                 3.18        Environmental Matters .............                  77

   IV.           CONDITIONS OF EFFECTIVENESS AND
                   LENDING .....................................                  78

                 4.01        All Events ........................                  78
                 4.02        Effectiveness .....................                  78

    V.           AFFIRMATIVE COVENANTS .........................                  82

                 5.01        Corporate Existence ...............                  82
                 5.02        Businesses and Properties .........                  82
                 5.03        Insurance .........................                  83
                 5.04        Obligations and Taxes .............                  83
                 5.05        Financial Statements; Reports .....                  84
                 5.06        Litigation and Other Notices ......                  85
                 5.07        ERISA and Environmental Matters ...                  86
                 5.08        Maintaining Records; Access to
                                  Properties and Inspections ...                  87
                 5.09        Use of Proceeds ...................                  87
                 5.10        Collateral for the Obligations ....                  87
                 5.11        Further Assurances ................                  88
                 5.12        Fiscal Year; Accounting ...........                  88
                 5.13        Business Notices ..................                  88

   VI.           NEGATIVE COVENANTS ............................                  89

                 6.01        Indebtedness ......................                  89
                 6.02        Liens .............................                  90
                 6.03        No Guarantees .....................                  92
                 6.04        Sale and Lease-Back Transactions ..                  92
                 6.05        Acquisitions, Consolidations,
                                  Mergers and Sales of Assets ..                  93
                 6.06        Investments, Loans and Advances ...                  94
                 6.07        Transactions with Affiliates ......                  95
                 6.08        Line of Business ..................                  95
                 6.09        Credit Standards ..................                  95
                 6.10        Dividends .........................                  95
                 6.11        Priority of Loan Payments .........                  95
                 6.12        Amendment of Constituent Documents
                                  and Certain Agreements .......                  96
                 6.13        Plan of Liquidation, etc. .........                  96


                 6.14        Current Ratio .....................                  96
                 6.15        Fixed Charge Coverage Ratio .......                  96
                 6.16        No Subsidiaries ...................                  96
                 6.17        Capital Expenditures ..............                  97
                 6.18        Leverage Ratio ....................                  98

  VII.           EVENTS OF DEFAULT .............................                  98

  VIII.          THE ADMINISTRATIVE AGENT AND THE COLLATERAL
                 AGENT .........................................                 102

   IX.           MISCELLANEOUS .................................                 106

                 9.01        Notices ...........................                 106
                 9.02        Survival of Agreement .............                 106
                 9.03        Successors and Assigns;
                                  Participations ...............                 107
                 9.04        Expenses; Indemnity ...............                 111
                 9.05        Right of Setoff ...................                 112
                 9.06        Applicable Law; Submission to
                                  Jurisdiction; Service of
                                  Process ......................                 113
                 9.07        Payments on Business Days .........                 114
                 9.08        Waivers; Amendments ...............                 114
                 9.09        Limitation of Interest ............                 116
                 9.10        Severability ......................                 116
                 9.11        Counterparts ......................                 117
                 9.12        Headings ..........................                 117
                 9.13        Confidentiality ...................                 117
                 9.14        Entire Agreement; Waiver of
                                  Jury Trial, etc. .............                 118
                 9.15        Effectiveness; Original Credit
                                  Agreement ....................                 119
                 9.16        Joint Obligations .................                 119
                 9.17        Release of NWS/Texas ..............                 120


                                    Exhibits

Form of Revolving Credit Note                                   Exhibit A-1
Form of Rollover Term Note                                      Exhibit A-2
Form of Assignment and Acceptance                               Exhibit B
Form of Borrowing Base Certificate                              Exhibit C
Request for Extension of Revolving                              Exhibit D
  Credit Maturity Date
Form of Opinion                                                 Exhibit E
Form of Administrative Questionnaire                            Exhibit F
Amended and Restated Security Agreement                         Exhibit G
Amended and Restated Pledge Agreement                           Exhibit H
Form of Guarantee Agreement                                     Exhibit I
Form of Indemnity, Subrogation and                              Exhibit J
  Contribution Agreement



                                   Schedules

Guarantors                                                      Schedule 1.01(a)
Revolving Credit Commitments                                    Schedule 2.01
Outstanding Rollover Term Loans                                 Schedule 2.02
Governmental Approvals                                          Schedule 3.03
Receivables                                                     Schedule 3.06
Filings                                                         Schedule 3.10
Liens                                                           Schedule 6.02

                                  AMENDED AND RESTATED CREDIT AGREEMENT dated
                          as of August 16, 1988, as amended and restated as of April 30, 1996, among NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation and a direct, wholly owned subsidiary of NWS ("NWS/Texas" and, together with NWS, individually a "Borrower" and collectively the "Borrowers"), the Lenders (as defined in Article I), and CHEMICAL BANK, a New York banking corporation, as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as collateral agent for the Lenders (in such capacity, the "Collateral Agent").


     The Borrowers, the Original Lenders and the Administrative
Agent are parties to a Credit Agreement dated as of August 16, 1988, as amended and restated as of June 21, 1989, as further amended and restated as of July 27, 1992, and as subsequently amended and in effect prior to the effectiveness of this Agreement (the "Original Credit Agreement"). The Borrowers have requested that the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank agree to amend and restate the Original Credit Agreement in order to provide for (a) continuation of the Rollover Term Loans outstanding as of the Effective Date under and pursuant to the terms of this Agreement, without any change to the maturity, interest rate or other payment terms applicable thereto, (b) replacement of the Revolving Credit Commitments under the Original Credit Agreement with Revolving Credit Commitments hereunder providing for Revolving Credit Loans to the Borrowers at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000, the proceeds of which shall be used (i) to pay on the Effective Date all indebtedness and other obligations outstanding under the Original Credit Agreement (other than the Rollover Term Loans and accrued interest thereon), (ii) to pay fees and expenses payable in connection with the amendment and restatement of the Original Credit Agreement and (iii) for working capital and other general corporate purposes of the Borrowers and their

Subsidiaries, (c) the issuance of Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $15,000,000, to support payment obligations incurred in the ordinary course of business by the Borrowers and their Subsidiaries and (d) certain other changes to the Original Credit Agreement. The Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank are willing to agree to such amendment and restatement of the Original Credit Agreement, subject to the terms and conditions hereinafter set forth. Accordingly, the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank hereby agree as follows:


I.  DEFINITIONS

     "ABR Borrowing" shall mean a Borrowing comprised of ABR
Revolving Credit Loans.

      "ABR Revolving Credit Loan" shall mean any Revolving Credit
Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

      "Account Debtor" shall mean any person who is or who may become obligated to a Borrower or one of its Subsidiaries under, with respect to, or on account of, an Account.

      "Accounts" shall mean any and all rights of the Borrowers and their Subsidiaries to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including, without limitation, accounts receivable from Affiliates.

      "Adjusted Indebtedness" shall mean, in respect of NWS and its consolidated Subsidiaries as at any date of determination, the sum (without duplication) of all Indebtedness (determined on a consolidated basis) including without limitation (i) the Senior Notes, (ii) the aggregate amount of Revolving Credit Exposure at such date (and, if the revolving credit facility under this Agreement is replaced, in whole or in part, by any other revolving credit facility, the aggregate amount of loans and letters of credit outstanding thereunder at such date), and (iii) the aggregate amount of Rollover Term Loans at such date, including the Capitalized Rollover Interest Amount thereof but excluding any portion thereof that is secured by cash collateral or defeased as provided in Section 2.12.

      "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory
Reserves.

      "Adjusted Stockholders' Equity" shall mean, in respect of NWS and its consolidated Subsidiaries as at any date of determination, the sum of
(i) the sum of capital stock taken at par or stated value, capital in excess of par or stated value, retained earnings and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders's equity, less (ii) treasury stock (to the extent not deducted in clause (i)) and any minority interest in Subsidiaries, less (iii) the amount of all assets reflected as goodwill, patents, research and development and all other assets required to be classified as intangibles in accordance with generally accepted accounting principles, less (iv) the amount of any write-up after January 31, 1993, in the value of any asset above the cost or depreciated cost thereof; provided, however, that "Adjusted Stockholders' Equity" shall be determined without giving effect to the adoption by NWS of Statement of Financial Accounting Standard No. 106 or changes in actuarial calculations resulting from Financial Accounting Standards Nos. 87 and 106.

      "Administrative Questionnaire" shall mean an Administrative
Questionnaire in the form of Exhibit F hereto, which each Lender shall complete and return to the Administrative Agent.

      "Affiliate" shall mean any person (including any member of the immediate family of any such natural person) which directly or indirectly beneficially owns or controls 5% or more of the total voting power of shares of capital stock of NWS or any of its Subsidiaries having the right to vote for directors under ordinary circumstances, any person controlling, controlled by or under common control with any such person (within the meaning of Rule 405 under the Securities Act of 1933), any director or executive officer of such person, and any person 5% or more of the total voting power of shares of capital stock (or equivalent equity interests) of which is directly or indirectly owned or controlled by any director or executive officer (or any member of the immediate family thereof) of NWS or any of its Subsidiaries.

      "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical Bank as its prime rate in effect at its principal office in the City of New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of
(x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) or (c), or both, of the definition of Alternate Base Rate above, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

      "Alternate Currency" shall mean Italian Lire or any other currency (other than U.S. dollars) approved in writing by the Issuing Bank as an "Alternate Currency" hereunder.

      "Alternate Currency Letter of Credit" shall mean a Letter of Credit that provides for payments of drawings thereunder in an Alternate Currency.

      "Applicable Margin" shall mean, for any day, with respect to any Revolving Credit Loan or with respect to the Letter of Credit Participation Fees, as the case may be, (i) during the 12-month period commencing on the Effective Date (x) 2.00% with respect to Eurodollar Revolving Credit Loans and Letter of Credit Participation Fees and (y) 1.00% with respect to ABR Revolving Credit Loans and (ii) thereafter, the applicable margin set forth below, based upon the ratio of Adjusted Indebtedness to Consolidated Cash Flow Available for Fixed Charges as of the most recent date of determination (determined as provided below):





                                                                     Applicable Margin

                                                                                      LC  Participation
                                                      Eurodollar           ABR               Fee
Category     Ratio                                     Spread             Spread          Percentage
--------   --------------                               -------           ------          ----------
(1)      Greater than 2.75 to 1.00                       2.25%            1.25%             2.25%

(2)      Greater than 2.25 to 1.00, but less than
         or equal to 2.75 to 1.00                        2.00%            1.00%             2.00%

(3)      Greater than 2.00 to 1.00 but less than or
         equal to 2.25 to 1.00                           1.75%            0.75%             1.75%


(4)      Less than or equal to 2.00 to 1.00              1.25%            0.25%             1.25%



For purposes of determining the Applicable Margin, the ratio of Adjusted Indebtedness to Consolidated Cash Flow Available for Fixed Charges shall be determined as of, and any change in the Applicable Margin as a result of such determination shall be effective on and after, the date of delivery to the Administrative Agent of the financial statements and certificates required by
Section 5.05(a) or (b) indicating such ratio (based upon Adjusted Indebtedness as of, and Consolidated Cash Flow Available for Fixed Charges for the period of four consecutive fiscal quarters ended on, the date of the most recent consolidated balance sheet of NWS included in such financial statements) until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such ratio. Notwithstanding the foregoing (i) at any time during which the Borrowers have failed to deliver the financial statements and certificates required by Section 5.05(a) or (b) and such failure has continued more than five days after the date such delivery was required, or (ii) at any time after the occurrence and during the continuance of an Event of Default, the ratio of Adjusted Indebtedness to Consolidated Cash Flow Available for Fixed Charges shall be deemed to be in category (1) for purposes of determining the Applicable Margin.

     "Applicable Percentage" of any Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

      "Assessment Rate" shall mean for any date the annual rate
(rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical Bank to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chemical Bank's domestic offices.

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B hereto or such other form as shall be approved by the Administrative Agent.

      "Board" shall mean the Board of Governors of the Federal
Reserve System of the United States of America.

      "Borrowing" shall mean a group of Revolving Credit Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

      "Borrowing Base" shall mean, at any time, an amount equal to the sum of (a) 85% of the unpaid aggregate amount of all Eligible Accounts Receivable of NWS and its Subsidiaries plus (b) 55% of the Eligible Inventory Value of

Eligible Inventory (excluding steel plant supplies and rolling stock) plus (c) 25% of the Eligible Inventory Value of Eligible Inventory consisting of steel plant supplies and rolling stock; provided that, at any time, the Eligible Inventory Value component of the Borrowing Base (the sum of the amounts determined pursuant to clauses (b) and (c) above) shall not comprise more than 50% of the Borrowing Base in effect at such time. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, absent any error in such Borrowing Base Certificate as of the date delivered.

      "Borrowing Base Certificate" shall mean a certificate in the form of Exhibit C hereto, duly completed and executed by a Financial Officer of each Borrower accompanied by an accounts receivable aging schedule substantially in the form set forth in such Exhibit C.

      "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York or Illinois, on which banks are open for substantially all their banking business; provided, however, that when used in connection with a Eurodollar Revolving Credit Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealing in dollar deposits in the London interbank market.

      "Capital Expenditure Deduction" shall mean, for any period, an amount equal to (a) the aggregate amount of Capital Expenditures made by NWS and its consolidated Subsidiaries during such period (net of the amount of Indebtedness, other than Indebtedness hereunder, incurred to finance any such Capital Expenditures) plus (b) the aggregate amount of Capital Expenditures that, as of the end of such period, NWS and its consolidated Subsidiaries shall have committed, pursuant to binding agreements as evidenced by issued purchase orders, to make within three months after the end of such period and that NWS shall, at its option, elect (by specifying such amounts in reasonable detail in the certificate delivered pursuant to Section 2.12(e) regarding the calculation of Excess Cash Flow for such period) to include as a "Capital Expenditure Deduction" for such period, minus (c) the aggregate amount, if any, included in the calculation of "Capital Expenditure Deduction" pursuant to clause (b) above for the immediately preceding period minus (d) the aggregate amount of Capital Expenditures made by NWS and its consolidated Subsidiaries during such period in excess of the amount that would have been permitted during such period under Section 6.17 (disregarding for this purpose any increases in the amount of Capital Expenditures permitted under Section 6.17 pursuant to clauses (i) and (ii) of the proviso therein); provided, however, that the aggregate "Capital Expenditure Deduction" for any period shall not exceed the aggregate amount of Capital Expenditures permitted during such period under Section 6.17 (disregarding for these purposes any increases in the amount of Capital Expenditures permitted under Section 6.17 pursuant to clauses
(i) and (ii) of the proviso therein).

      "Capital Expenditures" shall mean, for any person in any period, all amounts that would, in accordance with generally accepted accounting principles consistently applied, be included as additions to property, plant and equipment or as other capital expenditures, in each case on a consolidated balance sheet for such person, excluding any such amounts representing expenditures (a) made with insurance proceeds to repair or replace property that shall have suffered a casualty, (b) in respect of interest payments that are capitalized (rather than expensed) or (c) consisting of consideration paid in connection with a Permitted Acquisition.

      "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such persons, including any preferred stock, but excluding any debt securities convertible in such equity.

      "Capitalized Rollover Interest Amount" of any Rollover Term
Loan shall mean the portion of the outstanding principal amount of such Rollover Term Loan representing the amount of interest that has been capitalized and added to the principal of such Rollover Term Loan pursuant to
Section 2.07 of the Original Credit Agreement.

      "Capital Lease Obligation" shall mean, as to any person, the obligations of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

      "Cash Available for Principal Payments" shall mean, for any period, the Net Income of NWS and its Subsidiaries during such period, consolidated and determined in accordance with generally accepted accounting principles, plus, without duplication, (i) the amount of all depreciation, amortization, stock appreciation right expense and similar noncash charges deducted from income in determining such Net Income, (ii) the amount of the deduction from income for such period attributable to the ESOPContributions,
(iii) the amount by which the deferred pension liabilities, the deferred taxes or the post employment benefit liabilities of NWS and its Subsidiaries increased from the respective amounts as of the end of the previous period,
(iv) the amount by which the Working Capital of NWS and its Subsidiaries decreased from the Working Capital of NWS and its Subsidiaries at the end of the previous period, and (v) the amount of all cash deposits and prepaid costs of the type referred to in (e) below that were refunded to NWS and its Subsidiaries during such period and not included in income in determining such Net Income minus, without duplication, (a) the amount by which the deferred pension liabilities, the deferred taxes or post- employment benefit liabilities of NWS and its Subsidiaries decreased from the respective amounts as of the end of the previous period, (b) the amount by which the Working Capital of NWS and its Subsidiaries increased from the Working Capital of NWS and its Subsidiaries at the end of the previous period, (c) the Capital Expenditure Deduction for such period, (d) the amount of interest and fees paid in cash by NWS and its Subsidiaries during such period and capitalized, rather than deducted in determining such Net Income, (e) deposits to secure environmental and workers' compensation self insurance privileges and other similar deposits, and any prepaid costs, but in each case only to the extent made in cash during such period and not deducted in determining such Net Income, (f) the amount paid by NWS and its Subsidiaries to management employees as reimbursement of their tax liability attributable to stock appreciation rights, to the extent paid in cash during such period and not deducted in determining such Net Income, (g) the amount of any other noncash items included in income in determining such Net Income, and (h) such other items as shall be requested from time to time by NWS to be deducted in determining Cash Available for Principal Payments and approved in writing by the Required Lenders; provided that

(1) any gain or loss resulting from any Prepayment Event shall be excluded from such Net Income (to the extent included therein) in determining Cash Available for Principal Payments and (2) in the event of any closure, sale, lease or other disposition of the Houston Facility, any increase or decrease in Working Capital reasonably attributable to such event shall be disregarded for purposes of clauses (iv) and (b) above.

      A "Change in Control" shall be deemed to have occurred if (a) a majority of the seats (other than vacant seats) on the board of directors of NWS shall at any time after the Effective Date have been occupied by persons who were neither (i) nominated by Kohlberg & Co., any of its affiliates or the board of directors of NWS, nor (ii) appointed by directors so nominated; (b) any person or group other than Kohlberg & Co. and its affiliates shall otherwise directly or indirectly Control NWS; (c) Kohlberg & Co., together with its affiliates, shall for any reason cease to beneficially own shares of Common Stock representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of NWS; (d) a "Change of Control", as defined in the Senior Note Documents, occurs; or (e) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Effective Date), other than Kohlberg & Co. and its affiliates, shall own directly or indirectly, beneficially or of record, shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of NWS.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the Effective Date or (c) compliance by any Lender (or by any lending office of such Lender or by such Lender's holding company, if any) with any request or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

      "Charges" shall have the meaning assigned such term in Section
9.09.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Collateral" shall have the meaning assigned to such term in the Security Agreement and Pledge Agreement and shall also include the Mortgaged Property.

      "Collateral Agent" shall mean Chemical Bank, as collateral agent for the Lenders under the Security Documents.

      "Commitment" shall mean, with respect to each Lender, the sum of (i) its Rollover Term Commitment, as defined in the Original Credit Agreement, and (ii) its Revolving Credit Commitment. The Commitments referred to in clause (i) above terminated in accordance with the Original Credit Agreement.

      "Commitment Fee" shall have the meaning assigned to such term in Section 2.08(a).

      "Common Stock" shall mean the Common Stock, par value $.01 per share, of NWS.

      "Consolidated Cash Flow Available for Fixed Charges" shall have the meaning assigned thereto in the Senior Note Documents, as in effect on the date of issuance of the Senior Notes and disregarding any subsequent amendment, modification or termination of the Senior Note Documents.

      "Consolidated Fixed Charges" shall have the meaning assigned thereto in the Senior Note Documents, as in effect on the date of issuance of the Senior Notes and disregarding any subsequent amendment, modification or termination of the Senior Note Documents.

       "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

       "Current Assets" shall mean, as at any date of determination, the total assets which would properly be classified as consolidated current assets of NWS and its Subsidiaries in accordance with generally accepted accounting principles.

       "Current Liabilities" shall mean, as at any date of determination, the total liabilities which would properly be classified as consolidated current liabilities of NWS and its Subsidiaries (other than current liabilities relating to long-term Indebtedness) in accordance with generally accepted accounting principles.

       "Dollar Equivalent" shall mean, on or as of any particular date with respect to an amount in an Alternate Currency, the amount in U.S. dollars, as conclusively determined by the Administrative Agent, which is required for the Administrative Agent to purchase such Alternate Currency amount on or as of such date on the basis of the spot exchange rate therefor in the interbank currency market where the foreign currency and exchange operations of the Administrative Agent are customarily conducted with respect to such Alternate Currency.

       "Effective Date" shall mean the date on which this Agreement becomes effective in accordance with Sections 4.02 and 9.15.

       "Eligible Accounts Receivable" shall mean at the time of any determination thereof all Accounts (exclusive of Accounts arising from transactions between NWS or any of its Subsidiaries, on the one hand, and any Subsidiary or Affiliate of NWS on the other hand) that meet the following criteria for an eligible Account at the time of creation and continue to meet the same at all times relevant to such determination: (i) all payments on the Account have been invoiced and are due not more than 45 days after the date of the invoice rendered by NWS or its Subsidiary, except in the case of (A) Wire Products Other Accounts, for which all payments on such Accounts shall be due not more than 60 days after the date of invoice so rendered, and (B) Wire Products Dating Program Accounts (which shall be considered Eligible Accounts Receivable only to the extent such Accounts do not exceed $7,000,000 in the aggregate at the time of such determination), for which all payments on such Accounts shall be due not more than 120 days after the date of invoice so rendered; (ii) the Account, and at least 50% of the aggregate amount of all Accounts from the same Account Debtor, are not (A) more than 120 days past the invoice date in the case of the Wire Products Dating Program Accounts or (B) more than 90 days past the invoice date in the case of all other Accounts, in each case, determined with reference to the date which the invoice rendered by NWS or its Subsidiary to the Account Debtor specifies as the date on which such payment with respect to the Account is due or, if no such date is specified in such invoice, the date of such invoice; (iii) the Account arose from a completed, outright and lawful sale of goods by or on behalf of NWS or one of its Subsidiaries; (iv) the Account is free and clear of all Liens of any nature whatsoever other than any security interest deemed to be held by NWS or its Subsidiary or any security interest created pursuant to the Security Documents or permitted by Section 6.02(d); (v) the Account constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Account is located; (vi) the Account Debtor has not asserted that the Account, and NWS and each Subsidiary is not aware that the Account, is subject to any setoff, net-out contract, offset (it being understood that, for this purpose, the Accounts from an Account Debtor shall be deemed to be subject to offset to the extent of the amount of accounts payable or other monetary liabilities owed by NWS or any Subsidiary thereof to the Account Debtor), deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Accounts or independently thereof and the Account Debtor has not objected to its liability thereon or returned any of the goods from the sale out of which the Account arose, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (vii) the Account arose in the ordinary course of business of NWS or one of its Subsidiaries and, to the best knowledge of NWS after reasonable investigation, no event of death, bankruptcy or insolvency (or notice thereof) with respect to the Account Debtor has occurred (or been received); (viii) the Account Debtor is not the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof; (ix) the Account Debtor is a United States person or an obligor in the United States; (x) the Account complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (xi) to the knowledge of NWS after reasonable investigation, the Account is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and may be subject to general equity principles; (xii) the Account is denominated in and provides for payment by the Account Debtor in United States dollars; (xiii) the Account has not been and is not required to be charged off or written off as uncollectible in accordance with generally accepted accounting principles or the customary business practice of NWS or its Subsidiaries; and (xiv) the Collateral Agent on behalf of the Lenders possesses a valid first priority (except for Permitted Encumbrances permitted under clauses (c) and (d) of Section 6.02) perfected security interest in such Account as security for payment of the Obligations. Notwithstanding the foregoing, all Accounts of any single Account Debtor which, in the aggregate, exceed 10% of the total Eligible Accounts Receivables (without taking into account the deduction for such Account or such Accounts which would be disqualified by this sentence) at the time of any such determination shall be deemed not to be Eligible Accounts Receivables to the extent of such excess; provided, however, that, with the written consent of the Required Lenders, the Accounts of any single Account Debtor relating to semifinished steel products may, in the aggregate, constitute up to 20% of the total Eligible Accounts Receivables.

       "Eligible Assignee" shall mean a Qualified Lender which is (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; (v) any investment company, insurance company or similar financial institution organized under the laws of the United States approved by the Administrative Agent; and (vi) any Lender.

       "Eligible Inventory" shall mean at the time of any determination thereof (a) all inventory of finished goods, salable in the ordinary course of business of NWS and its

Subsidiaries, (b) semifinished steel inventory and work-in-progress inventory of the Wire Products Division, (c) scrap inventory of NWS and its Subsidiaries, and (d) supplies, including, without limitation, refractories, electrodes, alloys and chemicals (but excluding all supplies relating to the Wire Products Division, other than zinc), but in each case only to the extent (i) the Collateral Agent on behalf of the Lenders possesses a valid first priority (except for Permitted Encumbrances permitted under clauses (c) and (d) of Section 6.02) perfected security interest in such inventory as security for payment of the Obligations and (ii) such inventory is not subject to any Lien permitted under clause (i) of Section 6.02.

       "Eligible Inventory Value" shall mean at the time of any determination thereof the lower of cost or posted market value of the Eligible Inventory at such time, net of inventory reserves, determined on a basis consistent with the financial statements referred to in Section 3.05.

       "Employee Stock Option Plan" shall mean the Employee Stock
Purchase and Option Plan as described in the NWS 1995 Form 10-K.

       "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

       "Environmental Liability" shall mean any liability, accrued or contingent (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

       "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

       "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

       "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of either Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan;
(e) the receipt by either Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (f) the receipt by either Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

       "ESOP" shall mean the Northwestern Steel and Wire Company
Employee Stock Ownership Plan, as in effect on August 16, 1988, with such amendments thereto as are required to comply with applicable law or as not prohibited under this Agreement, and the trust forming a part thereof and its successors.

       "ESOP Contributions" shall mean, with respect to any period, the aggregate amount of all contributions made by NWS to the ESOP with respect to such period.

       "ESOP Shares" shall mean the shares of capital stock purchased by the Trustee on behalf of the ESOP pursuant to the ESOP Stock Purchase Agreement, as converted pursuant to the merger of NWS in 1988 and reclassified into Common Stock pursuant to the Recapitalization Transactions.

       "ESOP Stock Purchase Agreement" shall mean the Stock Purchase
Agreement dated as of August 16, 1988, between NWS and the Trustee on behalf of the ESOP providing for the purchase by the Trustee on behalf of the ESOP of the ESOP Shares for an aggregate purchase price of $25,000,000.

       "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Revolving Credit Loans.

       "Eurodollar Revolving Credit Loan" shall mean any Revolving
Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

       "Event of Default" shall have the meaning assigned such term in Article VII.

       "Excess Cash Flow" shall mean, for any period, the excess of Cash Available for Principal Payments for such period over the sum of the amount of (a) all principal payments made during such period as required repayments pursuant to the terms of any Indebtedness of NWS and its Subsidiaries permitted under this Agreement, including Indebtedness under this Agreement, but excluding (i) any principal repayments made under Section 2.12 with respect to any Loans, (ii) any required principal repayments made in respect of any Indebtedness to the extent of the proceeds of any Indebtedness incurred to refinance such principal repayments, and (iii) any required principal repayments made in respect of any Indebtedness incurred in reliance upon clause (e) or (g) of Section 6.01, (b) voluntary prepayments of Rollover Term Loans made during such period and (c) payments made during such period for the repurchase of shares of Common Stock in accordance with Section 6.10; provided, however, that for purposes of determining Excess Cash Flow for any period, there shall be deducted from the foregoing an amount equal to $5,000,000.

       "Excluded Equity Sales" shall mean the issuance and sale by NWS of equity securities pursuant to (i) the Management Stock Option Plan, (ii) the Employee Stock Option Plan, (iii) the 1994 Long Term Incentive Plan (as described in the NWS 1995 Form 10-K) or (iv) the 1994 Director Stock Plan (as described in the NWS 1995 Form 10-K).

       "Excluded Taxes" shall mean, with respect to the Administrative Agent, the Collateral Agent, the Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which it is organized, or the jurisdiction in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America and (c) in the case of a Foreign Lender, any U.S. Federal withholding tax imposed on amounts payable to such Foreign Lender under this Agreement because of its failure or inability to comply with Section 2.19(e) or otherwise, unless (and to the extent that) (i) such withholding tax liability arises or is increased by reason of a Change in Law occurring after such Foreign Lender becomes a Lender under this Agreement or (ii) such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such withholding tax liability pursuant to Section 2.19(a).

       "Executive Officer" shall mean an executive officer as defined in Rule 3b-7 of the rules and regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.

       "Financial Officer" of any corporation shall mean its chief financial officer, principal accounting officer, treasurer or controller.

       "Fixed Rate" shall mean, with respect to each Rollover Term
Loan, the fixed rate of interest per annum that applied to such Rollover Term Loan immediately prior to the Effective Date. The Administrative Agent shall maintain a record of the Fixed Rate applicable to each Rollover Term Loan, which shall be conclusive absent manifest error.

       "Fixed Rate Amount" of any Rollover Term Loan shall mean the portion of the outstanding principal amount of such Rollover Term Loan in excess of the Capitalized Rollover Interest Amount thereof.

       "Fixed Rate Prepayment Account" shall have the meaning assigned to such term in Section 2.12(g).

       "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

       "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

       "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital, cash flow, fixed charge coverage (or other coverage ratio) or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

       "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit I, made by the Guarantors in favor of the Collateral Agent.

       "Guarantors" shall mean NWS/Delaware, the Kentucky Subsidiary and each other person that becomes a Subsidiary of NWS after the Effective Date.

       "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

       "Houston Facility" shall mean the steel rolling mill and related real estate located in or near Houston, Texas, acquired by NWS/Texas from Armco, Inc.

       "Impianti Notes" shall mean unsecured promissory notes of NWS in an aggregate principal amount not exceeding 2,719,294,500.00 Italian Lire and issued by NWS to Impianti Industriali S.P.A. in consideration of the acquisition of equipment and machinery to be used by NWS in its business operations.

       "Indebtedness" shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid,
(d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than trade accounts payable to suppliers and shippers, incurred in the ordinary course of business and paid when due or within customary holdback periods), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations, (h) all Guarantees of such person, (i) the outstanding face amount of all letters of credit issued for the account of such person, (j) the redemption price of all mandatorily redeemable preferred stock issued after the date hereof of such person and (k) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

       "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit J hereto, among the Borrowers, the Guarantors and the Collateral Agent.

       "Interest Payment Date" shall mean (a) with respect to any Rollover Term Loan, the last Business Day of each calendar month and the Rollover Term Loan Maturity Date, (b) with respect to any ABR Revolving Credit Loan, the last Business Day of each January, April, July and October and the Revolving Credit Maturity Date and (c) with respect to any Eurodollar Revolving Credit Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Revolving Credit Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment or conversion of such Borrowing.

       "Interest Period" shall mean, with respect to any Eurodollar
Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Eurodollar Borrowing initially shall be the date on which such Borrowing is advanced and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

       "Issuing Bank" shall mean Chemical Bank or any other Lender that shall agree in writing to act as the issuer of Letters of Credit hereunder, subject to agreement among such Lender and the Borrowers regarding the fees payable to such Lender pursuant to clause (ii) of Section 2.18(f).

       "Kentucky Plant" shall mean the wire mesh plant located in the State of Kentucky to be constructed, owned and operated by the Kentucky Subsidiary.

       "Kentucky Subsidiary" shall mean Northwestern Steel and Wire
Company - Kentucky, a Delaware corporation and a wholly owned subsidiary of NWS, established for the purpose of constructing, owning and operating the Kentucky Plant.

       "KNSW" shall mean KNSW Acquisition Company, L.P., a Delaware limited partnership whose general partner is Kohlberg Associates.

       "Kohlberg Associates" shall mean Kohlberg Associates, L.P., a Delaware limited partnership affiliated with Kohlberg & Co.

       "Kohlberg & Co." shall mean Kohlberg & Co., L.P., a Delaware limited partnership.

       "Kohlberg Purchase Agreement" shall mean the Stock Purchase Agreement dated as of July 27, 1992, between KNSW and NWS.

       "Lenders" shall mean the financial institutions listed on
Schedule 2.01 and Schedule 2.02 and any financial institution that has become a party hereto pursuant to an Assignment and Acceptance, other than any such financial institution that ceases to be a party hereto pursuant to an Assignment and Acceptance.

       "Letter of Credit" shall mean any letter of credit issued by the Issuing Bank pursuant to Section 2.18.

       "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

       "Letter of Credit Exposure" shall mean at any time the sum of
(i) the aggregate undrawn amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrowers as provided in Section 2.18. The Letter of Credit

Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

       "Letter of Credit Participation Fees" shall mean fees payable pursuant to clause (i) of Section 2.18(f).

       "Leverage Ratio" shall mean, as at any date of determination, the ratio of (i) Adjusted Indebtedness to (ii) the sum of Adjusted Indebtedness and Adjusted Stockholders' Equity.

       "LIBO Rate" shall mean, with respect to any Eurodollar
Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

       "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

       "Loan" shall mean any Revolving Credit Loan or Rollover Term
Loan.

       "Loan Documents" shall mean this Agreement, the Notes, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

       "Loan Parties" shall mean the Borrowers, the Guarantors and any other Subsidiary that is required to be a party to any Security Document.

       "Lockbox Agreement" shall have the meaning assigned such term in the Security Agreement.

       "Management Stock Option Plan" shall mean the Management Stock Option Plan as described in the NWS 1995 Form 10-K.

       "Management Subscription Agreement" shall mean the Management Subscription Agreement dated as of July 27, 1992, among NWS and certain management employees of the Borrowers.

        "Margin Stock" shall have the meaning assigned such term in Regulation U.

        "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, operations, assets, properties or condition, financial or otherwise, of NWS and its Subsidiaries taken as a whole, (b) a materially adverse effect on the ability of the Borrowers to perform any of their material obligations under any Loan Document to which they are parties or (c) material impairment of the rights or remedies available to or for the benefit of the Lenders under any Loan Document.

        "Maximum Rate" shall have the meaning assigned such term in
Section 9.09.

        "Mortgages" shall mean (a) the Mortgage, Security Agreement and Assignment of Rents dated August 16, 1988, as modified by the Modification of Mortgage, Security Agreement and Assignment of Rents dated as of June 21, 1989, between NWS and the Collateral Agent, as amended from time to time, (b) the Deed of Trust, Security Agreement and Assignment of Leases and Rents dated as of June 21, 1989, between NWS/Texas and the Collateral Agent, as amended from time to time and (c) the mortgage to be granted by the Kentucky Subsidiary to the Collateral Agent with respect to the Kentucky Plant as contemplated by clause (j) of Section 4.02.

        "Mortgaged Property" shall have the meaning assigned thereto in each Mortgage.

        "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "Net Cash Proceeds" shall have the meaning ascribed thereto in
Section 2.12(d).

        "Net Income" with respect to any person for any period shall mean the aggregate net income (or net deficit) of such person for such period equal to net revenues for such period less the aggregate for such person during such period of, without duplication, (i) cost of goods sold, (ii) interest expense, (iii) operating expenses, (iv) selling, general and administrative expenses, (v) taxes, (vi) depreciation, depletion and amortization of properties and (vii) any other items that are treated as expenses under generally accepted accounting principles, but excluding from the definition of Net Income (a) extraordinary gains and losses (provided that extraordinary gains and losses shall not be excluded from Net Income for purposes of determining Cash Available for Principal Payments) and (b) any increase in cost of goods sold or other effect on Net Income resulting from any write-up in the value of inventory, all computed in accordance with generally accepted accounting principles.

        "Note" or "Notes" shall mean a Revolving Credit Note or Revolving Credit Notes or a Rollover Term Note or Rollover Term Notes, as the case may be, of the Borrowers, executed and delivered as provided in Section 2.05.

        "NWS" shall have the meaning assigned to such term in the heading to this Agreement.

        "NWS/Delaware" shall mean Northwestern Steel and Wire Company, a Delaware corporation.

        "NWS 1995 Form 10-K" shall mean NWS's Annual Report on Form 10-K for its fiscal year ended July 31, 1995.

        "NWS/Texas" shall have the meaning assigned to such term in the heading to this Agreement.

        "Obligations" shall mean the obligations of the Borrowers to pay principal of and interest on the Notes according to their respective tenor, purport and effect and to pay the Commitment Fees, Letter of Credit Participation Fees and to pay all other fees and amounts and to perform all other obligations under this Agreement, the Notes and the Security Documents, in each case, as the same may be amended, modified or supplemented, including without limitation the obligations to perform and observe all covenants and conditions herein and therein contained and to pay all expenses and disbursements of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders or their agents, to pay all reimbursement obligations (including any annual fee or interest with respect thereto) with respect to any Letter of Credit and the fees and expenses of the attorneys for the Lenders incurred in connection with the execution and delivery of the Loan Documents or any amendment or modification thereof or waiver thereunder or exercise of rights or remedies upon any default or Event of Default thereunder and required to be paid by either Borrower under the terms of this Agreement or the Security Documents.

        "OECD" shall mean the Organization for Economic Cooperation and Development.

        "Original Credit Agreement" shall have the meaning ascribed thereto in the preamble to this Agreement.

        "Original Lenders" shall mean the "Lenders" under, and as defined in, the Original Credit Agreement immediately prior to the effectiveness of this Agreement.

        "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document.

        "Permitted Acquisition" shall mean the purchase by NWS of (a) all (but not less than all) of the outstanding capital stock of another corporation or (b) the assets and properties of another person comprising a business, business unit, plant or other facility; provided, however that any such purchase shall not constitute a "Permitted Acquisition" unless (i) immediately prior to and after giving effect to such purchase, no Event of Default, and no event or condition that with notice, lapse of time or both would constitute an Event of Default, shall have occurred and be continuing,
(ii) such purchase will not result in NWS or any of its Subsidiaries engaging in any business not permitted by Section 6.08 and (iii) after giving effect to such purchase, the aggregate amount of consideration for all "Permitted Acquisitions" shall not exceed the sum of (A) $15,000,000, plus (B) 50% of the excess, if any, of the amount of Net Cash Proceeds received after the Effective Date from Prepayment Events described in clauses (2) and (3) of the definition of the term "Prepayment Event" over the sum of (x) the aggregate principal amount of Rollover Term Loans prepaid with respect to such Prepayment Events pursuant to Section 2.12(d) or deposited or applied pursuant to Section 2.12(g) in lieu of such prepayment and (y) the amount by which Capital Expenditures are increased for any fiscal year in reliance upon clause
(i) of the proviso to Section 6.17 (or in reliance upon clause (iii) of such proviso, to the extent attributable to such clause (i)), plus (C) the excess, if any, of the cumulative amount of Excess Cash Flow for each fiscal year of NWS ending after July 31, 1996, over the sum of (x) the aggregate principal amount of Rollover Term Loans prepaid pursuant to Section 2.12(e) by reference to such Excess Cash Flow and (y) the amount by which Capital Expenditures are increased for any fiscal year in reliance upon clause (ii) of the proviso to
Section 6.17 (or in reliance upon clause (iii) of such proviso, to the extent attributable to such clause (ii)).

        "Permitted Encumbrances" shall mean those Liens expressly permitted by Section 6.02 of this Agreement.

        "Permitted Equity Purchases" shall mean (a) repurchases by NWS of shares of Common Stock from deceased or retired employees, but only to the extent required by the ESOP Stock Purchase Agreement (as in effect immediately prior to the Recapitalization Transactions) or by the Code or ERISA and the regulations thereunder, and then only after 10 days' prior notice to the Administrative Agent, (b) repurchases by NWS of Common Stock from former holders of NWS's Class B Common Shares pursuant to Section 7 of the Stockholders Agreement referred to in and attached as Exhibit F to the Kohlberg Purchase Agreement, and (c) repurchases by NWS of equity securities pursuant to and in accordance with the Employee Stock Option Plan, the Management Stock Option Plan or the Management Subscription Agreement; provided, however, that
(i) repurchases shall be permitted under the foregoing clause (b) only to the extent that the aggregate cumulative consideration paid by NWS in connection therewith shall not exceed the aggregate cash proceeds theretofore received by NWS from Excluded Equity Sales pursuant to the Employee Stock Option Plan and
(ii) repurchases shall not be permitted under the foregoing clause (c) in excess of $250,000 during any fiscal year of NWS (plus the excess, if any, of the amount of such repurchases permitted in the preceding fiscal year over the amount of such repurchases made in such preceding fiscal year).

                 "Permitted Investments" shall mean:

                 (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), which are readily marketable and which mature within one year from the date of acquisition thereof;

                 (ii) commercial paper of any corporation with a maturity not in excess of one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating by Standard & Poor's Ratings Group of A1 (or the then equivalent) or better or by Moody's Investors Service, Inc., of P1 (or the then equivalent) or better; and

                 (iii) negotiable or nonnegotiable time certificates of deposit and time deposits with a maturity not in excess of one year from the date of the acquisition thereof, issued by or placed with, and money market deposit accounts issued or offered by, any bank which (a) has a combined capital and surplus and undivided profits of not less than $200,000,000 and (b) all the rated senior long-term debt securities of which continue to be rated at least A by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group and at least one series of senior long-term debt securities of which continues to be outstanding and so rated.

        "person" shall mean any natural person, corporation, business trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

        "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which either Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

        "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement between NWS, the Subsidiaries named therein and the Collateral Agent, substantially in the form of Exhibit H hereto, as amended or supplemented from time to time.

        "Prepayment Determination Date" shall have the meaning assigned thereto in Section 2.12(e).

        "Prepayment Event" shall have the meaning assigned thereto in
Section 2.12(d).

        "Process Agent" shall have the meaning assigned thereto in
Section 9.06(b).

        "Qualified Lender" shall mean any bank, regulated investment company, insurance company or corporation actively engaged in the business of lending money as described in Section 133(a) of the Code as in effect on August 16, 1988, or, in the case of an assignment pursuant to Section 9.03, as in effect on the date of the assignment.

        "Recapitalization Transactions" shall mean the execution, delivery and performance of the Kohlberg Purchase Agreement, including, without limitation, (i) the amendment and restatement of NWS's certificate of incorporation and by-laws as contemplated by the Kohlberg Purchase Agreement,
(ii) the reclassification of NWS's outstanding common stock into a single class of Common Stock, (iii) the issuance by NWS and the purchase by KNSW of shares of Common Stock representing a majority of the outstanding shares of Common Stock (on a fully diluted basis) for cash consideration to NWS (when aggregated with the cash consideration to NWS of the issuance of Common Stock pursuant to the Management Subscription Agreement) not less than $34,750,000 and (iv) the execution, delivery and performance of the other agreements and documents contemplated by the Kohlberg Purchase Agreement.

        "Register" shall have the meaning assigned to such term in
Section 9.03(d).

        "Regulation D" shall mean Regulation D of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation G" shall mean Regulation G of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation T" shall mean Regulation T of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation U" shall mean Regulation U of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation X" shall mean Regulation X of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Required Lenders" shall mean at any time Lenders having
Loans, Letter of Credit Exposure and unused Commitments representing at least 51% of the sum of the aggregate principal amount of Loans outstanding (subject to Section 2.12(g)), Letter of Credit Exposure and unused Commitments, except that for purposes of determining the Lenders entitled to declare the Notes to be forthwith due and payable pursuant to Article VII, "Required Lenders" shall mean Lenders holding at least 51% of the aggregate principal amount of the Loans at the time outstanding.

        "Responsible Officer" shall mean any Executive Officer or Financial Officer of either Borrower.

        "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Credit Loans.

        "Revolving Credit Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make Revolving Credit Loans hereunder as set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to this Agreement and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to this Agreement. The Revolving Credit Commitment of each Lender shall be deemed permanently terminated on the Revolving Credit Maturity Date.

        "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Credit Loans of such Lender, plus the aggregate amount at such time of such Lender's Letter of Credit Exposure.

        "Revolving Credit Loan" shall mean a revolving credit loan made by the Lenders to the Borrowers pursuant to Sections 2.01 and 2.03. Each Revolving Credit Loan shall be a Eurodollar Revolving Credit Loan or an ABR Revolving Credit Loan.

        "Revolving Credit Maturity Date" shall mean April 25, 2001, subject to Section 2.10(d).

        "Revolving Credit Notes" shall mean the Revolving Credit Notes of the Borrowers, executed and delivered as provided in Section 2.05 in substantially the form of Exhibit A-1 hereto.

        "Rollover Term Loan" shall mean a rollover term loan made pursuant to Sections 2.02 and 2.03 of the Original Credit Agreement and outstanding hereunder and shall include, except as otherwise expressly provided herein, the Capitalized Rollover Interest Amount with respect thereto.

        "Rollover Term Loan Maturity Date" shall mean July 31, 1999.

        "Rollover Term Notes" shall mean the Rollover Term Notes of the Borrowers, executed and delivered as provided in Section 2.05 in substantially the form of Exhibit A-2 hereto.

        "Security Agreement" shall mean the Amended and Restated
Security Agreement among the Borrowers, each Subsidiary of the Borrowers and the Collateral Agent, substantially in the form of Exhibit G hereto, as amended or supplemented from time to time.

        "Security Documents" shall mean the Mortgages, the Security
Agreement, each Lockbox Agreement (if any), the Pledge Agreement and the other mortgages, deeds of trust, assignments, security agreements and other documents executed and delivered pursuant to Section 5.11.

        "Senior Note Documents" shall mean the Indenture dated as of June 30, 1993, between NWS and Bank of America Illinois (as successor to Continental Bank, National Association) in connection with the issuance of the Senior Notes and any other agreement or instrument evidencing or governing the Senior Notes.

        "Senior Notes" shall mean the 9-1/2% Senior Notes Due 2001 issued by NWS, in an aggregate principal amount equal to $115,000,000.

        "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new nonpersonal negotiable time deposits in dollars of over $100,000 with maturities of approximately three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Revolving Credit Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "Subsidiary" shall mean, with respect to any person (the
"parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "Successor Lender" shall have the meaning assigned thereto in
Section 2.10(d).

        "Tamini Notes" shall mean unsecured promissory notes of NWS in an aggreate principal amount not to exceed $1,462,951 and issued by NWS to Tamini Costruzioni Elettromeccaniche S.r.1. in consideration of the acquisition of equipment and machinery to be used by NWS in its business operations.

        "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, other than Excluded Taxes.

        "Terminating Lender" shall have the meaning assigned thereto in Section 2.10(d).

        "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

        "Total Revolving Credit Commitment" shall mean at any time the sum of the Lenders' Revolving Credit Commitments.

        "Type", when used with respect to any Revolving Credit Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

        "Transactions" shall have the meaning assigned to such term in
Section 3.02.

        "Trustee" shall mean LaSalle National Bank, or any successor trustee, not in its individual capacity but in its capacity as Trustee of the ESOP.

        "Wire Products Division" shall mean a division of NWS engaged in the production and sale of wire products.

        "Wire Products Accounts" shall mean all Accounts from sales of wire products with standard terms of 2%/10 days net 60 days, or in the case of the construction group of products, namely welded reinforcing fabric sold in roll or sheet forms, standard terms of 1%/10 days net 30 days.

        "Wire Products Dating Program Accounts" shall mean those
Accounts from sales of wire products which have received credit manager approval and approval of specific annual marketing campaigns from the chief executive officer in which seasonal shipments are made typically in the winter months with maximum 120 days net terms.

        "Wire Products Other Accounts" shall mean all Accounts from sales of wire products other than Wire Products Accounts and Wire Products Dating Program Accounts.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        "Working Capital" shall mean, as of any date, the excess at such date of (a) Current Assets (excluding cash and Permitted Investments) over
(b) Current Liabilities (excluding Indebtedness for borrowed money).

        Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time applied on a consistent basis; provided, however, that each reference in Article VI and in the definition of any term used in Article VI, as well as in the definition of any term used for purposes of determining the Applicable Margin, to generally accepted accounting principles shall mean generally accepted accounting principles in effect on the Effective Date applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.05(a)(i).

        All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code as in effect in the State of New York from time to time and to the extent the same are used or defined therein. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may be amended, modified or supplemented and not to any particular article, section, subsection or clause contained in this Agreement. Terms defined in this Agreement in the singular include the plural, and vice versa. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender. As used herein with respect to any Revolving Credit Commitment, the term "unused" shall refer to the amount of such Commitment at the time in excess of the Revolving Credit Exposure in respect of such Commitment at such time, all determined disregarding any limitation on availability in respect of such Commitment attributable to the Borrowing Base or any condition to borrowing hereunder, but giving effect to any previous termination or permanent reduction of such Commitment. The terms "used" and "usage" shall have correlative meanings when used with respect to a Revolving Credit Commitment.


II.  THE LOANS

        SECTION 2.01. Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Credit Loans to the Borrowers, at any time and from time to time on or after the Effective Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) the lesser of (x) such Lender's Revolving Credit Commitment and
(y) such Lender's Applicable Percentage of the Borrowing Base in effect at such time. Within the foregoing limits and subject to the terms, provisions and limitations set forth herein, the Borrowers may borrow, repay and reborrow, on or after the Effective Date and prior to the Revolving Credit Maturity Date, Revolving Credit Loans.

        SECTION 2.02. Rollover Term Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, that the Rollover Term Loans of such Lender outstanding under the Original Credit Agreement on the Effective Date shall continue to be outstanding hereunder. Amounts paid or prepaid in respect of the Rollover Term Loans may not be reborrowed.

        (b) The Borrowers and the Lenders holding Rollover Term Loans acknowledge and agree that the amounts set forth opposite the name of each Lender in Schedule 2.02 hereto are, respectively, the outstanding principal balance of and the Fixed Rate applicable to the Rollover Term Loans of such Lender as of the Effective Date, separately identifying the Fixed Rate Amount and Capitalized Rollover Interest Amount thereof.

        SECTION 2.03.  Revolving Credit Loans.  (a)  Each Revolving
Credit Loan shall be made as a part of a Borrowing consisting of Revolving Credit Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Revolving Credit Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

        (b) Subject to Sections 2.09 and 2.13, each Borrowing shall be comprised entirely of ABR Revolving Credit Loans or Eurodollar Revolving Credit Loans as the Borrowers may request pursuant to Section 2.04. Each Lender may at its option make any Eurodollar Revolving Credit Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

        (c) At all times, including after giving effect to any partial prepayment or conversion, each Eurodollar Borrowing shall be in an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such ABR Borrowing shall be in an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000; provided, that an ABR Borrowing may be in a different aggregate principal amount that is equal to the entire available amount of the unused Total Revolving Credit Commitment. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the

Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

        (d) Each Lender shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds no later than 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to satisfaction of the conditions set forth in Article IV, the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrowers maintained with the Administrative Agent in New York City or, if a Borrowing shall not occur because any condition precedent herein specified has not been met, return the amounts so received to the respective Lenders.

        (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (d) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such

Lender's Loan as part of such Borrowing for purposes of this Agreement.

        (f) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

        SECTION 2.04. Notice of Revolving Credit Loans. In order to request a Borrowing, the Borrowers shall hand deliver or telecopy to the Administrative Agent a written borrowing request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. Each borrowing request shall be irrevocable, shall be signed by or on behalf of the Borrowers and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.03(d)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any borrowing request, each requested Borrowing shall comply with the requirements set forth in Section
2.03. If no election as to the Type of Borrowing is specified in any such borrowing request, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such borrowing request, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this
Section 2.04 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

        SECTION 2.05. Notes; Repayment of Loans. (a) All Revolving Credit Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Effective Date, in substantially the form of Exhibit A-1 hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment. All Rollover Term

Loans outstanding on the Effective Date shall continue to be evidenced by the Rollover Term Notes previously executed and delivered by the Borrowers under the Original Credit Agreement, unless and until the applicable Lender exchanges its Rollover Term Note for one or more new Rollover Term Notes or transfers its Rollover Term Note. Upon any such exchange or transfer, the Borrowers shall execute and deliver one or more new Rollover Term Notes, dated the date of and in the same aggregate principal amount as the original Rollover Term Note so exchanged or transferred, in substantially the form of Exhibit A-2 hereto.

        (b) All Revolving Credit Loans shall mature and be due and payable on the Revolving Credit Maturity Date. Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 2.07.

        (c) Subject to paragraph (e) below, after giving effect to all repayments and prepayments made prior to the Effective Date, the aggregate principal amount of the Rollover Term Loans, as evidenced by the Rollover Term Notes, shall be payable in quarterly installments, payable on the last day of January, April, July and October of each year, commencing April 30, 1996. Subject to paragraph (e) below, such installments (excluding the last installment) shall be payable in the respective amounts set forth below opposite the respective payment dates (it being understood that the amounts set forth below have been determined after giving effect to all adjustments under the Original Credit Agreement in respect of prepayments made prior to the Effective Date):


 Payment Date                    Amount                        Payment Date               Amount
 ------------                    ------                        ------------               ------
April 30, 1996                 $1,574,259            January 31, 1998                $1,852,069
July 31, 1996                  $1,574,259            April 30, 1998                  $1,852,069
October 31, 1996               $1,852,069            July 31, 1998                   $1,852,069
January 31, 1997               $1,852,069            October 31, 1998                $3,981,949
April 30, 1997                 $1,852,069            January 31, 1999                $3,981,949
July 31, 1997                  $1,852,069            April 30, 1999                  $3,981,949
October 31, 1997               $1,852,069

The final such installment shall be payable on the Rollover Term Loan Maturity Date in an amount equal to the remaining unpaid principal amount of the Rollover Term Loans (including the Capitalized Rollover Interest Amount). All principal payments in respect of the Rollover Term Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. Each Rollover

Term Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 2.07.

     (d) Each Lender, or the Administrative Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Revolving Credit Note or Rollover Term Note, as applicable, delivered to such Lender (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from the Lender to the Borrowers, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Lender or the Administrative Agent to make such a notation or any error in such a notation shall not affect the obligations of the Borrowers hereunder and under such Note.

     (e) Each partial prepayment of Rollover Term Loans shall be applied pro rata to reduce each subsequently scheduled installment of the remaining outstanding Rollover Term Loans; provided, however, that the Capitalized Rollover Interest Amount shall be disregarded for purposes of determining such pro rata reductions unless the Capitalized Rollover Interest Amount was reduced as a result of such prepayment. Any amount deposited in a Fixed Rate Prepayment Account or applied to defease any Rollover Term Loan pursuant to
Section 2.12(g) in lieu of the prepayment of any Rollover Term Loan shall be deemed to be a prepayment of such Rollover Term Loan for purposes of the preceding sentence.

     SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable borrowing request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such borrowing request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect new Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Revolving Credit Loans comprising such Borrowing and the Revolving Credit Loans comprising each such portion shall be considered a separate Borrowing.

         (b) In order to make an election pursuant to this Section, the Borrowers shall hand deliver or telecopy to the Administrative Agent a duly completed interest election request by the time that a borrowing request would be required under Section 2.04 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such interest election request.

         (c) Each interest election request shall be signed by or on behalf of the Borrowers and shall specify the following information:

                 (i) the Borrowing to which such interest election request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                 (ii) the effective date of the election made pursuant to such interest election request, which shall be a Business Day;

                 (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                 (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

Notwithstanding any contrary specification in any interest election request, each Borrowing resulting from any election hereunder shall comply with the requirements of Section 2.03.

         (d) Promptly following receipt of an interest election request, the Administrative Agent shall advise each Lender of the contents thereof and of such Lender's portion of each resulting Borrowing. An interest election request shall not be revocable after the Lenders are so advised.

         (e) If the Borrowers fail to deliver a timely interest election request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of Lenders holding at least 51% of the outstanding Revolving Credit Loans, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.07.  Interest on Loans.  (a)  Subject to the provisions of
Section 2.11, the Revolving Credit Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

         (b) Subject to the provisions of Section 2.11, the Revolving Credit Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

         (c) Accrued and unpaid interest on each Revolving Credit Loan shall be payable on each Interest Payment Date applicable thereto; provided, however that (i) interest accrued pursuant to Section 2.11 shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Revolving Credit Loan (other than a prepayment of an ABR Revolving Credit Loan prior to the termination of the Revolving Credit Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on the Revolving Credit Loans included in such Borrowing so converted shall be payable on the date of such conversion. The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         (d) Subject to the provisions of Section 2.11, the Fixed Rate Amount of each Rollover Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Fixed Rate applicable thereto.

         (e) Subject to the provisions of Section 2.11, the Capitalized Rollover Interest Amount of each Rollover Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, if based on the Prime Rate, or over a year of 360 days if based on the Base CD Rate or the Federal Funds Effective Rate) equal to the Alternate Base Rate plus 1-1/2%.

         (f) Accrued and unpaid interest on each Rollover Term Loan shall be payable on each Interest Payment Date applicable thereto unless otherwise provided in this Agreement.

         (g) Each partial repayment or prepayment of any Rollover Term Loan shall be applied to reduce the Fixed Rate Amount thereof until the Fixed Rate Amount has been reduced to zero (or fully secured by cash collateral or defeased) and then to reduce the Capitalized Rollover Interest Amount thereof.

         SECTION 2.08. Fees. (a) The Borrowers shall pay to the Administrative Agent for the account of each Lender, on the last day of each January, April, July and October and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, in immediately available funds, a commitment fee (a "Commitment Fee") of 1/2 of 1% per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period commencing with the Effective Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Commitment Fees due to each Lender shall commence to accrue on the Effective Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein.

         (b) The Borrowers shall pay to Chemical Bank, for its own account, such additional fees in such amounts and at such times as NWS and Chemical Bank have separately agreed in writing for Chemical Bank's services as Administrative Agent and Collateral Agent.

         (c) On the Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the persons entitled thereto (i) all fees accrued and unpaid under the Original Credit Agreement through and including the Effective Date (including the "Deferred Fees" referred to therein) and (ii) the fees payable on the Effective Date for the account of Chemical Bank and the Lenders extending Revolving Credit Commitments hereunder, as separately agreed with such persons.

         (d)  The Borrowers also shall pay fees as provided in Section 2.18(f).

         (e) Once paid, none of the Commitment Fees, the Letter of Credit Participation Fees or any other fees payable to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders shall be refundable in any circumstances whatsoever.

         SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Revolving Credit Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Revolving Credit Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telephone or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrowers for a Eurodollar Borrowing shall be deemed to be a request for an ABR Borrowing.
Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

SECTION 2.10. Extension, Termination and Reduction of Revolving Credit Commitments. (a) Subject to

Section 2.12(b) and upon at least three Business Days' prior written, telecopy or telex notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time permanently reduce, the Revolving Credit Commitments, ratably among the Lenders in accordance with their respective Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in a minimum aggregate principal amount of $5,000,000 and an integral multiple of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Letter of Credit Exposure at the time.

         (b) The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.

         (c) Simultaneously with any termination or reduction of Revolving Credit Commitments pursuant to paragraph (a) or (b) of this Section 2.10, the Borrowers shall pay to the Administrative Agent for the account of the Lenders whose Revolving Credit Commitments are being terminated or reduced the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced, accrued to but excluding the date of such termination or reduction.

         (d) The initial Revolving Credit Maturity Date of April 25, 2001, shall be accelerated automatically, without the necessity of any consent or approval of any party hereto, to July 31, 1999, unless, (i) the Rollover Term Loans are fully repaid on or prior to July 31, 1999, (ii) the total Revolving Credit Exposure of the Lenders as of July 31, 1999, does not exceed 75% of the Borrowing Base as of such date and (iii) as of July 31, 1999, the lesser of the Total Revolving Credit Commitment or the Borrowing Base exceeds the total Revolving Credit Exposure of the Lenders by $20,000,000 or more. If the initial Revolving Credit Maturity Date is not so accelerated, then thereafter, subject to the conditions and procedures of this paragraph, the Borrowers may from time to time but not more than once each year request that the then-current Revolving Credit Maturity Date be extended for an additional one-year period, and (subject to subparagraph (D) below) if 100% of the Lenders with Revolving Credit Commitments (including any Successor Lenders referred to below) agree to such request (in their sole and absolute discretion), the Revolving Credit Maturity Date shall be so extended. Any such extension of the Revolving Credit Maturity Date pursuant to the preceding sentence shall be effected only pursuant to the following procedures:

                 (A) Not more than 90 days and not less than 60 days prior to the Revolving Credit Maturity Date then in effect, the Borrowers shall notify the Administrative Agent and each Lender with a Revolving Credit Commitment in writing substantially in the form of Exhibit D hereto of its request to extend the Revolving Credit Maturity Date by one year to the first anniversary of the Revolving Credit Maturity Date then in effect. Each Lender with a Revolving Credit Commitment electing to extend the Revolving Credit Maturity Date shall execute and deliver to the Borrowers and the Administrative Agent, not later than 5:00 p.m., New York City time, on the date that is 45 days (or, if such day is not a Business Day, the next succeeding Business Day) prior to the Revolving Credit Maturity Date then in effect (which day shall be set forth in the notice of such request given by the Borrowers), counterparts of the Borrowers' request to extend the Revolving Credit Maturity Date. Any Lender which shall not timely notify the Borrowers and the Administrative Agent of its election shall be deemed to have elected not to extend the Revolving Credit Maturity Date.

                 (B) If any Lender with a Revolving Credit Commitment shall timely notify the Administrative Agent and the Borrowers pursuant to subparagraph (A) of this Section 2.10(d) of its election not to extend the Revolving Credit Maturity Date or is deemed hereunder to have elected not to extend the Revolving Credit Maturity Date (any such Lenders being called " Terminating Lenders"), then the Administrative Agent shall so advise the remaining Lenders, and the Borrowers may, upon giving written telephonic or telex notice to the Administrative Agent, at their option arrange to have one or more Eligible Assignees acceptable to the Administrative Agent, which may include a Lender or Lenders (each a "Successor Lender"), succeed, not later than 20 days prior to the Revolving Credit Maturity Date then in effect, to all (but, subject to subparagraph (D) below, not less than all) of the Terminating Lenders' aggregate principal amount of all Revolving Credit Loans and Rollover Term Loans outstanding, if any, participations in outstanding Letters of Credit (including unreimbursed

         Letter of Credit Disbursements), if any, and interest in this Agreement with respect to the Revolving Credit Loans, Rollover Term Loans and Letters of Credit and assume all (but, subject to subparagraph (D) below, not less than all) of the Terminating Lenders' Revolving Credit Commitments hereunder. All amounts of Loans and unreimbursed Letter of Credit Disbursements to be succeeded to shall be purchased at a price equal to the aggregate outstanding principal amount thereof plus accrued interest thereon, accrued Commitment Fees and accrued fees under Section 2.18(f) and the Borrowers shall indemnify any and all Terminating Lenders for any loss or cost incurred in connection with the assignment of any Rollover Term Loan in accordance with Section 2.14 and any Eurodollar Revolving Credit Loan in accordance with Section 2.15. Each such Successor Lender shall be deemed to have consented to the extension of the Revolving Credit Maturity Date pursuant to subparagraph (A) above, and shall, not later than 20 days prior to the Revolving Credit Maturity Date then in effect, assume the Revolving Credit Commitments of the Terminating Lenders to be assumed by it pursuant to the execution and delivery of an Assignment and Acceptance in accordance with the provisions of Section 9.03 of this Agreement. Provided that the entire amount of the Revolving Credit Commitments of the Terminating Lenders is assumed by the Successor Lenders, each Successor Lender shall assume such portion of the Revolving Credit Commitments of the Terminating Lenders as shall be agreed to with the Borrowers and approved by the Administrative Agent.

                 (C) If for any reason a Successor Lender or Successor Lenders do not replace any and all Terminating Lenders in accordance with the provisions of subparagraph (B) above not later than 20 days prior to the Revolving Credit Maturity Date then in effect, such that the Borrowers are unable to obtain the consent to the extension of the Revolving Credit Maturity Date of 100% of the Lenders with Revolving Credit Commitments, after giving effect to the assumption of the Revolving Credit Commitments by any Successor Lenders, the Revolving Credit Maturity Date shall not be extended. In the event that Lenders (including, if appropriate, Successor Lenders) having 100% of the Revolving Credit Commitments have agreed to the extension of the Revolving Credit Maturity Date not later than 20 days prior to the Revolving Credit Maturity Date then in effect, the Revolving Credit Maturity Date shall be extended to the first anniversary of the Revolving Credit Maturity Date then in effect.

                 (D) Notwithstanding the foregoing, the Borrowers may, at their option, in lieu of replacing a Terminating Lender with a Successor Lender as provided above, allow the Revolving Credit Commitment of the Terminating Lender to terminate on the Revolving Credit Maturity Date then in effect and extend the Revolving Credit Maturity Date for less than 100% of the Lenders with Revolving Credit Commitments; provided that the Revolving Credit Maturity Date shall be extended only for those Lenders whose consent to such extension has been obtained; and provided further that the Borrowers may not exercise the option provided in this subparagraph if, as a result thereof, the aggregate amount of Revolving Credit Commitments allowed to terminate pursuant to this subparagraph, on a cumulative basis, would exceed $10,000,000.

         SECTION 2.11. Interest on Overdue Amounts. If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment), in the case of principal or interest on any Loan, at a rate per annum (computed on the basis of the actual number of days elapsed over a period of 360 days) equal to the rate of interest otherwise applicable to such Loan, plus 2% per annum, and, in the case of all other amounts, the rate of interest then applicable to ABR Revolving Credit Loans under Section 2.07(a) plus 2% per annum.

         SECTION 2.12. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to voluntarily prepay any Loan, in whole or in part, subject to the requirements of Section 2.14 in the case of Rollover Term Loans and Section 2.15 in the case of Eurodollar Revolving Credit Loans but otherwise without premium or penalty, upon at least three Business Days' (or, in the case of ABR Revolving Credit Loans, one Business Day's) prior written, telecopy or telex notice to the Administrative Agent; provided, however, that (i) each such partial prepayment shall be in an integral multiple of

$100,000 and a minimum aggregate principal amount of $1,000,000 (or, in the case of partial prepayment of ABR Revolving Credit Loans, $500,000); (ii) any voluntary prepayment of Rollover Term Loans shall be made and applied pro rata in accordance with the respective outstanding principal amounts of all Rollover Term Loans then outstanding; and (iii) any voluntary prepayment of Rollover Term Loans in part shall be subject to the option set forth in Section 2.12(h).

         (b) On the date of any termination or reduction of the Revolving Credit Commitment of any Lender pursuant to Section 2.10(a), the Borrowers shall pay or prepay so much of the Revolving Credit Loans of such Lender as shall be necessary in order that the Revolving Credit Exposure of such Lender will not exceed the Revolving Credit Commitment of such Lender following such termination or reduction.

         (c) On any date when the total Revolving Credit Exposure of the Lenders exceeds the lesser of (i) the Total Revolving Credit Commitment and
(ii) the then-current Borrowing Base, the Borrowers shall make a mandatory prepayment of the Revolving Credit Loans in such amount as may be necessary so that the total Revolving Credit Exposure of the Lenders after giving effect to such prepayment does not exceed the lesser of (i) the Total Revolving Credit Commitment and (ii) the then-current Borrowing Base.

         (d) So long as any Rollover Term Loans are outstanding (other than Rollover Term Loans fully secured by cash collateral or defeased), in the event and on each occasion after the Effective Date that a Prepayment Event occurs, the Borrowers shall, within three Business Days thereafter, make a mandatory prepayment of the Rollover Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event (or, in the case of a Prepayment Event described in clause (2) or (3) of the definition thereof, 50% of such Net Cash Proceeds). Each such prepayment shall be made and applied pro rata in accordance with the respective outstanding principal amounts of all Rollover Term Loans then outstanding; provided, however, that any such prepayments shall be subject to the option set forth in Section 2.12(g). For purposes hereof, "Prepayment Event" shall mean (1) any sale, lease, transfer or other disposition (including pursuant to Sections 7(e) or 9 of the Mortgages) of any assets or property of NWS or any of its Subsidiaries other than sales of inventory in the ordinary course of business and other than as permitted by clause (v) of Section 6.05(b), (2) the issuance by NWS or any of its Subsidiaries of any equity securities, other than Excluded Equity Sales or the issuance by any Subsidiary of equity securities to NWS, or (3) the receipt by NWS or any of its Subsidiaries of a capital contribution, other than the receipt by a Subsidiary of a capital contribution from NWS. For purposes hereof, "Net Cash Proceeds" shall mean the gross amount of cash consideration received by NWS or any of its Subsidiaries in respect of any Prepayment Event (including any cash received in respect of any non-cash consideration, at the time so received), net of any taxes required to be paid by NWS or any of its Subsidiaries as a result of such Prepayment Event and reasonable and customary fees, commissions, expenses and other costs paid by NWS or any Subsidiary to unaffiliated third parties in connection with such Prepayment Event; provided, however, that, in the event of a Prepayment Event that includes a sale or other disposition of all the capital stock of NWS/Texas, or a sale or other disposition of assets of the Houston Facility that includes inventory and/or Accounts of NWS/Texas, then (i) Net Cash Proceeds in respect of such Prepayment Event shall be calculated excluding an amount equal to the book value of the inventory and Accounts (net of allowances and reserves for doubtful or uncollectible Accounts) of NWS/Texas included in such sale or disposition and (ii) the Borrowers shall prepare and deliver, on the date such Prepayment Event is consummated, a Borrowing Base Certificate reflecting the disposition of assets theretofore included in the Borrowing Base. The Borrowers shall deliver to the Administrative Agent at the time of each such prepayment a certificate signed by a Financial Officer of each Borrower setting forth in reasonable detail the calculation of the Net Cash Proceeds resulting from any such Prepayment Event, including the amount of and basis for calculating any Federal, state or local income taxes estimated by the Chief Financial Officer of NWS to be payable in connection with such Prepayment Event. In the event that the amount of such income taxes actually paid is less than the amount set forth in such certificate, the excess of the amount so certified over the amount actually paid shall become due and payable hereunder simultaneously with the payment of any such tax.

         (e) So long as any Rollover Term Loans are outstanding (other than Rollover Term Loans fully secured by cash collateral or defeased), within 60 days after the end of each fiscal year of NWS (i) ending prior to the date (the "Prepayment Determination Date") on which the sum of (A) the unused Revolving Credit Commitments at such date, (B) the aggregate principal amount of the then outstanding Loans and (C) the Letter of Credit Exposure is reduced to $115,000,000, the Borrowers shall prepay the Rollover Term Loans as provided below in an aggregate principal amount equal to 85% of the Excess Cash Flow for such fiscal year and (ii) ending on or after the Prepayment Determination Date, the Borrowers shall prepay the Rollover Term Loans as provided below in an aggregate principal amount equal to 50% of the Excess Cash Flow for such fiscal year. Each required prepayment of the Rollover Term Loans pursuant to this paragraph shall be made and applied to pay all Rollover Term Loans then outstanding pro rata in accordance with the respective outstanding principal amounts of all such Rollover Term Loans. The Borrowers shall deliver to the Administrative Agent at the time of each such prepayment required under this paragraph a certificate signed by a Financial Officer of each Borrower setting forth in reasonable detail the calculation of the amount of such prepayment.

         (f) The Borrowers shall deliver to each Lender a notice of each prepayment to be made under paragraph (a), (d) or (e) of this Section not less than three Business Days prior to the date of such prepayment (except in the case of prepayments under paragraph (a) permitted to be made on one Business Day's notice), and any such notice delivered to a Lender holding a Rollover Term Loan regarding a partial prepayment under paragraph (a) or any prepayment under paragraph (d) shall request that such Lender promptly notify the Administrative Agent whether such Lender exercises the option specified in paragraph (g) or (h) below, as applicable, in lieu of receiving such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, except for prepayments of ABR Revolving Credit Loans prepaid on a date that is not an Interest Payment Date and is prior to the termination of the Revolving Credit Commitments.

         (g) In the event of any prepayment under paragraph (d) of this Section that is required to be made in whole or in part in respect of Rollover Term Loans and that would reduce the Fixed Rate Amount thereof, then at the option of any Lender holding a Rollover Term Loan (to be exercised by notice to the Administrative Agent and the Borrower promptly following receipt by such Lender of notice of such prepayment) the amount that would be required to be applied to prepay such Lender's Rollover Term Loan may, in lieu of such prepayment, be (i) deposited with the Administrative Agent in a Fixed Rate Prepayment Account, as provided below, as cash collateral securing such Lender's Rollover Term Loan to which such prepayment would have been applied or (ii) applied to defease such Lender's Rollover Term Loan in a manner satisfactory to such Lender; provided, however, that, if any Lender holding a Rollover Term Loan exercises such option, the portion of such Lender's Rollover Term Loan equal to the amount applied in accordance with clause (i) or (ii) above shall not thereafter be deemed to be outstanding for purposes of allocating payments of principal of the Term Loans among the Lenders pursuant to Section 2.05 and this Section 2.12 or for purposes of determining the "Required Lenders" (unless and until the only Loans outstanding are Rollover Term Loans fully secured by cash collateral or defeased and the Revolving Credit Commitments have been terminated, at which time such Loans shall be outstanding for purposes of determining the "Required Lenders"), but shall be deemed to be outstanding for all other purposes, including calculating and allocating interest payments. In the event that any Lender holding a Rollover Term Loan exercises the foregoing option to require funds to be deposited in a Fixed Rate Prepayment Account, funds shall be deposited in a Fixed Rate Prepayment Account established by the Administrative Agent as required above, which shall be maintained by the Administrative Agent in accordance with this Agreement, and such funds (unless earlier applied to repay such Rollover Term Loan as provided in this Section or Article VII) shall be applied to repayment of the portion of such Rollover Term Loan secured by such funds at the times and in the amounts that such portion of such Rollover Term Loan would have been paid pursuant to Section 2.05 if such option had not been exercised; provided, however, that at any time on or after the date that all Loans (other than Rollover Term Loans fully secured by cash collateral or defeased) have been repaid or prepaid in full and the Revolving Credit Commitments have been terminated, the Borrowers shall have the right, upon at least three Business Days' prior written or telex notice to the Administrative Agent, to prepay all Rollover Term Loans then outstanding by directing the Administrative Agent in such notice to apply all funds then in the Fixed Rate Prepayment Account to repayment of such Rollover Term Loans (and paying to the Administrative Agent for the account of the Lenders such additional amount as shall be necessary to fully pay such Loans, including interest thereon and amounts due under Section 2.14), and such prepayment shall be treated for all purposes hereof (including for purposes of Section 2.14) as a voluntary prepayment of the Rollover Term Loans in full pursuant to paragraph (a) of this Section. For purposes of this Agreement, "Fixed Rate Prepayment Account" shall mean an account established by the Borrowers with the Administrative Agent, for the benefit of a Lender holding a Rollover Term Loan exercising the option described in clause (i) of this paragraph, and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right to withdrawal, except that
(A) the Lender holding the Rollover Term Loan for which such Fixed Rate Prepayment Account is established shall have the right to direct the Administrative Agent at any time to pay the balance on deposit in such Account (up to the aggregate amount theretofore deposited in such Account and excluding any excess amounts attributable to interest or profits on investments) to such Lender to be applied as a prepayment of such Lender's Rollover Term Loan (it being understood that such prepayment shall not result in any further adjustment under Section 2.05(e)) if such Lender shall waive its right to receive the Yield- Maintenance Premium, if any, that would be due to such Lender under Section 2.14 as a result of such prepayment and (B) unless an Event of Default has occurred and is continuing, the Borrowers shall have the exclusive right to direct the Administrative Agent as to the investment of amounts on deposit in such account in Permitted Investments maturing prior to the Rollover Term Loan Maturity Date; provided, however, that the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be, or would result, in any violation of any law, statute, rule or regulation. The Borrowers shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to repay Rollover Term Loans is not less than the amount which would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, such account shall not bear interest. Interest or profits, if any, earned on such investments shall, unless an Event of Default has occurred and is continuing, be payable to the Borrowers in arrears or credited and applied against interest obligations of the Borrowers hereunder, at the option of the Borrowers, within five Business Days after any request by the Borrowers for such application. The Borrowers grant the Administrative Agent a lien on and security interest in any moneys deposited in any Fixed Rate Prepayment Account and the Administrative Agent shall have the sole control over all moneys so deposited; provided that such security interest shall secure only the Rollover Term Loan in respect of which such deposits were made, and accrued interest thereon.

         (h) In the event of any prepayment under paragraph (a) of this Section that is required to be made in whole or in part in respect of Rollover Term Loans and that would reduce the Fixed Rate Amount thereof, then (unless such prepayment would fully repay all outstanding Rollover Term Loans) at the option of any Lender holding a Rollover Term Loan (to be exercised by notice to the Administrative Agent and the Borrowers promptly following receipt by such Lender of notice of such prepayment) such Lender may decline to receive such prepayment, in which case such Lender's Rollover Term Loan shall not be prepaid in connection with such prepayment; provided, however, that if any Lender shall exercise such option, then the amount that otherwise would be required to be applied to prepay such Lender's Rollover Term Loan shall be applied to prepay all other Rollover Term Loans then outstanding (excluding only any other Rollover Term Loans in respect of which the applicable Lender also shall have exercised the option provided in this paragraph to decline to receive such prepayment) pro rata in accordance with the respective outstanding principal amounts of such Rollover Term Loans.

         (i) Rollover Term Loans prepaid in accordance with this Section 2.12 may not be reborrowed.

         (j) Except as otherwise expressly provided in this Section 2.12, payments with respect to any paragraph of this Section 2.12 are in addition to payments made or required to be made under any other paragraph of this Section 2.12.

         SECTION 2.13.  Change in Circumstances.

(a)  If any Change in Law shall:

                 (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                 (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Revolving Credit Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Revolving Credit Loan or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining, any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of any Lender or the Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Issuing Bank (or participating banks or other entities pursuant to Article IX) as specified in paragraph (a) or (b) above and certifying such amount or amounts are payable by the Borrowers pursuant to such paragraph (a) or (b) shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after its receipt of the same.

         (d) Failure on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender's or the Issuing Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in such period or in any other period; provided, however, that any demand for compensation pursuant to
Section 2.13(a) or (b) with respect to any Loan shall be made not later than one year following the date upon which the responsible account officer of such Lender or the Issuing Bank had actual knowledge of such increased costs or reductions in amounts received or receivable. The protection of this Section
2.13 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of any Change in Law, which shall give rise to any demand by such Lender or the Issuing Bank for compensation.

         SECTION 2.14. Yield-Maintenance Premium. In the event of any prepayment or repayment of any Fixed Rate Amount of the Rollover Term Loan of any Lender, whether as a result of any mandatory or optional prepayment pursuant to this Agreement, any Event of Default or any other reason, the Borrowers shall pay to such Lender, at the time of such prepayment or repayment and in addition to the principal amount of such Rollover Term Loan being prepaid or repaid and accrued interest thereon, an amount equal to the Yield-Maintenance Premium (as defined below) with respect to such principal amount, determined as of the date of such prepayment or repayment; provided, however, that no Yield-Maintenance Premium shall be payable with respect to any scheduled repayment of any Rollover Term Loan in accordance with Section 2.05(c), any prepayment or repayment of any Capitalized Rollover Interest Amount, any mandatory prepayment in accordance with paragraph (d) (it being understood that payments from the Fixed Rate Prepayment Account shall not be construed as prepayments in accordance with paragraph (d)) or (e) of Section 2.12 or any voluntary prepayment (other than a voluntary prepayment that repays all Rollover Term Loans then outstanding or a voluntary prepayment of Rollover Term Loans made from the proceeds of Indebtedness issued or incurred by NWS or any of its Subsidiaries other than as permitted under Section 6.01) in accordance with paragraph (a) of Section 2.12. For purposes of the foregoing, (i) "Yield-Maintenance Premium" shall mean, with respect to the Fixed Rate Amount of any Rollover Term Loan being prepaid or repaid as of any date, a premium equal to the excess, if any, of (A) the Discounted Value of such principal amount as of such date over (B) such principal amount, but in no event shall the Yield-Maintenance Premium be less than zero; (ii) "Discounted Value" shall mean, with respect to the principal amount of any Rollover Term Loan being prepaid or repaid as of any date, the amount calculated by discounting all Remaining Scheduled Payments with respect to such principal amount from their respective scheduled due dates to such date in accordance with accepted financial practice and at a discount rate (applied on a quarterly basis) equal to the Reinvestment Yield with respect to such principal amount; (iii) "Remaining Scheduled Payments" shall mean, with respect to the principal amount of any Rollover Term Loan being prepaid or repaid as of any date, all payments of such principal and interest thereon that would have been payable after such date if such principal had been amortized as contemplated by Section 2.05(c) rather than prepaid or repaid; (iv) "Reinvestment Yield" shall mean, with respect to the principal amount of any Rollover Term Loan being prepaid or repaid as of any date, the sum of (A) the Treasury Rate plus (B) 0.75%; (v) "Treasury Rate" shall mean, with respect to the principal amount of any Rollover Term Loan being prepaid or repaid as of any date, a rate per annum determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be equal to the approximate yield to maturity (rounded upwards, if necessary, to the next 1/100 of 1%) for United States Treasury fixed-rate securities maturing on the Assumed Maturity Date with respect to such Rollover Term Loan, determined as of the date of such prepayment or repayment by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury fixed-rate securities, (a) one maturing as close as possible to, but earlier than, such Assumed Maturity Date and (b) the other maturing as close as possible to, but later than, such Assumed Maturity Date, in each case as published in the most recent weekly statistical release designed H.15(519), or any successor publication, published by the Board (or, if a weekly average yield to maturity for United States Treasury fixed-rate securities maturing on such Assumed Maturity Date is reported in such publication, the yield so published); and (vi) "Assumed Maturity Date" shall mean, with respect to the principal amount of any Rollover Term Loan being prepaid or repaid as of any date, the date that would be the maturity date of such Rollover Term Loan if such Loan had a maturity date at the end of the remaining average life of such Rollover Term Loan, determined as of the date of such prepayment or repayment and based solely upon the then-remaining scheduled payments with respect to the Fixed Rate Amount of such Loan under Section 2.05(c).

         SECTION 2.15. Break Funding Losses. The Borrowers shall reimburse each Lender for any loss or expense incurred as a consequence of (a) the payment of any principal of any Eurodollar Revolving Credit Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of Eurodollar Revolving Credit Loan to a Loan of another Type, or conversion of the Interest Period applicable thereto to a different Interest Period, other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Credit Loan on the date specified in any notice delivered pursuant to Section 2.04, 2.06 or 2.12 after the Lenders are advised of such notice (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith), (d) revocation of any notice of termination of the Commitments as contemplated by
Section 2.10 or (e) the assignment of any Eurodollar Revolving Credit Loan other than on the last day of the Interest Period applicable thereto pursuant to the request of the Borrowers as contemplated by Section 2.10(d) or Section
2.20. Such losses shall include any loss incurred in obtaining, liquidating or employing deposits from third parties (based on the assumption that the cost of deposits for funding a Eurodollar Revolving Credit Loan for any Interest Period equals the Adjusted LIBO Rate for such Interest Period), but shall exclude loss of margin. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due in any such certificate within 10 days after receipt thereof.

         SECTION 2.16. Pro Rata Treatment. Each borrowing of Revolving Credit Loans, each payment of the Commitment Fees and Letter of Credit Participation Fees and each reduction of the Revolving Credit Commitments shall be made pro rata among the Lenders in accordance with their respective Revolving Credit Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Credit Loans). Except as expressly provided otherwise herein, each payment or prepayment of principal of the Notes, each payment of interest on the Notes and each other reduction of the principal or interest outstanding under the Notes shall be made pro rata among the Lenders in accordance with the respective applicable amounts owed to such Lenders. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers or any Guarantor, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or Letter of Credit Disbursement as a result of which the unpaid principal portion of its Rollover Term Loans and Revolving Credit Loans and participations in Letter of Credit Disbursements shall be proportionately less than the unpaid principal portion of Rollover Term Loans and Revolving Credit Loans and participations in Letter of Credit Disbursements held by any other Lender, it shall simultaneously purchase from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Rollover Term Loans and Revolving Credit Loans and Letter of Credit Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Rollover Term Loans and Revolving Credit Loans and Letter of Credit Exposure and participations in Rollover Term Loans and Revolving Credit Loans and Letter of Credit Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Rollover Term Loans and

Revolving Credit Loans and Letter of Credit Exposure then outstanding as the principal amount of its Rollover Term Loans and Revolving Credit Loans and Letter of Credit Exposure prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Rollover Term Loans and Revolving Credit Loans and Letter of Credit Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Rollover Term Loan or Revolving Credit Loan or Letter of Credit Disbursement so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

         SECTION 2.18. Letters of Credit. (a) The Borrowers may request the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrowers, at any time and from time to time while the Revolving Credit Commitments remain in effect; provided, however, that (i) Letters of Credit shall be available solely for the general corporate purposes of the Borrowers and their Subsidiaries and (ii) any Letter of Credit shall be issued only if, and each request by the Borrowers for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrowers that, immediately following the issuance of any such Letter of Credit, (A) the total Letter of Credit Exposure shall not exceed $15,000,000, and (B) the total Revolving Credit Exposure shall not exceed the lesser of the then current Borrowing Base and the Total Revolving Credit Commitment at the time. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit (subject to renewal) and the date that is five Business Days prior to Revolving Credit Maturity Date (determined as of the date of issuance of such Letter of Credit), unless such Letter of Credit expires by its terms on an earlier date; provided that all Letters of Credit shall expire prior to July 31, 1999, unless and until the conditions specified in the first sentence of Section 2.10(d) are satisfied such that the Revolving Credit Maturity Date shall not be accelerated to July 31, 1999. Each Letter of Credit shall provide for payments of drawings in dollars or an Alternate Currency.

         (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written, telecopy or telex notice from the Borrowers to the Issuing Bank and the Administrative Agent (which shall give prompt notice thereof to each Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (b) above), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit.

         (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender with a Revolving Credit Commitment, and each such Lender hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Issuing Bank, such Lender's Applicable Percentage of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by or on behalf of the Borrowers forthwith; provided that the Lenders shall not be obligated to make any such payment to the Issuing Bank with respect to any wrongful payment or disbursement made by the Issuing Bank under any Letter of Credit as a result of the gross negligence or wilful misconduct of the Issuing Bank.

         (e) Each Lender with a Revolving Credit Commitment acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (d) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (f) The Borrowers shall pay (i) to the Administrative Agent for the account of the Lenders ratably in proportion to their Revolving Credit Commitments a participation fee at a rate per annum equal to the Applicable Margin from time to time in effect on the daily average aggregate undrawn amount of the outstanding Letters of Credit, and (ii) to the Issuing Bank for its own account such fees as shall be separately agreed among the Borrowers and the Issuing Bank (which, in the case of Chemical Bank in its capacity as Issuing Bank, are hereby agreed to be (A) a fronting fee at a rate per annum equal to 1/4 of 1% on the daily average aggregate undrawn amount of the outstanding Letters of Credit and (B) in connection with the issuance, amendment or transfer of any Letter of Credit or any Letter of Credit Disbursement, Chemical Bank's customary documentary and processing fees). Such participation fees and fronting fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days and shall accrue from and including the date of issuance of each Letter of Credit to but excluding the date of its expiration, as such date may be extended or renewed, or earlier cancellation. Accrued participation fees and fronting fees under this paragraph shall be payable quarterly in arrears on the last Business Day of each January, April, July and October and on the Revolving Credit Maturity Date or earlier termination of the Revolving Credit Commitments.

         (g) If the Issuing Bank shall make any Letter of Credit Disbursement in respect a Letter of Credit, the Borrowers shall pay to the Administrative Agent, on behalf of the Issuing Bank (and the Lenders that shall have made payments to the Issuing Bank in respect of such Letter of Credit Disbursement, as applicable), an amount equal to such Letter of Credit Disbursement before
(i) 12:00 Noon (New York City time), on the day on which the Issuing Bank shall have notified the Borrowers that payment of such Letter of Credit Disbursement will be made or (ii) if the Issuing Bank shall have notified the Borrowers of such payment later than 9:45 a.m. (New York City time) on the Business Day on which the payment of such Letter of Credit Disbursement will be made, 12:00 Noon (New York City time) on the next Business Day. The Administrative Agent will promptly pay any such amounts received by it to the Issuing Bank (or to such Lenders, as their interests may appear). If the Borrowers shall fail to pay any amount required to be paid under clause (i) of the first sentence of this paragraph when due, or if the Borrowers shall fail to pay an amount equal to the amount of any Letter of Credit Disbursement on the same day that such Letter of Credit Disbursement is made by reason of clause (ii) of the first sentence of this paragraph, then such unpaid amount shall bear interest, for each day from and including the due date or the date of payment of such draft, as the case may be, to but excluding the date of payment, at a rate per annum equal to the sum of the rate of interest then applicable to ABR Revolving Credit Loans for such day plus 2%.

         (h) The Borrowers' obligation to repay the Issuing Bank and the Lenders for payments and disbursements made by the Issuing Bank under any Letter of Credit and payments made by the Lenders to the Issuing Bank in respect thereof shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances and irrespective of:

                 (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                 (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                 (iii) the existence of any claim, setoff, defense or other right that the Borrowers, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement) or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                 (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

                 (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other circumstance or event whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

         (i) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent and the Borrowers of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided that the failure to give such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such Letter of Credit Disbursement. The Administrative Agent shall promptly give each Lender with a Revolving Credit Commitment notice thereof.

         (j) In the event that the Borrowers are required pursuant to the terms of this Agreement or any other Loan Document to provide cash collateral in respect of the Letter of Credit Exposure, the Borrowers shall deposit in an account with the Administrative Agent, for the benefit of the Issuing Bank and the Lenders with Revolving Credit Commitments, an amount in cash equal to the Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). In addition, the Borrowers may elect to provide cash collateral in order to increase the Borrowing Base by depositing in an account with the Administrative Agent, for the benefit of the Issuing Bank and the Lenders with Revolving Credit Commitments, an amount in cash equal to the desired increase in the Borrowing Base. Any such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations in respect of the Revolving Credit Commitments (including Letters of Credit). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over any such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be selected by the Administrative Agent in its sole but reasonable discretion (unless an Event of Default shall have occurred and be continuing, in which case the Administrative Agent shall have the option, in its sole discretion, to decline to invest such deposits), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Administrative Agent to reimburse the Issuing Bank for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, may be applied (at the Administrative Agent's discretion, subject to directions from the Required Lenders) to satisfy the Obligations secured thereby. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers elect to provide an amount of cash collateral hereunder in order to increase the Borrowing Base, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers upon demand; provided that, after giving effect to such return, (i) the Revolving Credit Exposure would not exceed the Borrowing Base and (ii) no Event of Default shall have occurred and be continuing.

         (k) In the event that an Alternate Currency Letter of Credit is issued, the following provisions shall apply:

                 (i) Such Alternate Currency Letter of Credit shall constitute a Letter of Credit for all purposes of this Agreement and the other Loan Documents.

                 (ii) For purposes of determining the Letter of Credit Exposure for any purpose other than expressly provided below, the amount of such Letter of Credit and of any unreimbursed Letter of Credit Disbursements in respect thereof shall be, as of any date of determination, the Dollar Equivalent of the Alternate Currency amount thereof at such date.

                 (iii) For purposes of calculating Commitment Fees, Letter of Credit Participation Fees and fronting fees payable to the Issuing Bank, the amount of such Letter of Credit and of any unreimbursed Letter of Credit Disbursements in respect thereof shall be the Dollar Equivalent of the Alternate Currency amount thereof as of the last Business Day of each January, April, July and October (or the date on which such Letter of Credit was issued or such Letter of Credit Disbursement was made, if such date is more recent than such last Business Day) during the period for which such fees are being calculated.

                 (iv) The obligation of the Borrowers to reimburse Letter of Credit Disbursements under such Alternate Currency Letter of Credit, and to pay fees in respect thereof and interest or other amounts thereon, shall be payable only in U.S. dollars and shall not be discharged by paying an amount in an Alternate Currency. The obligation of the Borrowers to reimburse any such Letter of Credit Disbursement shall be in an amount of U.S. dollars equal to the Dollar Equivalent of the Alternate Currency amount thereof determined as of the date on which such Letter of Credit Disbursement is made, and any interest on the unreimbursed amount thereof shall accrue on the unreimbursed portion of such Dollar Equivalent amount.

                 (v) The obligation of each Lender with a Revolving Credit Commitment to pay its Applicable Percentage of any unreimbursed Letter of Credit Disbursement under such Alternate Currency Letter of Credit shall be payable only in U.S. dollars and shall be in an amount equal to such Applicable Percentage of the Dollar Equivalent amount of such unreimbursed Letter of Credit Disbursement determined as provided in clause (iv) above. Under no circumstances shall the provisions hereof permitting the issuance of Alternate Currency Letters of Credit be construed, by implication or otherwise, as imposing any obligation upon any Lender to make any Loan or other payment under any Loan Document, or to accept any payment from the Borrowers in respect of any Obligations, in any currency other than U.S. dollars, it being understood that the parties intend all Obligations to be denominated and payable only in U.S. dollars.

                 (vi) As of the date of issuance of any Alternate Currency Letter of Credit, the Dollar Equivalent of the Letter of Credit Exposure in respect of all Alternate Currency Letters of Credit shall not exceed $5,000,000 after giving effect to such issuance.

         (l) As of the Effective Date, each letter of credit issued under the Original Credit Agreement that remains outstanding shall be deemed to constitute a Letter of Credit issued hereunder for all purposes hereof and of the other Loan Documents.

         SECTION 2.19. Taxes. (a) Any and all payments by or an account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Issuing Bank or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrowers shall indemnify the Administrative Agent, the Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Taxes or Other Taxes (including Taxes or Other Taxes imposed or asserted on amounts payable under this Section) paid by the Administrative Agent, the Issuing Bank or such Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Issuing Bank, by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of U.S. Federal withholding tax under the Code or any treaty to which the United States of

America is a party with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, a properly completed and executed Internal Revenue Service Form 4224, 1001 or other form prescribed by applicable law (together with such other documentation or certifications as the Borrowers may reasonably request) that will permit the Borrowers to make such payments without withholding or at a reduced rate.

         SECTION 2.20.  Mitigation Obligations; Replacement of Lenders.  (a)
If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.03), all its interests, rights and obligations under this Agreement (other than any outstanding Rollover Term Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consents shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Rollover Term Loans) and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any requested compensation under Section 2.13 or 2.19), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

III.  REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

         SECTION 3.01. Organization, Corporate Powers. Each of the Borrowers and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power to own its property and assets and to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect. Each Borrower has the corporate power to execute, deliver and perform its obligations under this Agreement, each other Loan Document to which it is or is to be a party, and each other document contemplated hereby and thereby to which it is or is to be a party, and to borrow hereunder. Except for NWS/Texas, NWS/Delaware and the Kentucky Subsidiary, NWS does not have any Subsidiaries as of the Effective Date.

         SECTION 3.02. Authorization. The execution, delivery and performance of this Agreement and each other Loan Document by each Loan Party that is or is to be a party thereto and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or of the Certificate of Incorporation or the By-laws (or similar governing documents) of any Loan Party, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon any Loan Party, or (C) any provisions of any indenture, agreement or other instrument to which any Loan Party is a party, or by which any of their respective properties or assets are or may be bound, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any such indenture, agreement or other instrument referred to in (b)(i)(C) above or (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of any Loan Party except pursuant to the Security Documents.

         SECTION 3.03. Governmental Approvals. No registration or filing with or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder or any of the Transactions other than (i) the filing of financing statements, security agreements, mortgages and other instruments and documents referred to in
Section 3.10, (ii) such consents, approvals, filings and registrations as are described on Schedule 3.03, all of which either have been obtained or made or are not yet required to have been obtained or made and (iii) such consents, approvals, filings and registrations as, if not obtained or made, do not have a Material Adverse Effect.

         SECTION 3.04. Enforceability. Each of this Agreement, the Notes, the other Loan Documents and the other agreements contemplated hereby to which the Loan Parties, or any of them, is a party, has been duly executed and delivered by each applicable Loan Party and its obligations thereunder constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 3.05. Financial Statements. (a) NWS has heretofore furnished to each of the Lenders consolidated balance sheets and statements of income and cash flows of NWS (i) as of and for the fiscal year ended July 31, 1995, certified by Coopers & Lybrand L.L.P., independent public accountants for NWS, and (ii) as of and for the fiscal quarters ended October 31, 1995 and January 31, 1996, certified by a Financial Officer of NWS. Such balance sheets and statements of income and cash flows present fairly in all material respects the consolidated financial condition and results of operations of NWS as of the dates and for the periods indicated. The financial statements referred to in this Section 3.05 have been prepared in accordance with generally accepted accounting principles consistently applied.

         (b) Neither Borrower, as of the date of any balance sheet referred to in this Section 3.05, had any material monetary obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in such balance sheets or in the notes or any schedule thereto.

         (c) There has been no materially adverse change in the business, operations, assets, properties or condition (financial or otherwise) of NWS and its Subsidiaries, taken as a whole, from that reflected in the financial statements as of and for the fiscal year ended July 31, 1995, referred to in paragraph (a) above, that has had a Material Adverse Effect.

         (d) As of the Effective Date, NWS has disclosed to the Lenders in writing any and all facts (other than events and circumstances affecting the industry generally) which materially and adversely affect, or may (insofar as NWS can now reasonably foresee) materially and adversely affect, the business, operations, assets, properties or condition (financial or otherwise) of NWS and its Subsidiaries, considered as a whole.

         SECTION 3.06. Title to Properties; Receivables. (a) Each of NWS and its Subsidiaries has good and marketable (or insurable without material exceptions by a reputable title company) title to, or valid leasehold interests in, all its properties and assets except for such properties as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for minor Permitted Encumbrances and defects in title that do not have a Material Adverse Effect. All such material assets and properties referred to in the preceding sentence are free and clear of all Liens other than Permitted Encumbrances.

         (b) As of the Effective Date, since December 31, 1995, neither NWS nor any Subsidiary thereof has taken any action other than in the ordinary course of business to collect any of its Accounts or has changed in any material respect its credit criteria or collection policies concerning its Accounts. As of the date of the most recent Borrowing Base Certificate delivered on or prior to the Effective Date and except as set forth in such Borrowing Base Certificate, to the best knowledge of the Borrowers, each Account of NWS or any Subsidiary thereof constitutes a legal, valid and binding obligation of the Account Debtor enforceable against the Account Debtor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general equity principles, and is not subject to any Lien or any other claim, defense or right of set-off except pursuant to this Agreement and the Security Documents. Schedule 3.06 contains a complete and accurate aging from the applicable dates for payment (on a current, 1-30-day past due, 30-60-day past due, 60-90-day past due and over-90-day past due basis) of the Accounts of NWS and its Subsidiaries as of December 31, 1995, and sets forth all applicable allowances as of such date for doubtful or uncollectible accounts, computed in accordance with generally accepted accounting principles applied on a basis consistent with NWS's balance sheet dated July 31, 1995, referred to in Section 3.05(a).

         SECTION 3.07. Litigation; Compliance with Laws; etc. (a) Other than as disclosed in the financial statements delivered pursuant to Section 3.05, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of either Borrower, threatened against or affecting NWS or its Subsidiaries or the businesses, operations, assets, properties, or rights of NWS or its Subsidiaries as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate (after giving full effect to such proceedings), have a Material Adverse Effect.

         (b) Neither NWS nor any of its Subsidiaries is in violation of any law, or in default under any material order, writ, injunction, award or decree of any court, arbitrator, administrative agency or other Governmental Authority binding upon it or its assets or any indenture, mortgage, contract, agreement or other undertaking or instrument to which it is a party or by which any of its properties may be bound, except for violations and defaults that do not have a Material Adverse Effect.

         SECTION 3.08. Agreements. (a) Neither NWS nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that would result in a Material Adverse Effect.

         (b) Neither NWS nor any of its Subsidiaries is in default in any manner that would result in a Material Adverse Effect.

         SECTION 3.09. Federal Reserve Regulations. (a) Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board (including, without limitation, Regulation G, T, U or X).

         SECTION 3.10. Security Documents. Except as set forth in Schedule 3.10, the security interests created in favor of the Collateral Agent for the benefit of the Lenders under the Security Documents (including but not limited to the security interest in the items and amounts deposited in the lockboxes and accounts established pursuant to the Security Agreement or, if applicable, the Lockbox Agreement) will at all times constitute first priority (subject only to Permitted Encumbrances referred to in clauses (c) through (i) of
Section 6.02), perfected security interests in the Collateral as security for the Obligations, and the Collateral will not be subject to any Liens of any other person except as permitted thereunder or hereunder. No filings or recordings are or will be required in order to perfect the security interests in such Collateral created under the Security Documents except as specified in
Schedule 3.10, which filings and recordings have been made (or, in the case of the Mortgage with respect to the Kentucky Plant, will be recorded promptly following the Effective Date).

         SECTION 3.11. Taxes. Except where nonfiling would not have a Material Adverse Effect, each of NWS and any Subsidiary thereof has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which NWS or any Subsidiary thereof is contesting in good faith by appropriate proceedings, and with respect to which NWS or any Subsidiary thereof shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on its books adequate reserves.

         SECTION 3.12. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The accumulated benefit obligation under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $35,000,000 the fair market value of the assets of such Plan, and the accumulated benefit obligation of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $35,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.13. No Material Misstatements. As of the date prepared or furnished, no information, report, financial statement, financial projection, exhibit or schedule prepared or furnished by either Borrower to the Administrative Agent or any Lender in connection with the Transactions, or included in or delivered pursuant to any Loan Document on or after the Effective Date, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial projections delivered to the Lenders in connection with the Transactions have been and those to be delivered to the Lenders after the Effective Date pursuant to Section 5.05(f) will be prepared on the basis of the assumptions stated therein. Such projections represent the Borrowers' good faith estimate of the Borrowers' future performance after the Effective Date and such assumptions are believed by the

Borrowers to be fair and reasonable in light of current business conditions as of the date made.

         SECTION 3.14. Investment Company Act; Public Utility Holding Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither Borrower nor any of its Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.15. Solvency. (a) The fair salable value of the assets of NWS, immediately following the making of each Loan, and at the time of the creation and perfection of each of the security interests referred to in
Section 3.10, exceeded and will exceed, the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such corporation as they mature.

         (b) The assets of NWS immediately following the making of each Loan, and at the time of the creation and perfection of each of the security interests referred to in Section 3.10, did not and will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

         (c) NWS, immediately following the making of each Loan, and at the time of the creation and perfection of each of the security interests referred to in Section 3.10, did not and will not intend to, and did not believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and of amounts to be payable on or in respect of its debt).

         SECTION 3.16. Labor Matters. As of the Effective Date, there are no strikes or other material labor disputes against either Borrower or any Subsidiary pending or, to the Borrowers' knowledge, threatened. As of the Effective Date, the hours worked and payments made to employees of the Borrowers and the Subsidiaries have not been in violation of the Fair Labor Standards Act or, to the Borrowers' knowledge, any other applicable law dealing with such matters. As of the Effective Date, all payments due from Borrowers and the Subsidiaries, or for which any claim may be made against a Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrowers. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which either Borrower or any Subsidiary is a party or by which either Borrower or any Subsidiary is bound on the Effective Date.

         SECTION 3.17. Employment and Management Agreements. (a) As of the Effective Date, there are no employment agreements covering the management of the Borrowers or collective bargaining agreements or other labor agreements covering any of the employees of the Borrowers and the Subsidiaries other than as disclosed in the NWS 1995 Form 10-K.

         (b) As of the Effective Date, there are no agreements for management or consulting services to which either Borrower or any Subsidiary is a party or by which it is bound except as disclosed in the NWS 1995 Form 10-K and except short-term agreements entered into in the ordinary course of business.

         SECTION 3.18. Environmental Matters. Except as set forth in the NWS 1995 Form 10-K and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither any Borrower nor any Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.

IV.  CONDITIONS OF EFFECTIVENESS AND LENDING

         The effectiveness of this Agreement and the obligations of the Lenders to make Loans hereunder and of the Issuing Bank to issue Letters of Credit hereunder shall be subject to the following conditions precedent:

         SECTION 4.01. All Events. On the date of each borrowing of Revolving Credit Loans hereunder and on the date of each issuance of a Letter of Credit hereunder:

                 (a) The Administrative Agent shall have received a notice of such borrowing or the Issuing Bank shall have received a notice requesting the issuance of such Letter of Credit, as required by
         Section 2.04 or 2.18, as applicable.

                 (b) The representations and warranties set forth in the Loan Documents shall be true and correct with the same effect as though made on and as of such date (except insofar as such representations expressly relate to an earlier date), NWS and its Subsidiaries shall be in compliance in all material respects with all the terms and provisions contained herein and in the other Loan Documents required to be observed or performed, and at the time of and immediately after giving effect to such borrowing or issuance, no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                 (c) The Lenders shall have received a Borrowing Base Certificate in accordance with Section 5.05(d). After giving effect to such new Revolving Credit Loan or the issuance of such Letter of Credit, the Revolving Credit Exposure shall not exceed the lesser of
         (i) the Total Revolving Credit Commitment and (ii) the then current Borrowing Base.

Each borrowing hereunder and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such borrowing or issuance as to the matters specified in paragraph (b) and the last sentence of paragraph (c) of this Section 4.01.

         SECTION 4.02. Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit on and after the Effective Date are subject to the following additional conditions precedent:

                 (a) The Administrative Agent shall have received the favorable written opinion of Katten Muchin & Zavis, counsel for the Loan Parties, in substantially the form set forth in Exhibit E hereto and covering such additional matters relating to the Loan Documents and the Transactions as the Required Lenders shall reasonably request. Such opinion shall be dated the Effective Date and addressed to the Administrative Agent, the Issuing Bank and the Lenders.

                 (b) The Administrative Agent shall have received (i) copies of the certificates of incorporation, as amended, of each Loan Party certified by the Secretary of State of its jurisdiction of organization, and a certificate or other satisfactory evidence as to the good standing of such Loan Party from such Secretary of State;
         (ii) certificates of the Secretary or an Assistant Secretary of each Loan Party, dated the Effective Date and certifying (A) that attached thereto are true and complete copies of the By-laws of such Loan Party as in effect immediately prior to and at all times since a date prior to the date of the resolutions described in (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is or is to be a party and, in the case of the Borrowers, the borrowings hereunder and all aspects of the Transactions requiring approval by such Loan Party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of such Loan Party has not been amended since the date of the last amendment thereto shown on the good standing certificate furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each officer of such Loan Party executing any Loan Document or any other document delivered or executed by such Loan Party in connection herewith or therewith; (iii) a certificate of another officer of each Loan Party as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such Loan Party; and (iv) such other documents as the Required Lenders or Cravath, Swaine & Moore, special counsel for the Administrative Agent, may reasonably request.

                 (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraph (b) and the last sentence of paragraph (c) of Section 4.01.

                 (d) The Administrative Agent shall have received, for the account of each Lender with a Revolving Credit Commitment, a Revolving Credit Note duly executed by the Borrowers payable to such Lender's order and otherwise complying with the provisions of Section 2.05.

                 (e) The Guarantee Agreement shall have been duly executed by the Guarantors, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                 (f) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                 (g) The Security Agreement and the Pledge Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect and the Collateral Agent on behalf of the holders of the Obligations shall continue to have a perfected, first priority security interest in the Collateral as described therein.

                 (h) The Collateral Agent shall have received a duly completed and executed Perfection Certificate (as defined in the Security Agreement) and each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or requested by the Collateral Agent to be filed, registered or recorded in order to create and continue in favor of the Collateral Agent for the benefit of the holders of the Obligations perfected security interests in the Collateral under the Security Agreement shall have been filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                 (i) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings made with respect to each Loan Party in the jurisdictions in which Uniform Commercial Code filings were made under the Original Credit Agreement or are to be made pursuant to paragraph (h) above, which shall not have disclosed any Lien, except Permitted Encumbrances.

                 (j) The Collateral Agent shall have received (i) the Mortgage relating to the Kentucky Plant, in a form reasonably satisfactory to the Collateral Agent and duly executed by the Kentucky Subsidiary,
         (ii) a policy of title insurance, together with such co-insurance and reinsurance as may be requested by the Collateral Agent, insuring the Mortgage relating to the Kentucky Plant as a valid first Lien on the Kentucky Plant, free of all Liens or other exceptions to title other than Permitted Encumbrances and (iii) such amendments or modifications to the other Mortgages as the Collateral Agent shall request in order to provide for the continued protection, perfection and priority of the Liens granted thereunder securing the Obligations.

                 (k) The Collateral Agent shall have received written confirmation, in form and substance reasonably satisfactory to it, from the title insurer(s) that provided policies of title insurance insuring the Mortgages as valid first Liens on the Mortgaged Properties, confirming that such policies of title insurance remain in full force and effect after giving effect to this Agreement and any amendment or modification of the Mortgages on the Effective Date.

                 (l) The Administrative Agent shall have received (i) all fees payable to the Administrative Agent and the Lenders required to be paid on or prior to the Effective Date and (ii) payment in respect of all expenses of the Administrative Agent or the Collateral Agent required to be paid or reimbursed by the Borrowers hereunder or under any other Loan Document (to the extent that the amount thereof shall have been communicated to the Borrowers prior to the Effective Date).

                 (m) The Borrowers shall have made arrangements satisfactory to the Administrative Agent for (i) the termination of all lending commitments under the Original Credit Agreement on the Effective Date and (ii) the payment in full on the Effective Date of all indebtedness, accrued interest thereon, accrued fees (including the "Deferred Fees" referred to in the Original Credit Agreement) and other obligations outstanding under the Original Credit Agreement on the Effective Date (other than the Rollover Term Loans and accrued interest thereon).


V.  AFFIRMATIVE COVENANTS

         Each Borrower jointly and severally covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any fee, or any other expense or amount payable hereunder shall be unpaid, or any Letter of Credit remains outstanding, unless the Required Lenders shall otherwise consent in writing, it will, and will cause its Subsidiaries to:

         SECTION 5.01. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

         SECTION 5.02. Businesses and Properties. At all times do or cause to be done all things necessary to preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names then material to the conduct of its businesses; maintain and operate such businesses in substantially the manner in which they are presently conducted and operated by it (subject to changes in the ordinary course of business and changes contemplated by Section 6.05(b)); comply in all material respects with all laws and regulations applicable to the operation of such businesses (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority whether now in effect or hereafter enacted and with all other applicable laws and regulations; take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which may be material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses, defend such property from all claims asserted against it, operate such property in a good and workmanlike manner and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in the reasonable opinion of the Borrowers' management in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.03. Insurance. (i) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers,
(ii) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses and as reasonably requested by the Lenders, (iii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and its Subsidiaries, in such amount as it shall reasonably deem necessary and as reasonably requested by the Lenders and (iv) maintain such other insurance as may be required by any other Loan Document or as may be required by law.

         SECTION 5.04. Obligations and Taxes. Pay and discharge all indebtedness and obligations promptly (subject to any applicable grace period) when due in accordance with their terms, and pay and discharge promptly when due all royalties, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to Liens upon such properties or any part thereof; provided, however, that the Borrowers and their Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrowers and their Subsidiaries shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on its books adequate reserves with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

         SECTION 5.05.  Financial Statements; Reports.  Furnish to each Lender:

                 (a) within 120 days after the end of each fiscal year of NWS, consolidated balance sheets of NWS and its Subsidiaries and related consolidated statements of income and cash flows showing the financial condition of NWS and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows during such fiscal year, all audited by Coopers & Lybrand L.L.P. or other independent certified public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition, results of operations and cash flows of NWS and its Subsidiaries, in accordance with generally accepted accounting principles consistently applied (except for any changes with which such accountants concur in writing);

                 (b) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of NWS, unaudited consolidated balance sheets and related statements of income and cash flows showing the financial condition of NWS and its Subsidiaries as of the close of such quarter and the results of their operations and cash flows for such quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer of NWS as fairly presenting the financial condition, results of operations and cash flows of NWS and its Subsidiaries, in accordance with generally accepted accounting principles applied consistently with those used in preparing the statements delivered pursuant to (a) above and subject to normal year-end audit adjustments;

                 (c) concurrently with any delivery under (a) or (b) above, a certificate of a Financial Officer of NWS certifying (i) that no Event of Default, or event or condition which with notice or lapse of time or both would constitute an Event of Default, has occurred or, if such an Event of Default or event or condition has occurred, specifying the nature and extent thereof and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating (x) compliance with the covenants contained in Sections 6.14, 6.15, 6.17 and 6.18 and (y) the ratio of Adjusted Indebtedness to Consolidated Cash Flow Available for Fixed Charges for purposes of determining the Applicable Margin;

                 (d) within 12 Business Days after the end of each calendar month, a Borrowing Base Certificate certified by a Financial Officer of each Borrower (which certificate the Lenders shall have the right to audit);

                 (e) promptly upon their becoming available, copies of all regular and periodic reports, proxy statements and other materials filed by NWS with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to the stockholders of NWS or its Subsidiaries;

                 (f) prior to the commencement of each fiscal year of NWS, financial projections for such fiscal year certified by a Financial Officer to represent a good faith estimate of the Borrowers' performance for such fiscal year based upon assumptions set forth therein believed to be fair and reasonable in light of current business conditions; and copies of any other material financial projections and budgets prepared by or on behalf of the Borrowers and approved by the Board of Directors of NWS; and

                 (g) promptly, from time to time, such other information regarding the operations, business affairs, assets and financial condition of NWS and its Subsidiaries as any Lender may reasonably request including, but not limited to, monthly accounts receivable aging and inventory schedules.

         SECTION 5.06. Litigation and Other Notices. After either Borrower has knowledge thereof, give each Lender prompt written notice of the following:

                 (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohib-iting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the consummation of any Transaction or the initiation of any litigation seeking any such injunction, order or other restraint;

                 (b) the making of any claim or demand or the filing or commencement of any other action, suit or proceeding against NWS or its Subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would (after giving full effect to such determination) have a Material Adverse Effect;

                 (c) any Event of Default (other than a payment default or default for failure to provide the financial statements required by
         Section 5.05) or event or condition which, upon notice or lapse of time or both, would constitute an Event of Default (other than a payment default or default for failure to provide the financial statements required by Section 5.05), specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

                 (d) any development in the business or affairs of NWS or its Subsidiaries (other than events or circumstances affecting the industry generally) which has resulted in or which is likely, in the reasonable judgment of either Borrower, to have a Material Adverse Effect.

         SECTION 5.07. ERISA and Environmental Matters. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of either Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $4,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrowers propose to take with respect thereto.

         (b) Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties.

         (c) If either Borrower obtains knowledge of any Environmental Liability (other than as disclosed in the NWS 1995 Form 10-K) that alone, or together with any other Environmental Liabilities, exceeds $5,000,000, promptly notify the Administrative Agent thereof and, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrowers, an environmental site assessment report for the properties that are the subject of such Environmental Liabilities prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such properties.

         SECTION 5.08. Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with generally accepted accounting principles and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Administrative Agent or any Lender to visit and inspect the properties of either Borrower or its Subsidiaries and permit any authorized representative designated by the Administrative Agent or any Lender access for purposes of auditing any Borrowing Base Certificate delivered pursuant to Section 5.05(d) and the existence and condition of the Accounts, inventory and other assets of either Borrower and its Subsidiaries, reviewing the compliance by the Borrowers and their Subsidiaries with the terms and conditions of this Agreement and the other Loan Documents and discussing the affairs, finances and condition of either Borrower or its Subsidiaries with such officers and employees of and accountants for either Borrower or its Subsidiaries as the Administrative Agent or any Lender shall deem appropriate.

         SECTION 5.09. Use of Proceeds. Use the proceeds of the Revolving Credit Loans solely for the purposes set forth in the preamble to this Agreement.

         SECTION 5.10. Collateral for the Obligations. Promptly upon acquisition thereof, pledge all assets and properties (including all Accounts, inventory, real property and other assets and properties) of each Borrower and its Subsidiaries constituting Collateral under the Security Documents in each case as security for the Obligations, maintain in full force and effect the lockbox arrangements contemplated by the Security Agreement and perform all obligations of each Borrower and its

Subsidiaries set forth in any Lockbox Agreement (including without limitation issuing irrevocable directions to all Account Debtors to remit payments in respect of Accounts to the lockboxes or accounts established with the Collateral Agent or pursuant to any Lockbox Agreement).

         SECTION 5.11. Further Assurances. Execute any and all further documents, agreements and instruments, and take all further actions which may be required under applicable law, or which the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests intended to be created by the Security Documents and Liens on any properties and assets acquired pursuant to any Permitted Acquisition. In the event that any Subsidiary is acquired or organized after the Effective Date, the Borrowers will cause the capital stock of such Subsidiary to be pledged pursuant to the Pledge Agreement and will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, to execute and deliver such other mortgages, deeds of trust, assignments, agreements, documents and instruments as the Collateral Agent or the Required Lenders reasonably request to grant Liens on its properties and assets securing the Obligations and to file and record such documents and instruments as shall be necessary or appropriate to perfect and protect all Liens so granted.

         SECTION 5.12. Fiscal Year; Accounting. Maintain its present method of accounting and current accounting policies (other than insignificant changes of method) except as permitted by generally accepted accounting principles and maintain its present fiscal year.

         SECTION 5.13. Business Notices. The Borrowers shall give to Lenders prompt notice of (a) any strikes or other similar labor disputes, (b) any employment agreement or amendment thereto entered into after the Effective Date covering the management of either Borrower or any collective bargaining agreement or amendment thereto and (c) any agreement or amendment thereto entered into for management or consulting services with any Affiliate.


VI.  NEGATIVE COVENANTS

         Each Borrower jointly and severally covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any fee, or any other expense or amount payable hereunder shall be unpaid, or any Letter of Credit remains outstanding, unless the Required Lenders (or Lenders holding Loans, participations in Letters of Credit and unused Commitments representing 90% of the sum of all outstanding Loans, the Letter of Credit Exposure and unused Commitments, in the case of
Section 6.11) shall otherwise consent in writing, it will not, and will not cause or permit any Subsidiary to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, including pursuant to Guaranties, except:

                 (a) Indebtedness represented by the Loan Documents;

                 (b) the Letters of Credit;

                 (c) purchase money indebtedness not in excess of $4,000,000 aggregate principal amount outstanding at any time incurred in connection with the purchase of property other than inventory, recourse for which is limited solely to the assets financed thereby;

                 (d) vehicle leases or equipment leases in the ordinary course of business consistent with past practice;

                 (e) in the case of any Subsidiary other than NWS/ Texas, Indebtedness owing to one or both of the Borrowers permitted under
         Section 6.16 and, in the case of the Borrowers, Indebtedness owing from NWS to NWS/Texas or from NWS/Texas to NWS;

                 (f) Indebtedness of the Borrowers in respect of the purchase price of scrap steel not in excess of $5,000,000 aggregate unpaid amount at any time, secured solely by Liens permitted under clause (i) of Section 6.02;

                 (g) unsecured Indebtedness (in addition to any unsecured Indebtedness permitted under any other clause of this Section) not in excess of $25,000,000 in the aggregate at any time;

                 (h) unsecured Indebtedness consisting of obligations in respect of interest rate protection arrangements entered into to hedge interest rate exposure on Indebtedness permitted hereunder;

                 (i) Indebtedness of NWS represented by the Senior Notes; and

                 (j) Indebtedness of NWS represented by the Impianti Notes and the Tamini Notes;

provided, however, that (i) no Subsidiary (other than NWS/Texas) shall have any Indebtedness that is not also permitted by Section 6.16 and (ii) without the prior written consent of the Required Lenders, no Indebtedness shall be incurred in reliance upon the provisions of the Senior Note Documents that allow the incurrence of up to $15,000,000 of Indebtedness without regard to compliance with the limitations thereunder generally applicable to the incurrence of Indebtedness.

                 SECTION 6.02. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including stock or other securities of any person, including any Subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except Liens created pursuant to the Security Documents and the following:

                 (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, pensions and other social security benefits;

                 (b) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety, customs and appeal bonds and other obligations of like nature (but in any case not securing Indebtedness), incurred as an incident to and in the ordinary course of business;

                 (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings and as to which NWS and its Subsidiaries shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on their books adequate reserves;

                 (d) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which NWS and its Subsidiaries shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on their books adequate reserves;

                 (e) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title to real property (and with respect to leasehold encumbrances or interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of real property material to the operation of the business of either Borrower or the value of such property for the purpose of such business;

                 (f) Liens on property other than Accounts existing at the time such property is acquired by NWS or a Subsidiary thereof; provided, in each case, that (i) such Liens were not created in contemplation of the acquisition by either Borrower or its Subsidiary of such property and (ii) such Lien does not attach to any other property or assets;

                 (g) Liens securing purchase money indebtedness permitted by
         Section 6.01(c); provided that such Liens shall attach only to the property financed thereby and the purchase price of all such property shall not exceed $6,000,000 in the aggregate;

                 (h) Liens existing on the Effective Date and disclosed in the financial statements referred to in Section 3.05 or the notes thereto or set forth in Schedule 6.02 hereto;

                 (i) Liens securing Indebtedness permitted by Section 6.01(f); provided that such Liens shall attach only to the property financed thereby and not yet paid for; and

                 (j) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (g) of this Section 6.02; provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

                 SECTION 6.03. No Guarantees. Guarantee, endorse or otherwise become contingently liable for any obligations or Indebtedness of any other person, except (a) as otherwise expressly permitted by this Agreement and (b) guarantees by either Borrower of obligations of each other or their wholly-owned Subsidiaries; provided, however, that (i) clause (b) of the foregoing shall not be construed to permit any guarantee of or other contingent liability with respect to any Indebtedness not permitted under Section 6.01 and
(ii) neither Borrower shall guarantee any Indebtedness of any Subsidiary acquired pursuant to a Permitted Acquisition if such Indebtedness was incurred or created prior to such Permitted Acquisition, except that such Indebtedness may be so guaranteed up to an aggregate principal amount of $5,000,000 outstanding at any time.

                 SECTION 6.04. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby either Borrower or any Subsidiary thereof shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which either Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, without the prior written consent of the Required Lenders.

                 SECTION 6.05. Acquisitions, Consolidations, Mergers and Sales of Assets. (a) Acquire all or substantially all the assets of, merge with or into or consolidate or combine with, any other person or sell, lease, transfer or assign to any person or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired); provided, however, that the foregoing shall not be construed to prohibit (i) the sale by NWS of all the outstanding capital stock of NWS/Texas, or the sale, lease or other disposition by NWS/Texas of all or substantially all its assets, in a transaction permitted under paragraph (b) below or (ii) Permitted Acquisitions.

                 (b) Sell, lease, transfer or assign to any person or otherwise dispose of any asset (including any stock of any other corporation) without the prior written consent of the Required Lenders; provided, however, that, without the prior written consent of the Required Lenders (i) the Borrowers and their Subsidiaries may sell or otherwise dispose of assets in the ordinary course of business, (ii) NWS may sell all the outstanding capital stock of NWS/Texas in an arm's length transaction (in which case Section 9.17 shall apply), (iii) NWS/Texas may sell, lease or otherwise dispose of the assets of the Houston Facility (including inventory and Accounts associated therewith) in an arm's length transaction, (iv) the Borrowers may lease real property to any supplier of scrap steel to the Borrowers for the purpose of providing such supplier with a location at the site of the Borrowers' facilities to store scrap steel to be purchased by the Borrowers, (v) the Borrowers may sell, lease, assign, transfer or otherwise dispose of assets in arm's length transactions, for cash consideration, with an aggregate fair market value in any year not in excess of (A) $2,000,000 (in the case of an arm's length transaction with a non-Affiliate, the fair market value shall be deemed to be the cash consideration actually received), plus (B) an amount equal to the excess of $2,000,000 over the fair market value of all assets actually disposed of pursuant to this sentence in each prior fiscal year that commenced after the Effective Date, less (C) an amount equal to the excess of the fair market value of all assets actually disposed of pursuant to this clause (v) in each prior fiscal year that commenced after the Effective Date over $2,000,000 and (vi) NWS/Texas may transfer a parcel of vacant land adjacent to the Houston Facility to, or for the benefit of, a local Governmental Authority to build a fire station, and the Collateral Agent may release such parcel from the Liens of the Security Documents in connection therewith, subject only to the satisfaction of the Collateral Agent that such transfer and release is effected in a manner that does not adversely affect the Lien of the Security Documents with respect to the Houston Facility.

                 SECTION 6.06. Investments, Loans and Advances. Make any loan, advance or capital contribution to, make or hold any investment in, purchase or commit to purchase or hold any stock or other securities or evidences of obligations of or interests in, any person or entity, other than:

                   (i) Accounts in the ordinary course of business;

                  (ii) Permitted Investments;

                 (iii) loans and advances in the ordinary course of its business to employees of NWS or any Subsidiary of NWS in an aggregate outstanding principal amount not in excess of $1,000,000 on a consolidated basis;

                  (iv) loans and advances to suppliers in the ordinary course of its business in aggregate outstanding principal amount at any time not in excess of $3,000,000 on a consolidated basis;

                   (v) capital contributions by NWS to any of its wholly-owned Subsidiaries other than NWS/Delaware, cash capital contributions to NWS/Delaware by NWS not in excess of $1,000 on a consolidated basis, and noncash capital contributions to NWS/Delaware by NWS to the extent permitted under Section 6.16;

                  (vi) dated accounts receivable from customers in the ordinary course of business; provided that the aggregate outstanding amount of such receivables in excess of 90-day dating shall not exceed $7,000,000 on a consolidated basis;

                 (vii) securities of an Account Debtor or any successor thereto received as settlement or partial settlement of an Account in connection with the reorganization of such Account Debtor;

                (viii) loans to NWS or a wholly-owned Subsidiary of NWS permitted under subsection (e) of Section 6.01; and

                  (ix) Permitted Acquisitions.

                 SECTION 6.07. Transactions with Affiliates. Enter into any transaction with any Affiliate except in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrowers could, in the good-faith judgment of the Board of Directors of NWS, obtain or could become entitled to in an arm's-length transaction with a person or entity which was not an Affiliate; provided that the foregoing shall not apply to transactions between or among the Borrowers and their wholly-owned Subsidiaries not involving any other Affiliate.


                 SECTION 6.08. Line of Business. Engage in any business other than the business in which it is presently engaged or materially change the nature of its business as presently conducted.

                 SECTION 6.09. Credit Standards. Modify in any material respect the credit standards and procedures, the collection policies or the loss recognition procedures with respect to the creation or collection of Accounts from those in effect at NWS on July 31, 1995.

                 SECTION 6.10. Dividends. Declare or pay, directly or indirectly, any dividends (other than in shares of its common stock) or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock, or directly or indirectly redeem, purchase, retire or otherwise acquire for a consideration, any shares of any class of capital stock, or set apart any sum for the aforesaid purposes, except that the Subsidiaries of either Borrower may pay dividends to such Borrower. Notwithstanding the foregoing, NWS may repurchase shares of its Common Stock pursuant to Permitted Equity Purchases.

                 SECTION 6.11. Priority of Loan Payments. Directly or indirectly make any optional payment, retirement, repurchase or redemption (a) on account of the principal of any Indebtedness, other than the Loans and the Indebtedness referred to in clauses (c), (e), (f) and (g) of Section 6.01, or
(b) on account of the par, stated or liquidation value of any preferred stock or other capital stock incurred or issued by NWS whether by prepayment, redemption, refinancing, exchange, defeasance or otherwise, except Permitted Equity Purchases.

                 SECTION 6.12. Amendment of Constituent Documents and Certain Agreements. (a) Permit any amendment or modification adverse to the interests of the Lenders to be made to the Certificate of Incorporation or By-laws of any Loan Party.

                 (b) Permit any amendment or modification to be made to the Senior Note Documents or the terms and conditions of the Senior Notes.

                 SECTION 6.13. Plan of Liquidation, etc. Cause or permit any liquidation of, or the adoption of any plan of liquidation with respect to, either Borrower or any of its Subsidiaries, or distribute any assets of either Borrower or any of its Subsidiaries without the prior written consent of the Required Lenders; provided that the assets of any Subsidiary may be distributed to NWS.

                 SECTION 6.14. Current Ratio. On or after the Effective Date, permit (other than as a direct result of the closure, sale or other disposition of the Houston Facility or the sale or other disposition by NWS of all the capital stock of NWS/Texas, and then only to the extent attributable to such event) at any time the ratio of Current Assets to Current Liabilities to be less than 1.3 to 1.

                 SECTION 6.15. Fixed Charge Coverage Ratio. Permit the ratio of Consolidated Cash Flow Available for Fixed Charges to Consolidated Fixed Charges, in each case as of the end of any fiscal quarter of NWS ending after the Effective Date determined for the period of four consecutive fiscal quarters ending on such date, to be less than 2.0 to 1.

                 SECTION 6.16. No Subsidiaries. Have any Subsidiaries other than (a) NWS/Texas; (b) NWS/Delaware, provided that (i) the sole business activity of NWS/Delaware shall be to perform services for the Borrowers, (ii) NWS/Delaware shall not own any substantial assets, (iii) NWS/Delaware shall not incur any Indebtedness other than (A) vehicle leases or equipment leases in the ordinary course of business, (B) purchase money indebtedness not in excess of $500,000 aggregate principal amount incurred in connection with the purchase of property other than inventory, recourse for which is limited solely to the assets financed thereby,
(C) other Indebtedness owed to NWS or NWS/Texas in an aggregate principal amount outstanding at any time not to exceed $500,000 and (D) Indebtedness consisting of a Guarantee of the Obligations and (iv) the Borrowers and their other Subsidiaries shall not transfer any substantial assets (including any substantial amount of cash) to NWS/Delaware; (c) the Kentucky Subsidiary, provided that (i) the sole business activity of the Kentucky Subsidiary shall be the acquisition, construction, ownership and operation of the assets comprising the Kentucky Plant and (ii) the Kentucky Subsidiary shall not incur any Indebtedness other than Indebtedness owed to NWS or NWS/Texas and Indebtedness consisting of a Guarantee of the Obligations; and (d) any Subsidiary acquired pursuant to a Permitted Acquisition, provided that any such Subsidiary shall not incur any Indebtedness other than Indebtedness owed to NWS or NWS/Texas, Indebtedness consisting of a Guarantee of the Obligations and Indebtedness that is both outstanding at the time such Subsidiary is acquired by NWS and is permitted under clause (g) of Section 6.01; provided further that all the outstanding shares of capital stock of each Subsidiary shall be owned directly by NWS.

                 SECTION 6.17. Capital Expenditures. Make or permit Capital Expenditures during any fiscal year in excess of the amount set forth below opposite such fiscal year:

                  Fiscal Period                                         Amount
                  -------------                                         ------

 Fiscal Year Ending July 31, 1996                                  $55,000,000
 Fiscal Year Ending July 31, 1997                                  $50,000,000
 Fiscal Year Ending July 31, 1998                                  $35,000,000
 Fiscal Year Ending July 31, 1999                                  $35,000,000
 Fiscal Year Ending July 31, 2000 or thereafter                    $37,000,000

provided, however, that (i) the amount set forth above with respect to any fiscal year shall be increased by the amount, if any, by which the Net Cash Proceeds received during such fiscal year in respect of any Prepayment Event described in clause (2) or (3) of the definition of such term exceeds the aggregate principal amount of Rollover Term Loans prepaid with respect to such Prepayment Event pursuant to Section 2.12(d) or deposited or applied pursuant to Section 2.12(g) in lieu of such prepayment, (ii) the amount set forth above with respect to any fiscal year (other than the fiscal year ending July 31, 1996) shall be increased by the amount, if any, by which the amount of Excess Cash Flow for the immediately preceding fiscal year exceeds the aggregate principal amount of Rollover Term Loans prepaid pursuant to
Section 2.12(e) by reference to such Excess Cash Flow, (iii) if Capital Expenditures made in any fiscal year are less than the applicable maximum amount set forth above opposite such fiscal year (plus the additional amount, if any, of Capital Expenditures permitted in such fiscal period pursuant to clauses (i) and (ii) above, but excluding the additional amount, if any, of Capital Expenditures permitted in such fiscal period as a result of a carryover from the preceding fiscal period by reason of this clause), then an amount equal to the lesser of such shortfall or $15,000,000 shall be carried forward and added to the amount of Capital Expenditures permitted in the next fiscal year; provided further, however, that the amount of any consideration paid or given in connection with a Permitted Acquisition in reliance upon sub- clause
(B) or (C) of clause (iii) of the definition of "Permitted Acquisition" shall not thereafter be available for Capital Expenditures pursuant to the foregoing proviso.

                 SECTION 6.18. Leverage Ratio. Permit the Leverage Ratio to be greater than (a) 0.66 to 1, at any time on or prior to and including July 31, 1996, or (b) 0.61 to 1, at any time after July 31, 1996.


VII.  EVENTS OF DEFAULT

                 In case of the happening of any of the following events (herein called "Events of Default"):

                 (a) any representation or warranty made, or deemed pursuant to
         Section 4.01, on or after the Effective Date in or in connection with this Agreement or the Notes or the other Loan Documents or the borrowings hereunder or any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the execution and delivery of the Notes or the borrowings hereunder shall prove to have been false or misleading in any material respect when made, deemed made or furnished;

                 (b) default shall be made in the payment of any principal of, or any installment of principal of, any

         Note, or any reimbursement obligation in respect of any Letter of Credit Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                 (c) default shall be made in the payment of (i) any interest on any Note or any Commitment Fee or any fee payable pursuant to
         Section 2.18(f) when and as the same shall become due and payable and such default shall continue unremedied for a period of five days, or
         (ii) any other fee or amount (other than an amount referred to in paragraph (b) above) due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 10 days after demand for payment thereof shall have been made;

                 (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01,
         5.06 or 5.09 or Article VI; provided, however, in the case of Section 5.06(d), such default shall continue unremedied for a period of 30 days;

                 (e) at any time that any Letter of Credit or any Revolving Credit Loans are outstanding, default shall be made in delivering the Borrowing Base Certificate as required by Section 5.05(d) and such default shall continue unremedied for five days;

                 (f) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to this Agreement or any other Loan Document and such default shall continue unremedied for 30 days after written notice thereof from the Administrative Agent or a Lender;

                 (g) either Borrower or any Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for either Borrower or any Subsidiary or for a substantial part of either Borrower's or one of its Subsidiaries' property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take corporate action for the purpose of effecting any of the foregoing;

                 (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of either Borrower or any of its Subsidiaries or of a substantial part of the property or assets of either Borrower or a Subsidiary under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for either Borrower or a Subsidiary or for a substantial part ofthe property of either Borrower or a Subsidiary thereof or (iii) thewinding- up or liquidation of either Borrower or a Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                 (i) default shall be made with respect to any Indebtedness of either Borrower or any Subsidiary in an aggregate amount in excess of $4,000,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate, the maturity of such Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of either Borrower or a Subsidiary in an aggregate amount in excess of $2,000,000 shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness);

                 (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrowers and their ERISA Affiliates in an aggregate amount in excess of $35,000,000 or requiring payment exceeding $6,000,000 in any year;

                 (k) a judgment for the payment of money (which alone, or when aggregated with all such other unpaid judgments to the extent not fully covered by insurance from financially sound and reputable insurers against the Borrowers and their Subsidiaries at such time, is for $5,000,000 or more) shall be rendered by a court or other tribunal against either Borrower or any of its Subsidiaries and shall remain unpaid or otherwise undischarged and unstayed for a period of 60 days, or any action is taken by the judgment creditor in respect of such judgment to levy thereon;

                 (l) this Agreement, any Note, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement or any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party that is a party thereto, enforceable in accordance with its terms, or any Lien purported to be created by any of the Security Documents shall for any reason (other than failure of the Collateral Agent to maintain possession of Collateral delivered to it under the Pledge Agreement) cease to be, or be asserted by any Loan Party not to be, a valid, first priority (subject only to Permitted Encumbrances referred to in clauses (c) through (i) of Section 6.02) perfected security interest in any Collateral; or

                 (m) a Change in Control shall occur;

then, and in any such event (other than an event with respect to a Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, but only at the request of the Required Lenders (and upon such request the Administrative Agent shall), by written or telegraphic notice to the Borrowers, take either or both of the following actions at the same or different times (in addition to any other remedies available under any Security Document or otherwise): (i) terminate forthwith the Total Revolving Credit Commitments of the Lenders hereunder and
(ii) declare the Notes then outstanding to be forthwith due and payable whereupon the principal of the Notes, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note to the contrary notwithstanding; and in any event with respect to a Borrower described in paragraph (g) or (h) above, the Total Revolving Credit Commitments of the Lenders shall automatically terminate and the Notes shall automatically become due and payable, both as to principal and interest, together with all accrued and unpaid fees and all other liabilities of the Borrowers accrued hereunder, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note to the contrary notwithstanding. In addition to the foregoing remedies the Collateral Agent may, upon and at any time during the continuance of any Event of Default, exercise remedies under the Security Documents, or any of them, may (and, at the request of any Lender holding a Rollover Term Loan secured by funds held in a Fixed Rate Prepayment Account, shall) apply any funds in the Fixed Rate Prepayment Account to payment of the related Rollover Term Loans and at the request of the Required Lenders, shall demand that the Borrowers provide, and thereupon the Borrowers shall provide, cash collateral in respect of the outstanding Letters of Credit in accordance with Section 2.18(j).

VIII.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

           In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and the Issuing Bank hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of Letter of Credit Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties (as defined in the Security Agreement) with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

        Neither the Agents, their affiliates nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or such lesser or greater percentage of the Lenders as may be required in this Agreement under the circumstances) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents, their affiliates nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrowers or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

        The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.

        Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties
and obligations hereunder.   After the Agent's resignation hereunder, the
provisions of this Article and Section 9.04 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their affiliates may accept deposits from, lend money to and generally engage in any kind of business with either Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

        Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its ratable share of the sum of the Rollover Term Loans, Revolving Credit Exposure and unused Revolving Credit Commitments) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, to the extent required to be reimbursed by the Borrowers and not so reimbursed and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them (acting on behalf of the Agent and not on behalf of the Agent in its capacity as a Lender hereunder) in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same is required to be paid or reimbursed by the Borrowers or any other Loan Party and is not so paid or reimbursed, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

        Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this

Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


IX.  MISCELLANEOUS

        SECTION 9.01. Notices. Except as otherwise expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows (or, in the case of telegraphic communication, delivered by telex, graphic scanning or other telegraphic communications equipment) addressed,

                 (a) if to the Borrowers, in care of NWS at 121 Wallace Street, Sterling, Illinois 61081, Attention of Chief Financial Officer;

                 (b) if to the Administrative Agent, to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Janet Belden (Telecopy No. (212) 270-0002), with a copy to Chemical Bank, at 270 Park Avenue, New York, New York 10017, Attention of James H. Ramage (Telecopy No. 212-270-2625); and

                 (c) if to any Lender, at its address set forth in Schedule
         2.01 or 2.02, as applicable, or its Administrative Questionnaire.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given upon receipt, in each case addressed to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party.

                 SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Loan Party herein, in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf and shall continue in full force and effect as long as the principal of or any accrued interest on any Note, any Commitment Fee or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Revolving Credit Commitments have not been terminated.

                 SECTION 9.03. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders.

                 (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Rollover Term Loan or all or a portion of any of its Revolving Credit Commitment and the same portion of the related Revolving Credit Loans at the time owing to it and the related participations in Letters of Credit and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Lender or an affiliate of a Lender or for an assignment by a Lender to a Federal Reserve Bank, the Administrative Agent and NWS must give their prior written consent by countersigning the Assignment and Acceptance (which consents shall not be unreasonably withheld), (ii) each such assignment of a Revolving Credit Commitment or any Revolving Credit Exposure shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement in respect of its Revolving Credit Commitment, Revolving Credit Loans and participations in Letters of Credit to be assigned, (iii) in the case of a partial assignment, each such assignment shall be in an amount which is not less than $5,000,000 (unless NWS shall consent to a partial assignment of a lesser amount) and is an integral multiple of $1,000,000 (provided, however, that any assignment may in any event be equal to the entire amount of the Rollover Term Loan or the entire amount of the Revolving Credit Loans, participations in Letters of Credit and Revolving Credit Commitment of the assigning Lender), (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. Assignments in accordance with this paragraph are not required to be made pro rata as between the assigning Lender's Rollover Term Loan, on the one hand, and Revolving Credit Commitment and Revolving Credit Exposure, on the other.

        (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered under Section
5.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will, independently and without reliance upon the Administrative Agent, the Collateral Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent, respectively, to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent or the Collateral Agent by the terms hereof or any other Loan Document, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

        (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Collateral Agent, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note subject to such assignment, and the fee referred to in Section 9.03(b), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit B hereto and, if required, the Administrative Agent and NWS have consented to such assignment as contemplated by paragraph (b) above, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and

(iii) give prompt notice thereof to the Borrowers. Promptly after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, a new Note or Notes of the same type to the order of such assignee in an amount equal to the applicable Revolving Credit Commitment or Rollover Term Loans assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained an interest hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Rollover Term Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2 hereto, as appropriate. Canceled Notes shall be returned to the Borrowers.

        (f) Each Lender may without the consent of the Borrowers sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Rollover Term Loan or all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans owing to it and the participations in Letters of Credit and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.13 through 2.15 and 2.19, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) the selling Lender shall retain the sole right to approve amendments, modifications and waivers under the Loan Documents (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing all or substantially all the Collateral).

        (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.03, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of either Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve in the manner set forth in Section 9.13 the confidentiality of any confidential information relating to the Borrowers received from such Lender.

        SECTION 9.04. Expenses; Indemnity. (a) The Borrowers jointly and severally agree to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with negotiation and the preparation of this Agreement and the other Loan Documents or with any amendments, modifications or waivers of, or any consents with respect to, any of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Administrative Agent, the Collateral Agent or the Issuing Bank in connection with the administration of this Agreement or any other Loan Document (including, without limitation, in connection with any audit of the Borrowing Base) or reasonably incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or any other Loan Document or with the Loans made or the Notes or Letters of Credit issued hereunder (excluding, however, those costs and expenses arising from any proceeding solely between one or more Lenders to which neither Borrower is a party) including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Administrative Agent, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Lender, including allocated staff counsel costs. The Borrowers further jointly and severally agree to indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the Notes or any of the other Loan Documents. The provisions of this
Section 9.04 shall be in addition to and not in limitation of or substitution for NWS's obligations with respect to fees and expenses contained in the separate agreements between NWS and Chemical Bank.

        (b) The Borrowers jointly and severally agree to indemnify each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders and their directors, officers, employees and agents against, and to hold the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders and such persons harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders or any such persons arising out of, in any way connected with, or as a result of (i) this Agreement, the other Loan Documents and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Commitments) and consummation of the transactions contemplated hereby and thereby, (ii) any Environmental Liabilty or any related or unrelated liability attributable to Hazardous Materials generated, used, handled, transported, stored, treated or disposed of by or on behalf of any Loan Party or any previous owner of its property or any Hazardous Materials released from, on or about any property of any Loan Party, or (iii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not any such person is a party thereto; provided that such indemnity shall not, as to any Lender, apply to any such losses, claims, damages, liabilities or related expenses arising from (A) any unexcused breach by such Lender of any of its obligations under this Agreement or (B) the gross negligence or willful misconduct of such Lender.

        (c)  The provisions of this Section 9.04, Sections 2.13 and 2.19 and
Article VIII shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, any Note or other Loan Document, or any investigation made by or on behalf of any Lender. All amounts due under this Section 9.04 shall be payable on written demand therefor.

        SECTION 9.05. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have under applicable law and shall be subject to
Section 2.17.

        SECTION 9.06. Applicable Law; Submission to Jurisdiction; Service of Process. (a) THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

        (b) Each Borrower hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement, the Notes or any other Loan Document or, to the full extent permitted by applicable law, any subject matter of any thereof may not be enforced in or by such courts.

        Each Borrower hereby agrees that process against it may be served by delivery of service of process in any of the aforesaid actions, suits or proceedings to C T Corporation System, 1633 Broadway, New York, New York 10019 (here-inafter called the "Process Agent") and each Borrower hereby designates and appoints the Process Agent as its attorney-in-fact to receive service of process in any action or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service to the Process Agent or upon such attorney-in-fact shall constitute valid service upon such party or its successors or assigns, subject to the sole condition that a duplicate copy shall have been sent by registered or certified mail to such Borrower at its address set forth in Section 9.01 or as otherwise specified pursuant thereto. Each Borrower shall promptly notify the Administrative Agent of any change in the address of its Process Agent and may, by prior written notice to the Administrative Agent, change the identity of its Process Agent. If the Process Agent of either Borrower shall at any time cease to be duly qualified to do business in the State of New York or cease to exist or maintain an office in the City of New York, such Borrower shall forthwith designate a successor Process Agent which maintains an office in the City of New York and shall give prompt notice of such designation to the Administrative Agent.

        SECTION 9.07. Payments on Business Days. Should the principal of or interest on the Notes or any Commitment Fee or any other fee or amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

SECTION 9.08.  Waivers; Amendments.  (a)  No failure or delay   of the
Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders hereunder and under the other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or the Notes or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
No notice or demand on either Borrower in any case shall entitle either
Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

        (b) Neither this Agreement, the other Loan Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower or Borrowers (or other Loan Parties) party thereto with the written consent of the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or change the rate of interest on any Loan, without the written consent of each Lender affected thereby, (ii) change the Revolving Credit Commitment of any Lender or reduce the Commitment Fees or Letter of Credit Participation Fees without the written consent of each Lender affected thereby, (iii) waive, amend or modify the provisions of Section 6.11 or 6.13, without the written consent of Lenders holding in excess of 50% of the Rollover Term Loans (in addition to the written consent otherwise required of the Lenders in respect thereof), or (iv) waive, amend or modify the provisions of this Section 9.08, Section 2.10(d), Sections 2.11 through 2.17 (other than an amendment or modification to or waiver of Section 2.13 that does not affect
Section 2.12(g) or (h) or otherwise affect the designated allocation among the Lenders of any prepayments thereunder), Section 2.19, Section 4.02, Section
9.03 or the definition of the "Required Lenders", without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section 9.08 regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

        (c) No Collateral in which the Collateral Agent has been granted a security interest for the benefit of the Lenders pursuant to any Security Document may be released other than in accordance with the terms of such Security Document or in connection with a sale or other disposition of such Collateral permitted under Section 6.05(b) nor may the definition of "Borrowing Base" be amended or any Guarantor be released from its obligations under the Guarantee Agreement, without the prior written consent of the Lenders holding Loans, participations in Letters of Credit and unused Commitments representing more than 90% of the sum of the aggregate principal amount of Loans outstanding, the Letter of Credit Exposure and unused Commitments.

        SECTION 9.09. Limitation of Interest. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable laws (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any one of the Lenders in connection with the Loans made by it hereunder, exceeds the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable laws (including Federal laws of the United States of America), the rate of interest payable hereunder and under the Notes delivered to such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

        SECTION 9.10. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good- faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

        SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        SECTION 9.13. Confidentiality. Each Lender agrees (which agreement shall survive the termination of this Agreement) that financial information, information from NWS's books and records, information concerning NWS's trade secrets and patents and any other information received from the Borrowers hereunder which at the time of receipt is clearly labeled as confidential and subject to this Section 9.13 shall be treated as confidential by such Lender, and each Lender agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Lender and its counsel and agents; provided it is understood that the foregoing shall not apply to:

                   (i) disclosure made with the prior written authorization of a Borrower;

                  (ii) disclosure of information (other than that received from the Borrowers prior to or under this Agreement) already known by, or in the possession of such Lender without restrictions on the disclosure thereof at the time such information is supplied to such Lender by the Borrowers hereunder;

                 (iii) disclosure of information which is required by applicable law or to a governmental agency having supervisory authority over any party hereto or to the National Association of Insurance Commissioners;

                 (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or under any Note or Loan Document or in connection with the transactions contemplated hereby or thereby;

                 (v) disclosure to any bank (or other entity) which may acquire a participation or other interest in the

         Loans or rights of any Lender hereunder or under the Notes or Loan Documents; provided that such bank (or other entity) agrees to maintain any such information to be received in accordance with the provisions of this Section 9.13;

                 (vi) disclosure by any party hereto to any other party hereto or their counsel or agents;

                 (vii) disclosure by any party hereto to any entity, or to any subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any subsidiary of such an entity; or

                 (viii) disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.

                 SECTION 9.14.  Entire Agreement; Waiver of Jury Trial, etc.
(a) Except as provided in Sections 2.08(b) and (c)(ii) and 9.04(a), this Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the transactions contemplated hereby is superseded by this Agreement and the other Loan Documents. Except as expressly provided herein or in the other Loan Documents, nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                 (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, any of the other Loan Documents or the transactions contemplated hereby.

                 (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 9.14 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

                 (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

                 SECTION 9.15. Effectiveness; Original Credit Agreement. This Agreement shall not be effective until (a) copies hereof which, when taken together, bear the signatures of each party hereto shall be received by the Administrative Agent and (b) the conditions to such effectiveness set forth in
Section 4.02 shall have been satisfied. Until this Agreement becomes effective, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby. After this Agreement becomes effective, all obligations of the Borrowers under the Original Credit Agreement shall become obligations of the Borrowers hereunder, secured by the Security Documents, any Original Lender that is not a Lender shall be released from all its obligations under the Original Credit Agreement, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof.

                 SECTION 9.16. Joint Obligations. All obligations of the Borrowers under this Agreement and the other Loan Documents shall be joint and several, including, without limitation, obligations in respect of the payment of principal of and interest on the Notes, Commitment Fees, Letter of Credit Participation Fees and all other amounts payable hereunder and under the other Loan Documents. The obligations of each Borrower under any Loan

Document to which it is a party but the other Borrower is not a party are hereby guaranteed by such other Borrower.

                 SECTION 9.17. Release of NWS/Texas. In the event of a sale by NWS of all the outstanding shares of capital stock of NWS/Texas in a transaction permitted hereunder, then upon such sale, notwithstanding any contrary provision herein or in any other Loan Document (a) NWS/Texas shall cease to be a Borrower hereunder for all purposes hereof and shall not be entitled to borrow hereunder or to obtain Letters of Credit hereunder, (b) NWS/Texas shall be released from any liability in respect of the Obligations,
(c) NWS shall be the sole Borrower hereunder and shall remain liable for all the Obligations, (d) all outstanding Loans shall be deemed Loans made to NWS and all outstanding Letters of Credit shall be for its account and (e) NWS shall enter into such agreements and instruments as the Administrative Agent or the Required Lenders shall reasonably request to give effect to the foregoing.

                 IN WITNESS WHEREOF, the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and the Issuing Bank have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         NORTHWESTERN STEEL AND WIRE
                                         COMPANY, an Illinois corporation,

                                         by Robert N. Gurnitz
                                            ----------------------------------
                                            Name:  Robert N. Gurnitz
                                            Title: Chief Executive
                                                   Officer


                                         NORTHWESTERN STEEL AND WIRE
                                         COMPANY, a Texas corporation,

                                         by Robert N. Gurnitz
                                            ----------------------------------
                                            Name:  Robert N. Gurnitz
                                            Title: Chief Executive
                                                   Officer


                                         CHEMICAL BANK,
                                         in its capacity as a Lender
                                         and as Administrative Agent,
                                         Collateral Agent and IssuingBank,

                                         by James Ramage
                                            ---------------------------------
                                            Name:  James Ramage
                                            Title: Vice President


                                         HSBC BUSINESS LOANS, INC.,

                                         by  Michael J. O'Connell
                                            ----------------------------------
                                             Name:  Michael J. O'Connell
                                             Title: Ass't Vice President

                                         WELLS FARGO BANK, N.A.,

                                         by  Christine C. Rotter
                                            ----------------------------------
                                             Name:  Christine C. Rotter
                                             Title: Vice President

                                         MITSUI NEVITT CAPITAL CORP.,

                                         by  Peter K. Nevitt
                                             ---------------------------------
                                             Name:  Peter K. Nevitt
                                             Title: President


                                         THE TRAVELERS INSURANCE COMPANY,

                                         by  John W. Petchler
                                             ---------------------------------
                                             Name:  John W. Petchler
                                             Title: Second Vice President


                                         THE TRAVELERS INDEMNITY COMPANY,

                                         by John W. Petchler
                                            ----------------------------------
                                            Name:  John W. Petchler
                                            Title: Second Vice President


                                         THE PHOENIX INSURANCE COMPANY,

                                         by John W. Petchler
                                            ----------------------------------
                                            Name:  John W. Petchler
                                            Title: Second Vice President

                                         THE TRAVELERS INSURANCE
                                         COMPANY (AS TO SEPARATE ACCOUNT D),

                                         by John W. Petchler
                                            ----------------------------------
                                            Name:  John W. Petchler
                                            Title: Second Vice President


                                         HELLER FINANCIAL, INC.,

                                         by  Linda W. Wolf
                                            ----------------------------------
                                             Name:  Linda W. Wolf
                                             Title: Senior Vice President

                                         SOCIETE GENERALE,

                                         by Olivia N. Feldman
                                            ----------------------------------
                                            Name:  Olivia N. Feldman
                                            Title: Assistant Treasurer


                                         BANK OF AMERICA ILLINOIS,

                                         by Paul A. O'Mara
                                            ----------------------------------
                                            Name:  Paul A. O'Mara
                                            Title: Senior Vice President


                                         CAISSE NATIONALE DE CREDIT AGRICOLE,

                                         by  David Bouhl F.V.P.
                                             --------------------------------
                                             Name:  David Bouhl F.V.P.
                                             Title: Head of Corporate
                                                    Banking, Chicago

                                    Exhibits


Form of Revolving Credit Note                     Exhibit A-1
Form of Rollover Term Note                        Exhibit A-2
Form of Assignment and Acceptance                 Exhibit B
Form of Borrowing Base Certificate                Exhibit C
Request for Extension of Revolving                Exhibit D
  Credit Maturity Date
Form of Opinion                                   Exhibit E
Form of Administrative Questionnaire              Exhibit F
Amended and Restated Security Agreement           Exhibit G
Amended and Restated Pledge Agreement             Exhibit H
Form of Guarantee Agreement                       Exhibit I
Form of Indemnity, Subrogation and                Exhibit J
 Contribution Agreement

                                                                     EXHIBIT A-1
                         FORM OF REVOLVING CREDIT NOTE


$ [Insert Amount of Lender's                                New York, New York
Revolving Credit Commitment]                                            [Date]


                 FOR VALUE RECEIVED, each of the undersigned, NORTHWESTERN STEEL AND WIRE COMPANY, an Illinois corporation ("NWS"), and NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas"; NWS and NWS/Texas, jointly and severally, - being
the "Maker"), hereby promises to pay to the order of                    (the
"Lender"), at the office of CHEMICAL BANK (the "Administrative Agent"), at 270 Park Avenue, New York, N.Y. 10017 on the Revolving Credit Maturity Date (as defined in the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996, and as amended, modified or supplemented and in effect from time to time (the "Credit Agreement"), among NWS, NWS/Texas, the Lenders named therein and the Administrative Agent), the lesser of the principal sum of [insert amount of Lender's Revolving Credit Commitment] ($ ) and the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Maker pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

                 The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

                 The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

                 This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Revolving Credit Note is secured by and entitled to the benefits of the Security Documents (as defined in the Credit Agreement).


                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, an Illinois
                                        corporation,

                                          by __________________________
                                             Title:


                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, a Texas corporation,

                                          by __________________________
                                             Title:

                               Loans and Payments


                                                                                     Unpaid                  Name of
                                                        Payments                    Principal                Person
                         Amount of               ---------------------              Balance of               Making
        Date               Loan                  Principal    Interest                 Note                  Notation
        ----             ---------               ---------    --------              ----------               --------


                                                                     EXHIBIT A-2
                           FORM OF ROLLOVER TERM NOTE


$[insert amount of                                           New York, New York
Rollover Term Loan made by Lender]                                June 22, 1989


                 FOR VALUE RECEIVED, each of the undersigned, NORTHWESTERN STEEL AND WIRE COMPANY, an Illinois corporation ("NWS"), and NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas"; NWS and NWS/Texas, jointly and severally, being
the "Maker"), hereby promises to pay to the order of                   (the
"Lender"), at the office of CHEMICAL BANK (the "Administrative Agent"), at 277 Park Avenue, New York, N.Y. 10172, on the Rollover Term Loan Maturity Date (as defined in the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996, and as amended, modified or supplemented and in effect from time to time (the "Credit Agreement"), among NWS, NWS/Texas, the Lenders named therein and the Administrative Agent), the lesser of the principal sum of
                 Dollars ($            ) and the aggregate unpaid principal
amount of all Rollover Term Loans (as defined in the Credit Agreement) from the Lender to the Maker pursuant to the Credit Agreement in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement.

                 The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

                 The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 All borrowings evidenced by this Rollover Term Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Rollover Term Note and the Credit Agreement.

                 This Rollover Term Note is one of the Rollover Term Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the scheduled repayment and optional and mandatory prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS ROLLOVER TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Rollover Term
Note is secured by and entitled to the benefits of the Security Documents (as defined in the Credit Agreement).




                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, an Illinois
                                        corporation,

                                          by __________________________
                                             Title:


                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, a Texas corporation,

                                          by __________________________
                                             Title:

                               Loans and Payments


                                        Capitalized                                             Unpaid         Name of
                     Fixed Rate          Rollover                     Payments                 Principal        Person
                      Amount of          Interest                     --------                  Balance         Making
       Date              Loan             Amount                Principal  Interest             of Note        Notation
       ----           ---------         ----------              ---------  --------            ---------       --------


                                                                       EXHIBIT B



                                   [Form of]

                           ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996, and as amended, modified or supplemented and in effect from time to time (the "Credit Agreement"), among Northwestern Steel and Wire Company, an Illinois corporation ("NWS"), Northwestern Steel and Wire Company (formerly known as H/N Steel Company, Inc.), a Texas corporation (together with NWS, the "Borrowers"), the lenders party thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), collateral agent and issuing bank. Terms defined in the Credit Agreement are used herein with the same meanings.

                 1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.03(e) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Revolving Credit Commitment of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.03(c) of the Credit Agreement, a copy of which has been received by each such party.
From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 2. This Assignment and Acceptance is being delivered to the AdministrativeAgent together with (i) if the Assignee is organized under the laws of a jurisdiction
outside the United States, the forms specified in Section 2.19(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit F to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

                 3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):


                                                                     Percentage Assigned of Applicable
                                                                     Facility/Commitment (set forth, to at
                                                                     least 8 decimals, as a percentage of
                                                                     the Facility and the aggregate
                                                                     Revolving Credit Commitments or
                                     Principal Amount Assigned       Rollover Term Loans of all Lenders
Facility/Commitment                  Assigned                        thereunder)
-------------------                  -------------------------       ------------------------
Revolving Credit                     $                                            %

Rollover Term Loans                  $                                            %



The terms set forth above are
hereby agreed to:                   Accepted */
                                             -


_________________, as Assignor      CHEMICAL BANK,
                                    as Administrative Agent

by:___________________________      by:_________________________
   Name:                               Name:
   Title:                              Title:

_________________, as Assignee      NORTHWESTERN STEEL AND WIRE COMPANY, an
                                    Illinois corporation,

by:___________________________      by:_________________________
   Name:                               Name:
   Title:                              Title:


                                    NORTHWESTERN STEEL AND WIRE COMPANY, a
                                    Texas corporation,

                                    [Issuing Bank]

                                    by:_________________________
                                       Name:
                                       Title:

------------------
          */ To be completed to the extent consents are required under Section 9.03(b) of the Credit Agreement.

                                                                       EXHIBIT C
                      [FORM OF BORROWING BASE CERTIFICATE]


                 Pursuant to Section 5.05(d) of the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996, and as amended, modified or supplemented and in effect from time to time (the "Credit Agreement"), among NORTHWESTERN STEEL AND WIRE COMPANY, an Illinois corporation (the "NWS"), NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation (together with NWS, the "Borrowers"), the Lenders named therein and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders, the Borrowers hereby certify as follows:


     (1)  The Borrowing Base on the date
          hereof is computed as follows:

          (A)  Value of Eligible Accounts
               Receivable from Schedule A ...$______________

          (B)  85% of line (A) ..............$______________

          (C)  Eligible Inventory Value
               (excluding steel plant
               supplies and rolling stock)
               from Schedule B (valued on
               the lower of cost or posted
               market value) net of
               inventory reserves ...........$______________

          (D)  55% of line (C) ..............$______________

          (E)  Eligible Inventory Value
               (for steel plant supplies
               and rolling stock only) from
               Schedule C (valued on the
               lower of cost or posted
               marked value) net of
               inventory reserves ...........$______________

          (F)  25% of line (E) ..............$______________

     (2)  The Borrowing Base (line B
          plus line D plus line F)


          on the date hereof is .............$__________ */
                                                         -

          The Borrowers hereby represent and warrant that this Borrowing Base Certificate and attached Schedules are a correct statement regarding the status of Eligible Accounts Receivable and Eligible Inventory, and that the amounts set forth herein are in compliance with the provisions of the Credit Agreement. All accounts of any single Account Debtor on the date hereof which, in the aggregate, exceed 10% of the total Eligible Accounts Receivable (not counting any Accounts which would be disqualified by this sentence) have not been included in the total Eligible Accounts Receivable to the extent of such excess [except, as consented to in writing by the Required Lenders, the Accounts relating to the sale of semi-finished steel products to [insert name of Account
Debtor] constitute    % **/  of the total Eligible Accounts Receivable].  The
Borrowers further represent and warrant that there is no Event of Default or any event which with the giving of notice or passage of time or both would constitute an Event of Default. The Borrowers further understand that the Lenders' Loans to it will be based upon the Lenders' reliance on the information contained herein.

          Capitalized terms used herein but not otherwise defined herein shall have the meanings specified in the Credit Agreement.



                              NORTHWESTERN STEEL AND WIRE
                              COMPANY, an Illinois
                              corporation,

                                by ________________________________
                                   Title:





____________________

     */  The Borrowing Base may not exceed 200% of Line B.

    **/  May not exceed 20% of Eligible Accounts Receivable.

                                NORTHWESTERN STEEL AND WIRE
                                COMPANY, a Texas corporation,

                                by _________________________________
                                   Title:


Date:  __________________

                                   Schedule A

                       Accounts Receivable Aging Schedule


Gross Eligible A/R                                                  $ _________

Less:

    Schedule A-I          -       Payment not received within
                                        90 Days of invoice
    Schedule A-II         -       Wire Products Dating                __
                                  Program Accounts payment not
                                        received within 120 days of
                                        invoice
    Schedule A-III        -       Account Debtors with 50% of
                                        Accounts past due
    Schedule A-IV         -       Affiliated or Subsidiary A/R
    Schedule A-V          -       Setoff (Contra)
    Schedule A-VI         -       Concentration (10% or 20% or
                                        Greater, as applicable)
    Schedule A-VII        -       Payments due past certain
                                        invoice date
    Schedule A-VIII       -       Ineligible Government or non
                                        U.S. account debtor
    Total Ineligible A/R                                              _________

Net Eligible A/R                                                    $
                                                                      =========

Supporting schedules attached:

                                  Schedule A-I

              A/R - Payment Not Received Within 90 Days of Invoice


Payment not received within 90 days of                               $
  invoice

Total A/R

                                 Schedule A-II

                   A/R - Payment Not Received Within 120 days


Payment not received within 120 days                                 $
  of invoice for Wire Products Dating
  Program Accounts

% of Total A/R                                                               %

                                 Schedule A-III

                Account Debtors with 50% of Accounts Past Due 1/


                                                               Payment not
                                                             received within
Account Debtor       Total A/R Balance                        90 or 120 Days,
--------------       -----------------                      as     applicable
                                                                 -------------
                     $                                      $



                        ____________                           ____________

 Total               $                                      $
                        ============                           ============




__________________
1/ If 50% or more of Accounts from an Account Debtor are past due as determined herein, then all Accounts from such Account Debtor shall be excluded.

                                 Schedule A-IV

                       A/R - Affiliated or Subsidiary A/R


Account Debtor            A/R Balance
--------------            -----------

                          $ __________


         Total            $
                            ==========

                                  Schedule A-V

                             A/R - Setoff (Contra)


                                      Payment not received
      Account                           within 90 or 120
      Debtor          A/R Balance     Days, as applicable       Net A/R       A/R Balance         Reserve
     --------         -----------     -------------------       -------       -----------         -------
      $
       ----------    ---------        -------------           --------        ---------        ---------

Total $             $                $                       $               $                $
       =========     =========        =============           ========        =========        =========


                                 Schedule A-VI

                     (10% or 20% or Greater, as applicable)


                              Amount in Excess
                              of 10% or 20%, as           Payment not received within 90
       Account Debtor           applicable                 or 120  days, as applicable          Net A/R
       --------------         -----------------           ------------------------------        -------
                             $                           $                                 $

                              ------------                -----------                       ----------
          Total              $                           $                                 $
                              ============                ===========                       ==========

                                 Schedule A-VII

                  A/R - Payments Due Past Certain Invoice Date


                                         Wire Products Dating Program
                                        Accounts Due More Than 120 Days
           Account Debtor                        After Invoice             Total A/R
           --------------               -------------------------------    ---------
                                      $                                    $

                                       ------------                         ------------
 Total                                $                                    $
                                       ============                         ============

                                       Wire Products Other Accounts Due
                                       More Than  60 Days After Invoice    Total A/R
                                       --------------------------------    ---------
                                      $                                    $

                                       ------------                         ------------
 Total                                $                                    $
                                       ============                         ============
                                              Other Accounts Due
                                               More Than 45 Days
                                                 After Invoice             Total A/R
                                              ------------------           ---------
                                      $                                    $

                                       ------------                         ------------
 Total                                $                                    $
                                       ============                         ============

                                Schedule A-VIII

                  A/R - Ineligible Government or Non-U.S. A/R


                                  Contract                                           Balance
                                  --------                                           -------
                                                                                     $


                                                                                      ----------

                                                                          Total      $
                                                                                      ==========

                                   Schedule B

                               Eligible Inventory


                                                       Value
                                                       -----
                                                     $

                                                      -------

                                                      -------

                                                      -------

                                                      -------
Deduct:  (i) Steel plant supplies,
(ii) rolling stock and (iii) all
supplies relating to the Wire
Products Division (other than zinc)                 ($       )
                                                      =======

                                                     $
                                                      =======

                                   Schedule C

                               Eligible Inventory

                 (Steel plant supplies and rolling stock only)


                                                       Value
                                                       -----
                                                      $

                                                       -------

                                                       -------

                                                       -------

                                                       -------

                                                      $
                                                       =======

                                                                       EXHIBIT D
                            FORM OF EXTENSION NOTICE


                                                 [To be dated and sent not
                                                 more than 90 days and not
                                                 fewer than 60 days prior
                                                 to the then-current
                                                 Revolving Credit Maturity
                                                 Date]


[To the Administrative Agent
and each of the Lenders with
a Revolving Credit Commitment
party to the Credit Agreement
referred to below]

Attention:


Dear Sirs:

                 The undersigned, Northwestern Steel and Wire Company, an Illinois corporation ("NWS"), and Northwestern Steel and Wire Company (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas", and together with NWS, the "Borrowers"), refer to the Amended and Restated Credit Agreement, dated as of August 16, 1988, as amended and restated as of April 30, 1996, and as amended, modified, or supplemented and in effect from time to time (the "Credit Agreement"), among NWS, NWS/Texas, the Lenders named therein and Chemical Bank, as Administrative Agent for the Lenders. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Credit Agreement. The Borrowers hereby give you notice pursuant to Section 2.10(d) of the Credit Agreement that they request a one-year extension of the Revolving Credit Maturity Date under the Credit Agreement from [the Revolving Credit Maturity Date currently in effect] to [the first anniversary of the Revolving Credit Maturity Date currently in effect].

                 We hereby represent and warrant that all the representations and warranties contained in the Loan Documents are correct in all material respects on and as of the date hereof as if made on such date, except to the extent they expressly relate to an earlier date.

                 Please indicate your consent to such extension by signing the enclosed counterparts of this letter and returning one to us and the other to the Administrative Agent no later than [insert date that is 60 days prior to the Revolving Credit Maturity Date in effect].


                                     NORTHWESTERN STEEL AND WIRE
                                     COMPANY, an Illinois corporation,

                                       by ______________________________
                                          Title: [Responsible Officer]


                                     NORTHWESTERN STEEL AND WIRE
                                     COMPANY, a Texas corporation,

                                       by ______________________________
                                          Title: [Responsible Officer]


CONSENTED TO:


[Name of Lender]


____________________________
Title:

                                                                      EXHIBIT E




                               April  ___, 1996


The Administration Agent, the Collateral
Agent, the Issuing Bank and the Lenders
Who Are Parties to the Credit Agreement
described below

Ladies and Gentlemen:

        We are counsel for Northwestern Steel and Wire Company (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS") and Northwestern Steel and Wire Company (formerly known as H/N Steel Company,
Inc.), a Texas corporation ("NWS/Texas", and together with NWS, individually, a "Borrower" and collectively, the "Borrowers"), and have represented the Borrowers in connection with their execution and delivery of that certain Amended and Restated Credit Agreement dated as of August 16, 1988. As Amended and Restated as of April __, 1996 among the Borrowers, the Lenders named therein and Chemical Bank, as Administrative Agent and as Collateral Agent (hereinafter referred to as the "Credit Agreement"; all capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement). We have also represented Northwestern Steel and Wire Company-Kentucky, a Delaware corporation ("NWS/Kentucky") and Northwestern Steel and Wire Company, a Delaware corporation ("NWS/Delaware"), in connection with their execution and delivery of the Loan Documents to which they are party.


        In connection with this option, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures (other than those on behalf of the Loan Parties), the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:

                (i) All natural persons involved in the Transactions contemplated by the Loan Documents have sufficient legal capacity to enter into and perform their respective obligations under the Loan Documents or to carry out their roles in the Transactions.

Administrative Agent, Collateral Agent,
Issuing Bank and Lenders
April ___, 1996
Page 2


                (ii) All parties other than the Loan Parties have satisfied all legal requirements that are applicable to each of them to the extent necessary to make the Loan Documents and the Transactions enforceable against each of them.

                (iii) All parties other than the Loan Parties have complied with all legal requirements pertaining to each party's respective status as such status relates to each party's rights to enforce the Loan Documents against the Loan Parties.

                (iv) The conduct of the parties to the Transactions complies with any requirement of good faith, fair dealing and conscionability.

                (v) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the Transactions.

                (vi) All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, applicable to this opinion, are generally available to lawyers practicing in the State of Illinois and are in a format that makes legal research reasonably feasible.

        With respect to factual matters upon which our opinions below are premised or based, we have, to the extent we have deemed appropriate and have no actual knowledge to the contrary, relied on and assumed the truthfulness of the representations and warranties of fact set forth in the Loan Documents and in written certificates of or letters from the officers of the Loan Parties. Whenever our opinion herein with respect to the existence or absence of any fact is qualified by the phrase "to the best of our knowledge", or words of similar import, it is intended to indicate that during the course of our representation of the Loan Parties, no information has come to the attention of those attorneys in this office who are representing or advising the Loan Parties which would give them actual knowledge of the existence or absence of any such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference of our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Loan Parties.

Administrative Agent, Collateral Agent,
Issuing Bank and Lenders
April ___, 1996
Page 3

        This opinion is given only with respect to the laws of the State of Illinois, the State of New York (solely with respect to the opinions set forth in paragraphs 3 and 9 below) applicable laws of the General Corporate Law of the State of Delaware and applicable federal laws of the United States of America, and this opinion is predicated solely upon statutory and case law in existence as of the date hereof.

        The enforceability opinion set forth in paragraph 3 below is subject to the following additional qualifications:

        (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, receivership, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors generally;

        (b) limitations imposed by general principles of equity upon the availability or enforceability of any of the rights, remedies, waivers, covenants or other provisions of the Loan Documents, and upon the availability of specific performance and other equitable remedies generally (regardless of whether sought in proceedings at law or in equity), particularly (but without limitation) where (i) the breach of such provisions imposes restrictions or burdens upon a debtor, including the acceleration of any indebtedness, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the lender, (ii) a lender's enforcement of such provisions under the then-existing circumstances, or the manner of such enforcement, would violate a lender's implied covenants of good faith and fair dealing, or would be commercially unreasonable, or (iii) a court having competent personal and subject matter jurisdiction finds that such provisions were at the time made, or are in application, unconscionable as a matter of law or policy;

        (c) provisions (if any) in the Loan Documents that impose penalties, forfeitures, late payment charges, the payment of interest on interest or an increase in interest rates upon delinquency in payment or the occurrence of a default may be unenforceable, void or voidable under Illinois or New York law;

        (d) limitations on the enforceability of cumulative remedies under the Loan Documents, to the extent such cumulative remedies purport to or would have the effect of compensating the Lenders in amounts in excess of the actual loss suffered; and

        (e) applicable state and federal laws, court decisions and constitutional requirements which may limit or render unenforceable certain of the rights and remedies

Administrative Agent, Collateral Agent,
Issuing Bank and Lenders
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    purportedly available to the Lenders under the Loan Documents. It is our opinion, however, that none of the foregoing laws, decisions or requirements will materially interfere with the practical and ultimate realization of the benefits intended to be provided by the Loan Documents, although such realization may be delayed and rendered more costly as a result of the invalidity or unenforceability of such provisions.

        Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and is in good standing in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and, in the case of the Borrowers, to borrow thereunder.

        2. The execution, delivery and performance of each Loan Document by each Loan Party that is a party thereto, the borrowings thereunder by the Borrowers and the creation of the security interests contemplated thereby
    (a) have been duly authorized by all requisite corporate and, if necessary, stockholder action on the part of the Loan Parties and will not; (i) contravene the applicable articles of incorporation or by-laws of any Loan Party; (ii) violate any law, rule or regulation having the force of law and applicable to any Loan Party; (iii) to the best of our knowledge, violate any order, writ, judgment, injunction, decree or award or other ruling of any court, administrative agency or governmental body of any kind and applicable to any Loan Party; (iv) result in a breach of any of the terms and conditions of, or constitute a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any of the Senior Note Documents or any other indenture, instrument or agreement binding upon any Loan Party; or (v) result in, or require the creation or imposition of any Lien pursuant to any indenture, instrument or agreement by which any Loan Party is bound except pursuant to the Security Documents.

        3. Each of the Credit Agreement, the Notes and the other Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and

Administrative Agent, Collateral Agent,
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Page 5

     constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

        4. No registration or filing with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the execution, delivery and performance of the Loan Documents by the Loan Parties party thereto or the consummation of the transactions contemplated thereby, other than (i) the filing and recording of financing statements, security agreements and other documents and instruments necessary in order to perfect liens and security interests under the Security Documents, (ii) such consents, approval, filings and registrations as are described in Schedule 3.03 to the Credit Agreement, all of which either have been obtained or made or are not yet required to have been obtain or made and (iii) such consents, approvals, filings and registration, if not obtained or made, do not have a Material Adverse Effect.

        5. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best of our knowledge, threatened against or affecting any Loan Party or any of their respective businesses, operations, assets, properties or rights (i) that involve the Credit Agreement or the Transactions contemplated thereby or (ii) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

        6. None of the loan Parties is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

        7. None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

        8. The making of the Loans to the Borrowers and the application of the proceeds thereof by the Borrowers pursuant to the terms of the Credit Agreement will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

        9. The execution and delivery of the Fledge Agreement, together with delivery to and possession by the Collateral Agent of the stock certificates and promissory notes evidencing the "Pledge Securities" (as defined in the Pledge

Administrative Agent, Collateral Agent,
 .Issuing Bank and Lenders
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     Agreement), create in favor of the Collateral agent for the benefit of the "Secured Parties" (as defined in the Pledge Agreement) a valid and perfected security interest in, lien on or pledge of such Pledged Securities subject to no equal or prior security interest in the Pledge Securities.

        10. Under the Uniform Commercial Code currently in effect in the State of Illinois (the "UCC"), the Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in, lien on or pledge of those the benefit of the Secured Parties a valid security interest in, lien on or pledge of those items and types of "Collateral" (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the UCC (the "Article 9 Collateral").

        11. The financing statements filed pursuant to the Security Agreement in the State of Illinois (a) are in proper form for filing under the applicable laws of the State of Illinois, (b) adequately identify the Collateral described therein to provide sufficient notice to third parties of the Security interest referenced therein and (c) are required to be filed with the Office of the Secretary of State of the State of Illinois (the "Filing Office"). Upon the filing of the financing statements with the Filing Office, the Collateral Agent for the benefit of the Secured Parties will have a perfected security interest in that portion of the
     Article 9 Collateral in Which a security interest is perfected by filing a financing statement in the State of Illinois under the UCC.


     This opinion is being provided to you in connection with the Loan Documents and the Transactions contemplated thereby, and may not be relied upon by you for any other purpose. Except as may be required buy law, order of any court or governmental body or as requested by any governmental agency or body, this opinion may not be relied upon or furnished, quoted, copied, distributed, delivered or disclosed to anyone other than you and any participant in, or assignee of, the Loan Documents, without our prior written consent.

Administrative Agent, Collateral Agent,
Issuing Bank and Lenders
April ____, 1996
Page 7

        This opinion is limited to the matters set forth herein and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. This opinion is given as of the date hereof and we assume no obligation to advise you of changes which may hereafter be brought to our attention.


                                                Very truly yours,



                                                KATTEN MUCHIN & ZAVIS

                                                                       EXHIBIT F
                                   [Form of]

                      NORTHWESTERN STEEL AND WIRE COMPANY

                          ADMINISTRATIVE QUESTIONNAIRE


Please accurately complete the following information and return via Telecopy to the attention of Janet Belden at Chemical Bank Agency Services Corporation as soon as possible, at Telecopy No. (212) 622-0002.


LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name: ___________________________________________________________

Street Address: _____________________________________________________________

City, State, Zip Code: ______________________________________________________


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name: ___________________________________________________________

Street Address: _____________________________________________________________

City, State, Zip Code: ______________________________________________________


POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact: ____________________________________________________________

Street Address: _____________________________________________________________

City, State, Zip Code: ______________________________________________________

Phone Number: _______________________________________________________________

Telecopy Number: ____________________________________________________________

Backup Contact: _____________________________________________________________

Street Address: _____________________________________________________________

City, State, Zip Code: ______________________________________________________

Phone Number: _______________________________________________________________

Telecopy Number: ____________________________________________________________


TAX WITHHOLDING:

         Nonresident Alien        _______ Y*       _______ N

         * Form 4224 Enclosed

         Tax ID Number  _________________________


POST-CLOSING, ONGOING ADMINISTRATIVE CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact: ____________________________________________________________________

Street Address: _____________________________________________________________

City, State, Zip Code: ______________________________________________________

Phone Number: _______________________________________________________________

Telecopy Number: ____________________________________________________________

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

_____________________________________________________________________________

Routing Transit/ABA number of Bank to which funds are to be transferred:

_____________________________________________________________________________

Name of Account, if applicable:

_____________________________________________________________________________

Account Number: _____________________________________________________________

Additional information: _____________________________________________________

_____________________________________________________________________________


MAILINGS:

Please specify the person to whom the Borrowers should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name: _______________________________________________________________________

Street Address: _____________________________________________________________

City, State, Zip Code: ______________________________________________________

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person's name and telecopy number and we will telecopy a copy of the questionnaire. If you have any questions about this form, please call Janet Belden at (212) 622-0011.

                                                                       EXHIBIT G




                                  AMENDED AND RESTATED SECURITY AGREEMENT dated
                          as of August 16, 1988, as amended and restated as of April 30, 1996, among NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas" and together with NWS, the "Borrowers"), each subsidiary of NWS listed on Schedule I hereto (each such subsidiary individually a "Guarantor" and collectively, the "Guarantors"; the Guarantors and the Borrowers are referred to collectively herein as the "Grantors") and CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

                 Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders from time to time party thereto (the "Lenders"), Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Collateral Agent and Chemical Bank, as issuing bank (in such capacity, the "Issuing Bank"), (b) the Amended and Restated Security Agreement dated as of August 16, 1988, as amended and restated as of June 21, 1989, among NWS, NWS/Texas and Chemical Bank as Collateral Agent (the "Existing Security Agreement") and (c) the Guarantee Agreement dated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent. The parties hereto are entering into this Agreement to amend and restate the Existing Security Agreement in the form hereof as contemplated by the Credit Agreement.

                 The Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents (including all obligations of the Grantors to the Collateral Agent or any Sub-Agent in respect of overdrafts on any General Fund Account maintained by any of the Grantors with the Collateral Agent or such Sub-Agent; provided, however, that the aggregate amount of obligations in respect of overdrafts so secured at any time shall not exceed $500,000) (all the monetary and other obligations described in the preceding clauses (a) through (c) being collectively called the "Obligations").

                 Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

                 SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

                 "Account Debtor" shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

                 "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

                 "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

                 "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts (including the Collection Deposit Accounts and the General Fund Account) and (g) Proceeds.

                 "Collection Deposit Account" shall mean a lockbox account of a Grantor maintained for the benefit of the Secured Parties with the Collateral Agent or with a Sub-Agent pursuant to a Lockbox Agreement.

                 "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

                 "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

                 "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                 "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

                 "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

                 "Financial Officer" of any corporation shall mean its chief financial officer, principal accounting officer, treasurer or controller.

                 "Fixtures" shall mean all items of Collateral, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

                 "General Fund Account" shall mean any general fund account established at the office of any Sub-Agent or at Chemical Bank in the name of any of the Grantors.

                 "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Interest Rate Protection Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

                 "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                 "Interest Rate Protection Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement or any other interest or exchange rate hedging agreement.

                 "Inventory" shall mean all merchandise intended for sale or lease by any Grantor, or consumed in any Grantor's business, together with all raw materials, goods in process, finished goods, semi-finished inventory and work in progress inventory, scrap inventory, supplies, including, without limitation, refactories, electrodes, alloys and chemicals, whether now owned or hereafter arising, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to, repossessed, or stopped in transit by or on behalf of any Grantor.

                 "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

                 "Lockbox Agreement" shall mean a Lockbox Agreement substantially in the form of Annex 1 hereto.

                 "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                 "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

                 "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

                 "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of each of the Borrowers.

                 "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent pursuant to
Section 5.01 hereto, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                 "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (f) the successors and assigns of each of the foregoing.

                 "Security Interest" shall have the meaning assigned to such term in Section 2.01.

                 "Sub-Agent" shall mean a financial institution which shall have delivered to the Collateral Agent an executed Lockbox Agreement.

                 "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

                 "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                 SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                               Security Interest

                 SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

                 SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                  ARTICLE III

                         Representations and Warranties

                 The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

                 SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

                 SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in

Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

                 (b) Each Grantor shall ensure and represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United Sates registered Copyrights for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C.
Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

                 SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section 261 or 15 U.S.C. Section 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. Section 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.

                 SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

                                      11
                                   ARTICLE IV

                                   Covenants

                 SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure or
(iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

                 (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

                 SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.05 of the Credit Agreement, the Borrowers shall deliver to the Collateral Agent a certificate executed by a Financial Officer of each of the Borrowers (a) setting forth the information required pursuant to
Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

                 SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

                 SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

                 Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

                 SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.11 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

                 SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

                 SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

                 SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

                 SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

                 SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

                 SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.03 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

                 SECTION 4.12. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

                 (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

                 (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

                 (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                 (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent my request to evidence the

Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

                 (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

                 (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

                 (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                   ARTICLE V

                                  Collections

                 SECTION 5.01. Collection Deposit Accounts. (a) On and after the Effective Date, the Grantors shall establish and maintain one or more Collection Deposit Accounts with the Collateral Agent. Any such Collection Deposit Account shall be designated with the title "Chemical Bank, as Collateral Agent for certain lenders pursuant to the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of
April   , 1996, among Chemical Bank, Northwestern Steel and Wire Company, an
Illinois corporation, Northwestern Steel and Wire Company, a Texas corporation, and certain other parties". In addition, any Grantor may establish and maintain one or more Collection Deposit Accounts with any other financial institution that (i) is satisfactory to the Collateral Agent and (ii) enters into a Lockbox Agreement.

                 (b) Each Collection Deposit Account is, and shall remain, under the sole dominion and control of the Collateral Agent. Each Grantor acknowledges and agrees that (i) such Grantor has no right of withdrawal from any Collection Deposit Account, (ii) the funds on deposit in each Collection Deposit Account shall continue to be collateral security for all of the Obligations and (iii) upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's election, the funds on deposit in each Collection Deposit Account shall be applied as provided in Section 6.02. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly remit any funds on deposit in any Collection Deposit Account maintained with the Collateral Agent to the General Fund Account maintained with the Collateral Agent (and shall authorize any Sub-Agent to remit funds on deposit in any Collection Deposit Account maintained with such Sub-Agent to the General Fund Account maintained with such Sub-Agent) and the Grantors shall have the right, at any time and from time to time, to withdraw such amounts from the General Fund Accounts as they shall deem to be necessary or desirable.

                 (c) Effective upon notice to the Grantors from the Collateral Agent after the occurrence and during the continuance of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), each Collection Deposit Account will, without any further action on the part of any Grantor, the Collateral Agent or any Sub-Agent, convert into a closed lockbox account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder. The Grantors irrevocably authorize the Collateral Agent to notify each Sub-Agent (i) of the occurrence of an Event of Default and (ii) of the matters referred to in this paragraph (c). Following the occurrence of an Event of Default, the Collateral Agent may instruct each Sub-Agent to transfer immediately all funds held in each Collection Deposit Account maintained with such Sub-Agent to the Collection Deposit Account maintained with the Collateral Agent.

                 SECTION 5.02. Collections. (a) From and after the Effective Date, each Grantor agrees to notify and direct promptly each Account Debtor and every other person obligated to make payments on Accounts Receivable or in respect of any Inventory to make all such payments to a Collection Deposit Account established by it. Each Grantor shall use all reasonable efforts to cause each Account Debtor and every other person identified in the preceding sentence to make all payments with respect to Accounts Receivable and Inventory directly to such Collection Deposit Account.

                 (b) In the event that a Grantor directly receives any remittances on Accounts Receivable or Inventory, notwithstanding the arrangements for payment directly into the Collection Deposit Accounts, such remittances shall be held for the benefit of the Collateral Agent and the Secured Parties and shall be segregated from other funds of such Grantor, subject to the Security Interest granted hereby, and such Grantor shall cause such remittances and payments to be deposited into a Collection Deposit Account as soon as practicable after such Grantor's receipt thereof.

                 SECTION 5.03. Power of Attorney. The Collateral Agent shall have the right, as the true and lawful agent and attorney-in-fact of each of the Grantors, with power of substitution for the Grantors and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Grantors to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any of the Grantors of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.


                                   ARTICLE VI

                                    Remedies

                 SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any

Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                 The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

                 SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                 FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                 SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                 THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                 SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                                  ARTICLE VII

                                 Miscellaneous

                 SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrowers.

                 SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

                 SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

                 SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

                 SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                 SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any audits conducted by it or on its behalf with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

                 (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Secured Parties against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Secured Party is a party thereto; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.

                 (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

                 SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

                 SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

                 SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                 SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                 SECTION 7.13.  Jurisdiction; Consent to Service of Process.
(a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

                 (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01 or in the manner provided for in Section 9.06 of the Credit Agreement. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 7.14. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the Letter of Credit Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent. A Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Guarantor shall be automatically released in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrowers in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

                 SECTION 7.15. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                     NORTHWESTERN STEEL AND WIRE
                                     COMPANY, an Illinois
                                     corporation

                                       by
                                          --------------------------
                                          Name:
                                          Title:


                                     NORTHWESTERN STEEL AND WIRE
                                     Company, a Texas corporation

                                       by
                                          --------------------------
                                          Name:
                                          Title:


                                     EACH OF THE GUARANTORS LISTED
                                     ON SCHEDULE I HERETO,

                                       by
                                          --------------------------
                                          Name:
                                          Title:


                                       by
                                          --------------------------
                                          Name:
                                          Title:

                                     CHEMICAL BANK, as Collateral
                                     Agent,

                                       by
                                          --------------------------
                                          Name:
                                          Title:  Authorized Officer

                                                                      SCHEDULE I



        GUARANTORS                              ADDRESS


Northwestern Steel and Wire             121 Wallace Street
Company, a Delaware                     Sterling, Illinois 61081
corporation                             Attn.:  Chief Financial Officer
                                        Telecopy:  (815) 625-8819
                                        Telephone: (815) 625-2331


Northwestern Steel and                  121 Wallace Street
Wire Company - Kentucky, a              Sterling, Illinois 61081
Delaware corporation                    Attn.:  Chief Financial Officer
                                        Telecopy:  (815) 625-8819
                                        Telephone: (815) 625-2331

                                                                     SCHEDULE II


                                   COPYRIGHTS

                                                                    SCHEDULE III


                                    LICENSES

                                                                     SCHEDULE IV


                                    PATENTS

                                                                      SCHEDULE V


                                   TRADEMARKS

                                                                  Annex 1 to the
                                                              Security Agreement



                               LOCKBOX AGREEMENT dated as of
                               [          ], among [Name of Grantor], a
                               [          ] corporation (the "Grantor"),
                               CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (such term, and each other capitalized term used but not defined herein, having the meaning given it in the Security Agreement referred to below) and
                               [                           ], a
                               [                         ] banking
                               corporation (the "Sub-Agent").


                 A. The Borrowers, the Guarantors and the Collateral Agent are parties to an Amended and Restated Security Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"). Pursuant to the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in its Accounts Receivable and other Collateral (including Inventory, cash, cash accounts and Proceeds) to secure the payment and performance of the Obligations and has irrevocably appointed the Collateral Agent as its agent to collect amounts due in respect of Accounts Receivable and Inventory.

                 B. The Sub-Agent has agreed to act as collection sub-agent of the Collateral Agent to receive and forward payments with respect to the Accounts Receivable and Inventory on the terms and subject to the conditions set forth herein.


                 NOW, THEREFORE, the parties hereto agree as follows:

                 1. The Collateral Agent hereby appoints the Sub-Agent as its collection sub-agent under the Security Agreement and authorizes the Sub-Agent, on the terms and subject to the conditions set forth herein, to receive payments in respect of Collateral consisting of Accounts Receivable and Inventory (the "Payments").

                 2.  The Sub-Agent has established and shall maintain (i)
deposit account number [     ] (including all subaccounts thereof) for the
benefit of the Collateral Agent (such account being called the "Collection Deposit Account") and (ii) a general deposit account in the name of and for the benefit of the Grantor (such account being called the "General Fund Account"). The Collection Deposit Account shall be designated with the title "Chemical Bank, as Collateral Agent under the Northwestern Steel and Wire Company Amended and Restated Security Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996" (or a similar title). All Payments received by the Sub-Agent shall be promptly deposited in the Collection Deposit Account and shall not be commingled with other funds. All funds at any time on deposit in the Collection Deposit Account shall be held by the Sub-Agent for application in accordance with the terms of this Agreement. The Sub-Agent agrees to give the Collateral Agent prompt notice if the Collection Deposit Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process. As security for the payment and performance of the Obligations, the Grantor hereby confirms and pledges, assigns and transfers to the Collateral Agent, and hereby creates and grants to the Collateral Agent, a security interest in the Collection Deposit Account, all property and assets held therein and all Proceeds thereof.

                 3. The Collection Deposit Account shall be under the sole dominion and control of the Collateral Agent, who shall possess all right, title and interest in all of the items from time to time in the Collection Deposit Account and their Proceeds. The Sub-Agent shall be the Collateral Agent's agent for the purpose of holding and collecting such items and their Proceeds. Neither the Grantor nor any person or entity claiming by, through or under the Grantor shall have any right, title or interest in, or control over the use of, or any right to withdraw any amount from, the Collection Deposit Account, except that the Collateral Agent shall have the right to withdraw amounts from the Collection Deposit Account. The Sub-Agent shall be entitled to rely on, and shall act in accordance with, all instructions given to it by the Collateral Agent with respect to the Collection Deposit Account.

                 4. Upon receipt of written, telecopy or telephonic notice (which, in the case of telephonic notice, shall be promptly confirmed in writing or by telecopy) from the Collateral Agent, the Sub-Agent shall cease to transfer funds as provided in paragraph 5 hereof and, if so directed in such notice (subject to the Sub-Agent's right to request that the Collateral Agent furnish, in form satisfactory to the Sub-Agent, signature cards and/or other appropriate documentation), promptly transmit or deliver to the Collateral Agent at the office specified in paragraph 12 hereof (or such other office as the Collateral Agent shall specify) (a) all funds, if any, then on deposit in, or otherwise to the credit of, the Collection Deposit Account (provided that funds on deposit that are subject to collection may be transmitted promptly upon availability for withdrawal), (b) all checks, drafts and other instruments in respect of any Payments received and in the possession of the Sub-Agent, without depositing such checks, drafts or other instruments in the Collection Deposit Account or any other account and (c) any checks, drafts and other instruments in respect of any Payments received by the Sub-Agent after such notice, in whatever form received, provided that the Sub-Agent may retain a reasonable reserve in a separate deposit account with the Sub-Agent in respect of amounts which may be subject to collection.

                 5. Unless and until the Collateral Agent notifies the Sub-Agent pursuant to paragraph 4 above that the authorization granted under this paragraph is terminated, the Collateral Agent hereby authorizes the Sub-Agent to remit any funds on deposit in the Collection Deposit Account to the General Fund Account.

                 6. The Sub-Agent shall furnish the Collateral Agent with monthly statements setting forth the amounts deposited in the Collection Deposit Account and all transfers and withdrawals therefrom, and shall furnish such other information at such times as shall be reasonably requested by the Collateral Agent.

                 7. The fees for the services of the Sub-Agent shall be mutually agreed upon between the Grantor and the Sub-Agent and shall be the obligation of the Grantor; provided, however, that, notwithstanding the terms of any agreement under which the Collection Deposit Account shall have been established with the Sub-Agent, the Grantor and the Sub-Agent agree not to terminate such Collection Deposit Account for any reason (including the failure of the Grantor to pay such fees) for so long as this Agreement shall remain in effect (it being understood that the foregoing shall not be construed to prohibit the resignation of the Sub-Agent in accordance with paragraph 9 below). Neither the Collateral Agent nor the Secured Parties shall have any liability for the payment of any such fees. The Sub-Agent may perform any of its duties hereunder by or through its agents, officers or employees.

                 8. The Sub-Agent hereby represents and warrants that (a) it is a banking corporation duly organized, validly existing and in good standing
under the laws of [       ] and has full corporate power and authority under
such laws to execute, deliver and perform its obligations under this Agreement and (b) the execution, delivery and performance of this Agreement by the Sub-Agent have been duly and effectively authorized by all necessary corporate action and this Agreement has been duly executed and delivered by the Sub-Agent and constitutes a valid and binding obligation of the Sub-Agent enforceable in accordance with its terms.

                 9. The Sub-Agent may resign at any time as Sub-Agent hereunder by delivery to the Collateral Agent of written notice of resignation not less than thirty days prior to the effective date of such resignation. The Sub-Agent may be removed by the Collateral Agent at any time, with or without cause, by written, telecopy or telephonic notice (which, in the case of telephonic notice, shall be promptly confirmed in writing or by telecopy) of removal delivered to the Sub-Agent. Upon receipt of such notice of removal, or delivery of such notice of resignation, the Sub-Agent shall (subject to the Sub-Agent's right to request that the Collateral Agent furnish, in form satisfactory to the Sub-Agent, signature cards and/or other appropriate documentation), promptly transmit or deliver to the Collateral Agent at the office specified in paragraph 12 (or such other office as the Collateral Agent shall specify) (a) all funds, if any, then on deposit in, or otherwise to the credit of, the Collection Deposit Account (provided that funds on deposit that are subject to collection may be transmitted promptly upon availability for withdrawal), (b) all checks, drafts and other instruments in respect of any Payments received and in the possession of the Sub-Agent, without depositing such checks, drafts or other instruments in the Collection Deposit Account or any other account and (c) any checks, drafts and other instruments in respect of any Payments received by the Sub-Agent after such notice, in whatever form received.

                 10. The Grantor consents to the appointment of the Sub-Agent and agrees that the Sub-Agent shall incur no liability to the Grantor as a result of any action taken pursuant to an instruction given by the Collateral Agent in accordance with the provisions of this Agreement. The Grantor agrees to indemnify and defend the Sub-Agent against any loss, liability, claim or expense (including reasonable attorneys' fees) arising from the Sub-Agent's entry into this Agreement and actions taken hereunder, except to the extent resulting from the Sub-Agent's gross negligence or willful misconduct.

                 11. The term of this Agreement shall extend from the date hereof until the earlier of (a) the date on which the Sub-Agent has been notified in writing by the Collateral Agent that the Sub-Agent has no further duties under this Agreement and (b) the date of termination specified in the notice of removal given by the Collateral Agent, or notice of resignation given by the Sub-Agent, as the case may be, pursuant to paragraph 9. The obligations of the Sub-Agent contained in the last sentence of paragraph 9 and in paragraph 15, and the obligations of the Grantor contained in paragraphs 7 and 10, shall survive the termination of this Agreement.

                 12. All notices and communications hereunder shall be in writing and shall be delivered by hand or by courier service, mailed by certified or registered mail or sent by telecopy (except where telephonic instructions or notices are authorized herein) and shall be effective on the day on which received (a) in the case of the Collateral Agent, to Chemical Bank, 270 Park Avenue, New York, New York 10017, Attention of [Collateral Monitoring Department], and (b) in the case of the Sub-Agent, addressed to [
], Attention of [        ].  For purposes of this Agreement, any officer of the
Collateral Agent shall be authorized to act, and to give instructions and notices, on behalf of the Collateral Agent hereunder.

                 13. The Sub-Agent will not assign or transfer any of its rights or obligations hereunder (other than to the Collateral Agent) without the prior written consent of the other parties hereto, and any such attempted assignment or transfer shall be void.

                 14. Except as provided in paragraph 5 above, this Agreement may be amended only by a written instrument executed by the Collateral Agent, the Sub-Agent and the Grantor, acting by their duly authorized representative officers.

                 15. Except as otherwise provided in the Credit Agreement with respect to rights of set off available to the Sub-Agent in its capacity as a Lender (if and so long as the Sub-Agent is a Lender thereunder), the Sub-Agent hereby irrevocably waives any right to set off against, or otherwise deduct from, any funds held in the Collection Deposit Account and all items (and Proceeds thereof) that come into its possession in connection with the Collection Deposit Account any indebtedness or other claim owed by the Grantor or any affiliate thereof to the Sub-Agent; provided, however, that this paragraph shall not limit the ability of the Sub-Agent to, and the Sub-Agent may, (a) charge back and net against the Collection Deposit Account any returned or dishonored items or other adjustments in accordance with the Sub-Agent's usual practices and (b) establish the reserves contemplated in paragraph 4 in respect of amounts which may be subject to collection.

                 16. This Agreement shall inure to the benefit of and be binding upon the Collateral Agent, the Sub-Agent, the Grantor and their respective permitted successors and assigns.

                 17. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                 18.  EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF [
] GOVERN THE COLLECTION DEPOSIT ACCOUNT, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 19. The Sub-Agent shall be an independent contractor. This Agreement does not give rise to any partnership, joint venture or fiduciary relationship.

                 20. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                           [Name of Grantor],

                                           by

                                             ------------------------------
                                             Name:
                                             Title:

                                           CHEMICAL BANK,
                                           as Collateral Agent,

                                             by

                                               -------------------------------
                                               Name:
                                               Title:


                                           [Sub-Agent],


                                             by

                                               ------------------------------
                                               Name:
                                               Title:

                                                                  Annex 2 to the
                                                              Security Agreement
                                   [Form Of]
                             PERFECTION CERTIFICATE


                 Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders from time to time party thereto (the "Lenders"), Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Collateral Agent and Chemical Bank, as issuing bank (in such capacity, the "Issuing Bank") and (b) the Guarantee Agreement dated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent. Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Security Agreement.

                 The undersigned, a Financial Officer of each of the Borrowers, hereby certify to the Collateral Agent and each other Secured Party as follows:

                 1. Names. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

                 (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

                 (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

                 (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

                 (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

                 2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor          Mailing Address           County           State


                 (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor          Mailing Address           County           State


                 (c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b) above:

Grantor          Mailing Address           County           State


                 (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor          Mailing Address           County           State


                 (e) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor          Mailing Address           County           State


                 3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

                 4. File Search Reports. Attached hereto as Schedule 4(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Section 5 hereof were made. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

                 5. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been duly filed in the Uniform Commercial Code filing office in each jurisdiction where a Grantor has Collateral as identified in Section 2 hereof.

                 6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing was made.

                 7. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 5 above have been paid.

                 8. Stock Ownership. Attached hereto as Schedule 8 is a true and correct list of all the duly authorized, issued and outstanding stock of each Subsidiary and the record and beneficial owners of such stock. Also set forth on Schedule 8 is each equity Investment of NWS and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

                 9. Notes. Attached hereto as Schedule 9 is a true and correct list of all intercompany promissory notes between NWS and each Subsidiary of NWS and between each Subsidiary of NWS and each other such Subsidiary.

                 10. Advances. Attached hereto as Schedule 10 is a true and correct list of all advances made by NWS to any Subsidiary of NWS or made by any Subsidiary of NWS to NWS or any other Subsidiary of NWS, which advances will be on and after the date hereof evidenced by one or more intercompany promissory notes pledged to the Collateral Agent under the Pledge Agreement.

                 11. Mortgage Filings. Attached hereto as Schedule 11 is a schedule setting forth, with respect to each Mortgaged

Property, (i) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and
(iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.


                 IN WITNESS WHEREOF, the undersigned have duly executed this
certificate on this [  ] day of [     ].


                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, an Illinois
                                        Corporation


                                          by
                                            _______________________
                                            Name:
                                            Title: [Financial Officer]

                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, a Texas Corporation


                                          by
                                            ______________________
                                            Name:
                                            Title: [Financial Officer]

                                                                  Annex 3 to the
                                                              Security Agreement



                          SUPPLEMENT NO. __ dated as of     , to the Amended and
                 Restated Security Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996, among NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), Northwestern Steel and Wire Company (formerly known as H/N Steel Company, Inc.) a Texas corporation ("NWS/Texas" and together with NWS, the "Borrowers"), each subsidiary of NWS listed on Schedule I thereto (each such subsidiary individually a "Guarantor" and collectively, the "Guarantors"; the Guarantors and the Borrowers are referred to collectively herein as the "Grantors") and CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

                 A. Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders from time to time party thereto (the "Lenders"), Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Collateral Agent and Chemical Bank, as issuing bank (in such capacity, the "Issuing Bank") and (b) the Guarantee Agreement dated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent.

                 B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

                 C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.15 of Security Agreement provides that additional Subsidiaries of the Borrowers may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of

Credit and as consideration for Loans previously made and Letters of Credit previously issued.

                 Accordingly, the Collateral Agent and the New Grantor agree as follows:

                 SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

                 SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                 SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

                 SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

                 SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

                 SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

                 SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


                 IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                          [Name Of New Grantor],

                                            by
                                               -------------------------------
                                               Name:
                                               Title:
                                               Address:



                                          CHEMICAL BANK, as
                                          Collateral Agent,

                                            by
                                               -------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE I
                                                     to Supplement No.___ to the
                                                              Security Agreement



                             LOCATION OF COLLATERAL



Description                                                 Location
-----------                                                 --------

                                                                       EXHIBIT H



                                          AMENDED AND RESTATED PLEDGE AGREEMENT
                             dated as of June 21, 1989, as amended and restated as of April 30, 1996, among NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), each Subsidiary of NWS listed on Schedule I hereto (each such Subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; NWS and the Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

                    Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NWS, Northwestern Steel and Wire Company (formerly known as H/N Steel Company, Inc), a Texas corporation ("NWS/Texas" and, together with NWS, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), Chemical Bank, as administrative agent for the Lenders and Collateral Agent, and Chemical Bank as issuing bank (in such capacity, the "Issuing Bank"), (b) the Pledge Agreement dated as of June 21, 1989, between NWS and Chemical Bank as Collateral Agent (the "Existing Pledge Agreement") and
(c) the Guarantee Agreement dated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among the Guarantors and the Collateral Agent. The parties hereto are entering into this Agreement to amend and restate the Existing Pledge Agreement in the form hereof as contemplated by the Credit Agreement.

                    The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions
specified in, the Credit Agreement.   The Guarantors have agreed to guarantee,
among other things, all the obligations of the Borrowers under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge

Agreement in the form hereof to secure (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to the Guarantee Agreement or the other Loan Documents (including all obligations of the Borrowers and the Guarantors to the Collateral Agent or any Sub-Agent (as defined in the Security Agreement) in respect of overdrafts on any General Fund Account (as defined in the Security Agreement) maintained by any of the Borrowers and the Guarantors with the Collateral Agent or such Sub-Agent; provided, however, that the aggregate amount of obligations in respect of overdrafts so secured at any time shall not exceed $500,000) (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being referred to collectively as the "Obligations").

                    Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                    SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

                    (b) As used herein, the following terms shall have the following meanings:


                    "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank,
          (e) the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Loan Document and (f) the successors and assigns of each of the foregoing.

                    SECTION 2. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgor's right, title and interest in, to and under (a) the shares of capital stock owned by it and listed on Schedule II hereto and any shares of capital stock of or any Subsidiary obtained in the future by the Pledgor and the certificates representing all such shares (the "Pledged Stock"); provided that the Pledged Stock shall not include, to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities listed opposite the name of the Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to the Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 6, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock or note powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

                    TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

                    SECTION 3. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

                    (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

                    SECTION 4. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent and the other Secured Parties that:

                    (a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the capital stock of the issuer with respect thereto;

                    (b) except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on

          Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to
          Section 6, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                    (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons whomsoever;

                    (d) no consent of any other person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                    (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

                    (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

                    (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

                    (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

                    (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

                    SECTION 5. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

                    SECTION 6.  Voting Rights; Dividends and Interest, etc.
(a) Unless and until an Event of Default shall have occurred and be continuing:

                    (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                    (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

                    (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

                    (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 6 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the

Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

                    (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph
(a)(i) of this Section 6, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

                    SECTION 7. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                    The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 7, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof,
(a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 7 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

                    SECTION 8. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 7, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

                    FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                    SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                    THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                    The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                    SECTION 9. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

                    (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent, the Administrative Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                    (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 9 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this
Section 9 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.07 of the Credit Agreement.

                    SECTION 10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney- in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

                    SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

                    (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

                    SECTION 12. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this
Section 12 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                    SECTION 13. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities of either Borrower at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 13. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 13 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 13 may be specifically enforced.

                    SECTION 14. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

                    SECTION 15. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Letter of Credit Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

                    (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

                    (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this

Section 15 shall be without recourse to or warranty by the Collateral Agent.

                    SECTION 16. Notices. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of NWS.

                    SECTION 17. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

                    SECTION 18. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a person that is not an Affiliate of either Borrower pursuant to a transaction permitted by Section
6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder

                    SECTION 19. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Letter of Credit Exposure does not equal zero and as long as the Commitments and the Letter of Credit Commitments have not been terminated.

                    (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                    SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 18. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

                    SECTION 22. Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

                    SECTION 23.  Jurisdiction; Consent to Service of Process.
(a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

                    (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                    (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                    SECTION 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                    SECTION 25. Additional Pledgors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of NWS that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

                    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    NORTHWESTERN STEEL AND WIRE
                                    COMPANY, an Illinois corporation

                                      by
                                          -----------------------------
                                          Name:
                                          Title:


                                    THE SUBSIDIARY PLEDGORS LISTED ON
                                    SCHEDULE I HERETO,

                                      by
                                          -----------------------------
                                          Name:
                                          Title:

                                      by
                                          -----------------------------
                                          Name:
                                          Title:

                                      by
                                          -----------------------------
                                          Name:
                                          Title:

                                    CHEMICAL BANK, as Collateral Agent,

                                      by
                                          -----------------------------
                                          Name:
                                          Title:

                                                               Schedule I to the
                                                                Pledge Agreement


                              SUBSIDIARY PLEDGORS



          Name                                      Address
          ----                                      -------

Northwestern Steel and Wire            121 Wallace Street
Company, a Texas corporation           Sterling, Illinois 61081
                                       Attn.:  Chief Financial Officer
                                       Telecopy:  (815) 625-8819
                                       Telephone: (815) 625-2331


Northwestern Steel and Wire            121 Wallace Street
Company - a Delaware                   Sterling, Illinois 61081
corporation                            Attn.:  Chief Financial Officer
                                       Telecopy:  (815) 625-8819
                                       Telephone: (815) 625-2331


Northwestern Steel and Wire            121 Wallace Street
Company - Kentucky, a                  Sterling, Illinois 61081
Delaware corporation                   Attn.:  Chief Financial Officer
                                       Telecopy:  (815) 625-8819
                                       Telephone: (815) 625-2331

                                                              Schedule II to the
                                                                Pledge Agreement
                                 CAPITAL STOCK

                                                              Number and
                    Number of            Registered           Class of            Percentage
Issuer              Certificate           Owner               Shares              of Shares
------              -----------          ------               ------              ---------







                                DEBT SECURITIES


                          Principal                   Date of                    Maturity
Issuer                      Amount                      Note                       Date
------                    ----------                  --------                   ---------

                                                                  Annex 1 to the
                                                                Pledge Agreement


                                     SUPPLEMENT NO.    dated as of     , to the
                             AMENDED AND RESTATED PLEDGE AGREEMENT as of June 21, 1989, as amended and restated as of April 30, 1996, among NORTHWESTERN STEEL AND WIRE COMPANY, an Illinois corporation ("NWS"), and each subsidiary of NWS listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; NWS and Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below)

                    A. Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders from time to time party thereto (the "Lenders"), Chemical Bank, as administrative agent and Collateral Agent for the Lenders, and as issuing bank (in such capacity, the "Issuing Bank"), and (b) the Guarantee Agreement dated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among the Guarantors and the Collateral Agent.

                    B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                    C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of NWS that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Pledge Agreement. Section 25 of the Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

                    Accordingly, the Collateral Agent and the New Pledgor agree as follows:

                    SECTION 1. In accordance with Section 25 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and
(b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

                    SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                    SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

                    SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

                    SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

                    SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                    SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it in care of NWS.

                    SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


                    IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.


                                           [Name of New Pledgor],

                                              by
                                                 -----------------------------
                                                 Name:
                                                 Title:
                                                 Address:



                                           CHEMICAL BANK, as Collateral Agent,

                                              by
                                                 -----------------------------
                                                 Name:
                                                 Title:

                                                                   Schedule I to
                                                                  Supplement No.
                                                         to the Pledge Agreement




                     Pledged Securities of the New Pledgor


                                 CAPITAL STOCK

                                                              Number and
                    Number of            Registered           Class of            Percentage
Issuer              Certificate           Owner               Shares              of Shares
------              -----------           -----               ------              ---------







                                DEBT SECURITIES


                           Principal                   Date of                    Maturity
Issuer                      Amount                      Note                       Date
------                     ----------                  --------                   ---------


                                                                       EXHIBIT I




                                        GUARANTEE AGREEMENT dated as of April
                          30, 1996, among each of the subsidiaries listed on
                          Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation (" NWS"), and CHEMICAL BANK, a New York banking corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined herein).

                 Reference is made to the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NWS, NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas" and, together with NWS, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), Chemical Bank, as administrative agent and as collateral agent, and Chemical Bank, as issuing bank (in such capacity, the "Issuing Bank"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                 The Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a wholly owned Subsidiary of NWS and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

                 Accordingly, the parties hereto agree as follows:

                 SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

                 (b) As used herein, the following terms shall have the following meanings:

                 "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank,
         (e) the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Loan Document and (f) the successors and assigns of each of the foregoing.

                 SECTION 2. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents (including all obligations of the Borrowers and the Guarantors to the Collateral Agent or any Sub-Agent (as defined in the Security Agreement) in respect of overdrafts on any General Fund Account (as defined in the Security Agreement) maintained by any of the Borrowers and the Guarantors with the Collateral Agent or any Sub-Agent;

3


provided, however, that the aggregate amount of obligations in respect of overdrafts so secured at any time shall not exceed $500,000) (all the monetary and other obligations referred to in the preceding clauses (a) through (b) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

                 Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to either Borrowers or Affiliates of either Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrowers of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

                 SECTION 3. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against either Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

                 SECTION 4. Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties, to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

                 SECTION 5. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of either Borrower or any other person.

                 SECTION 6. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

                 SECTION 7. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrowers or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrowers or any other guarantor or exercise any other right or remedy available to them against the Borrowers or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any other Guarantor or guarantor, as the case may be, or any security.

                 SECTION 8. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of either Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the applicable Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrowers now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of either Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

                 SECTION 9. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

                 SECTION 10. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

                 SECTION 11. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Letter of Credit Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and
(b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of either Borrower, any Guarantor or otherwise.

                 SECTION 12. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

                 SECTION 13. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

                 SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of NWS.

                 SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Letter of Credit Exposure does not equal zero and as long as the Commitments and the Letter of Credit Commitment have not been terminated.

                 (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 18. Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.

                 SECTION 19. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

                 (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

                 SECTION 21. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of NWS that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                 SECTION 22. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

                 SECTION 23. Other Guarantees. This Agreement supersedes and replaces any guarantee of the Obligations entered into by any Guarantor under the Original Credit Agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                          EACH OF THE SUBSIDIARIES
                                          LISTED ON SCHEDULE I HERETO,

                                             by
                                               -----------------------
                                               Name:
                                               Title:

                                             by
                                               -----------------------
                                               Name:
                                               Title:


                                          CHEMICAL BANK, as Collateral
                                          Agent,

                                             by
                                               ---------------------
                                               Name:
                                               Title:

                                                              SCHEDULE I TO THE
                                                            GUARANTEE AGREEMENT

                  Guarantor                             Address
                  ---------                             -------


Northwestern Steel and                          121 Wallace Street
     Wire Company, a                            Sterling, Illinois 61081
     Delaware corporation                       Attn.:  Chief Financial Officer
                                                Telecopy:  (815) 625-8819
                                                Telephone: (815) 625-2331


Northwestern Steel and                          121 Wallace Street
     Wire Company -                             Sterling, Illinois 61081
     Kentucky, a Delaware                       Attn.:  Chief Financial Officer
     corporation                                Telecopy:  (815) 625-8819
                                                Telephone: (815) 625-2331

                                                                  Annex 1 to the
                                                             Guarantee Agreement





                                  SUPPLEMENT NO.  dated as of                ,
                 to the Guarantee Agreement dated as of April 30, 1996, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), and CHEMICAL BANK, a New York banking corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined herein).

         A. Reference is made to the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NWS, NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas" and, together with NWS, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), Chemical Bank, as administrative agent and as collateral agent and Chemical Bank, as issuing bank (in such capacity, the "Issuing Bank"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

         C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of NWS that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary. Section 21 of the Guarantee Agreement provides that additional Subsidiaries of NWS may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of one of the Borrowers (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 21 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrowers.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                       [Name Of New Guarantor],

                                         by
                                            -------------------------------
                                            Name:
                                            Title:
                                            Address:
                                                     ----------------------

                                                ---------------------------

                                                ---------------------------

                                       CHEMICAL BANK, as Collateral
                                       Agent,

                                            by
                                               ------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT J




                                  INDEMNITY, SUBROGATION and CONTRIBUTION
                          AGREEMENT dated as of April 30, 1996, among
                          NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas" and, together with NWS,
                          the "Borrowers"), each Subsidiary     of NWS listed on
                          Schedule I hereto (the "Guarantors") and CHEMICAL BANK, a New York banking corporation (" Chemical Bank"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Guarantee Agreement referred to below).


                 Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April [ ], 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NWS, NWS/Texas, the lenders from time to time party thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and issuing bank (in such capacity, the "Issuing Bank"), and (b) the Guarantee Agreement dated as of April 30, 1996, among the Guarantors and the Collateral Agent (the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                 The Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrowers under the Credit Agreement pursuant to the Guarantee Agreement; certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrowers and the Guarantors of an agreement in the form hereof.

                 Accordingly, the Borrowers, each Guarantor and the Collateral Agent agree as follows:

                 SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), each Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrowers shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrowers shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

                 SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrowers as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

                 SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrowers or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

                 SECTION 4. NWS and NWS/Texas as Guarantor. For purposes of Sections 1, 2 and 3 above, NWS shall be considered a Guarantor in respect of all Loans made directly to NWS/Texas to which NWS shall have rendered payment pursuant to the Credit Agreement and NWS/Texas shall be considered a Guarantor in respect of all Obligations other than Loans made directly to it to which NWS/Texas shall have rendered payment pursuant to the Credit Agreement.

                 SECTION 5. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the Letter of Credit Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of either Borrower, any Guarantor or otherwise.

                 SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 7. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrowers, the Guarantors and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

                 SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

                 SECTION 9. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrowers nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

                 SECTION 10. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrowers and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the Letter of Credit Exposure does not equal zero and as long as the Commitments have not been terminated.

                 (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                 SECTION 12. Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.

                 SECTION 13. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each Domestic Subsidiary (other than any inactive Subsidiary) of NWS that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming such a Subsidiary (or upon ceasing to be an Inactive Subsidiary). Upon execution and delivery, after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, an Illinois
                                        corporation

                                          by
                                            ----------------------
                                            Name:
                                            Title:

                                        NORTHWESTERN STEEL AND WIRE
                                        COMPANY, a Texas corporation

                                          by
                                            ----------------------
                                            Name:
                                            Title:


                                        EACH OF THE SUBSIDIARIES
                                        LISTED ON SCHEDULE I
                                        HERETO, as a Guarantor,

                                          by
                                            ----------------------
                                            Name:
                                            Title:


                                          by
                                            ----------------------
                                            Name:
                                            Title:


                                        CHEMICAL BANK, as
                                        Collateral Agent,

                                          by
                                            ----------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement



                                   GUARANTORS


         Name                                        Address
         ----                                        -------

Northwestern Steel and                       121 Wallace Street
    Wire Company, a                          Sterling, Illinois 61081
    Delaware corporation                     Attn.:  Chief Financial Officer
                                             Telecopy:  (815) 625-8819
                                             Telephone: (815) 625-2331


Northwestern Steel and                       121 Wallace Street
    Wire Company-Kentucky,                   Sterling, Illinois 61081
    a Delaware corporation                   Attn.:  Chief Financial Officer
                                             Telecopy:  (815) 625-8819
                                             Telephone: (815) 625-2331

                                                                      Annex 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement



                          SUPPLEMENT NO. dated as of [     ], to the Indemnity,
                 Subrogation and Contribution Agreement dated as of April 30, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS") NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation ("NWS/Texas" and, together with NWS, the "Borrowers"), each Subsidiary of NWS listed on
                 Schedule I thereto (the "Guarantors"), and CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Guarantee Agreement referred to below).


         A. Reference is made to (a) the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NWS, NWS/Texas, the lenders from time to time party thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and issuing bank (in such capacity, the "Issuing Bank"), and (b) the Guarantee Agreement dated as of April 30, 1996, among the Guarantors and the Collateral Agent (the "Guarantee Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

         C. The Borrowers and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section
5.11 of the Credit Agreement, each Domestic Subsidiary (other than any inactive Subsidiary) of NWS that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary (or ceasing to be an Inactive Subsidiary). Section 12 of the Indemnity,

Subrogation and Contribution Agreement provides that additional Subsidiaries of NWS may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of NWS (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                            [Name Of New Guarantor],

                                              by
                                                 ------------------------
                                                 Name:
                                                 Title:

                                                 Address:


                                             CHEMICAL BANK, as
                                             Collateral Agent,


                                              by
                                                 ------------------------
                                                 Name:
                                                 Title:

                                                              SCHEDULE 1.01 (a)






        Guarantors                              Addresses
        ----------                              ---------

Northwestern Steel and Wire                     121 Wallace Street
Company, a Delaware Company                     Sterling, Illinois 61081
                                                Attn:  Chief Financial Officer
                                                Telecopy:  (815) 625-8819
                                                Telephone: (815) 625-2331

Northwestern Steel and Wire                     121 Wallace Street
Company-Kentucky, a Delaware Company            Sterling, Illinois 61081
                                                Attn:  Chief Financial Officer
                                                Telecopy:  (815) 625-8819
                                                Telephone: (815) 625-2331

                                                                SCHEDULE 2.01





                  Revolving Credit Commitments of the Lenders
                  -------------------------------------------

                                                                Percentage of
Name and Address of Lender          Commitment                   Commitment
--------------------------          ----------                  -------------

Chemical Bank
270 Park Avenue
New York, NY  10017
Attention:  James Ramage
Telecopy:   (212)  270-2625
Telephone:  (212)  270-1375        $15,000,000                        15%

Heller Financial, Inc.
500 West Monroe
Chicago, IL  60661
Attention:  Mark Tompkins
Telecopy:   (312)  441-7367
Telephone:  (312)  441-7517        $15,000,000                        15%

HSBC Business Loans, Inc.
190 S. LaSalle, Suite 1100
Chicago, IL  60603
Attention:  Liz Murray
Telecopy:   (312)  368-4943
Telephone:  (312)  368-1351        $15,000,000                        15%

Bank of America Illinois
231 South LaSalle Street
Chicago, IL  60697
Attention:  Dan Lange
Telecopy:   (312)  828-1974
Telephone:  (312)  943-1641        $15,000,000                        15%

Wells Fargo Bank, N.A.
555 Montgomery Street
17th Floor
San Francisco, CA  94111
Attention:  Ms. Kathleen Harrison
Telecopy:  (415)  362-5081
Telephone: (415)  396-7509         $15,000,000                        15%

3




Name and Address of Lender                        Percentage of
--------------------------      Commitment         Commitment
                                ----------         ----------

Societe Generale
1221 Avenue of the Americas
New York, NY 10020
Attention:     David Brunson
Telecopy:     (212) 278-6178
Telephone:     (212) 278-6461   $15,000,000           15%

Caisse Nationale de Credit
   Agricole
55 East Monroe Street
Suite 4700
Chicago, IL 60603-5702
Attention:  Ray Falkenberg
Telecopy:   (312) 372-3724
Telephone:  (312) 917-7426      $10,000,000            10%
                              ----------------        ----
    Total                      $100,000,000           100%


                                                                                                  SCHEDULE 2.02


                                           Rollover Term Loan Commitments of the Lenders
                                           ---------------------------------------------

                                                                                                       Fixed Rate on
                                                          Outstanding Principal                         Fixed Rate
                Name of Lender                          Amount on Effective Date                          Amount
                --------------                  ------------------------------------------            ---------------
                                                                      Capitalized Rollover
                                                Fixed Rate Amount       Interest Amount*
                                                -----------------       ---------------
Chemical Bank
270 Park Avenue
New York, NY 10017
Attention:  James Ramage
Telecopy:  (212) 270-2625
Telephone:  (212) 270-1375                       $ 3,389,286.40          $ 500,809.58                     13.23%

The Travelers Insurance Company
1 Tower Square
Att:  Securities Dept.
Capt. Finance Div 9 P.B.
Hartford, CT  06183-2030
Attention:  Cara Cordello
Telecopy:  (203) 277-2299
Telephone:  (203) 951-4104                       $ 6,778,572.80          $ 985,767.99                     13.14%

The Travelers Indemnity Company
1 Tower Square
Att:  Securities Dept
Capt. Finance Div 9 P.B.
Hartford, CT  06183-2030
Attention:  Cara Cordello
Telecopy:  (203) 277-2299
Telephone:  (203) 951-4104                       $ 4,745,000.96         $  690,037.59                     13.14%

The Travelers Insurance Company
 (as to Separate Account D)
1 Tower Square
Att:  Securities Dept
Capt. Finance Div 9 P.B.
Hartford, CT  06183-2030
Attention:  Cara Cordello
Telecopy:  (203) 277-2299
Telephone:  (203) 951-4104                       $   677,857.28         $   98,576.80                     13.14%

The Phoenix Insurance Company
1 Tower Square
Att:  Securities Dept
Capt. Finance Div 9 P.B.
Hartford, CT  06183-2030
Attention:  Cara Cordello
Telecopy:  (203) 277-2299
Telephone:  (203) 951-4104                       $ 1,355,714.56         $  197,153.60                     13.14%

Mitsui Nevitt Capital Corp.
1 Embarcadero Center
Suite 3900
San Francisco, CA  94111
Attention:  Susan Woo
Telecopy:  (415) 397-8505
Telephone:  (415) 984-5204                       $16,946,432.00         $2,398,367.26                     12.99%
                                               ---------------------------------------------------------------------------
    Total                                        $33,892,864.00         $4,870,712.82


* bears interest at a rate per annum equal to the Alternate Base Rate plus 1-1/2%


                                 SCHEDULE 3.03

                             GOVERNMENTAL APPROVALS

                                      None

                                 SCHEDULE 3.06

                                  RECEIVABLES

                        See pages immediately following

                                                                  SCHEDULE 3.06

                                  RECEIVABLES

1.  See Aged Trial Balance as of March 31, 1996 attached hereto.

2. As of March 31, 1996, NWS's allowance for doubtful or uncollectible accounts for fiscal 1996 was $1,000,000.

04-02-96                                          NORTHWESTERN STEEL AND WIRE COMPANY                                        PAGE: 1
                                                         AGED TRIAL BALANCE


              SHORT       DATING         CURRENT                       PAST DUE BALANCE                           ACCOUNT
CLAIMS       DISCOUNT      TERMS          OTHER        6-30 DAYS    31-60 DAYS    61-90 DAYS    OVER 90 DAYS      BALANCE

  6  A A A SUPPLY CORP               SCHERERVILLE IND
      .00         .00          .00       19,483.37           .00           .00           .00             .00       19,483.37

 11  A586/A572 STEEL CO              PITTSBURGH PA
      .00         .00          .00       52,100.93           .00           .00           .00             .00       52,100.93

 39  A & L MANUFACTURING             LOUISVILLE KY
      .00         .00          .00        9,992.86           .00           .00           .00             .00        9,992.86

 39  A & L PRODUCTS CO               CHICAGO IL
      .00         .00          .00       84,577.91           .00           .00           .00             .00       84,577.91

 45  A B C BALING WIRE & SUP CO INC  TEANECK NEW JERSEY
   149.52         .00          .00       44,861.96           .00           .00           .00             .00       45,011.48

 60  A B CHANCE CO                   CENTRALIA MO
      .00         .00          .00      128,544.00           .00           .00           .00             .00      128,544.00

 16  ABC RAIL PRODUCTS CORPORATION   CHICAGO HEIGHTS IL
      .00         .00          .00        2,567.54-     6,458.68           .00           .00             .00        3,891.14

120  ACE HARDWARE CORPORATION        OAK BROOK ILLINOIS
45,906.12    1,212.54    11,674.11    1,579,177.59      1,402.00           .00           .00             .00    1,639,572.36

140  ACE IRON & STEEL CORP           MILWAUKEE WISCONSIN
      .00         .00          .00        8,528.64           .00           .00           .00             .00        8,528.64

148  ACIER CMC DIVISION              CANADA J4G 1E6
      .00         .00          .00        8,298.26      8,187.42           .00           .00             .00       16,485.68

153  ANCAR DIV ACF IND               HUNTINGTON W VA
      .00         .00          .00       42,223.12           .00           .00           .00             .00       42,223.12

196  ACME WIRE PRODUCTS              BROADVIEW IL
      .00         .00    47,966.60             .00      9,059.60           .00           .00             .00       57,026.20

202  ACTION STEEL SUPPLY, INC        INDIANAPOLIS IN
 8,909.69         .00          .00      454,926.97     59,325.05           .00           .00             .00      523,161.71

206  ACTRON STEEL INC                TRAVERSE CITY MI
      .00         .00          .00        7,084.80           .00           .00           .00             .00        7,084.80

233  ADCON WIRE                      NICHOLASVILLE KY
      .00         .00          .00      973,335.43           .00           .00           .00             .00      973,335.43

292  ADRIAN FABRICATORS INC          ADRIAN MI
      .00         .00    94,174.50        9,418.50           .00           .00           .00             .00      103,593.00

443  AIRCON FILTER SALES & SERVICE   PHILADELPHIA PA


04-02-96                                                                                                                  PAGE: 2
                                    NORTHWESTERN STEEL AND WIRE COMPANY
                                              AGED TRIAL BALANCE

               SHORT          DATING       CURRENT                            PAST DUE BALANCE                            ACCOUNT
CLAIMS        DISCOUNT        TERMS         OTHER        6-30 DAYS      31-60 DAYS      61-90 DAYS      OVER 90 DAYS      BALANCE

        .00          .00           .00      3,308.00          .00           .00             .00            .00           3,308.00
   461  AJAK MANUFACTURING CO INC         HILLSBORO NJ
        .00          .00           .00      10,190.84         .00           .00             .00            .00          10,190.84
   550   ALBANY STEEL INC                 ALBANY NY
        .00          .00           .00      20,494.86   12,142.08           .00             .00            .00          32,636.94
   915   J. ALLAN STEEL CO                PITTSBURGH PA
        .00          .00           .00     419,403.26   40,443.15           .00             .00            .00         459,846.41
  1037  ALLIED LOCKE INDUSTRIES INC       DIXON ILLINOIS
        .00          .00           .00       4,570.90         .00           .00             .00            .00           4,570.90
  1038  ALLIED BUILDING STORES INC        MONROE LA
        .00          .00           .00      24,962.98         .00           .00             .00            .00          24,962.98
  1048  ALLIED MIDWEST MERCH INC          SIOUX FALLS SO DAK
        .00          .00           .00      11,776.69         .00           .00             .00            .00          11,776.69
  1072  ALLIED STEEL CORPORATION          N CHARLESTON SC
        .00          .00           .00       9,186.36         .00           .00             .00            .00           9,186.36
  1298  ALMET INC                         NFW HAVEN INDIANA
        .00          .00           .00       6,758.64         .00           .00             .00            .00           6,758.64
  1273  ALPHA INDUSTRIES INC              MC KINNEY TX
        .00          .00           .00       9,632.19    9,416.71           .00             .00            .00          19,048.90
  1279  ALPHA STEEL CORPORATION           HAMMOND IN
   4,792.64          .00    450,109.97     897,922.83  169,583.97           .00             .00            .00       1,522,409.31
  1320  ALRO STEEL CORP                   JACKSON MICH
   4,842.75          .00           .00     587,277.74         .00           .00             .00            .00         592,120.48
  1341  ALTAMONT WHOLESALE COMPANY INC    ALTAMONT IL
        .00          .00           .00      15,843.44         .00           .00             .00            .00          15,843.44
  1392  AMANA REFRIGERATION INC           AMANA IOWA
        .00          .00           .00      32,106.75         .00           .00             .00            .00          32,106.75
  1435  AMERICAN DESIGN & ENG INC         MUNCIE IN
        .00          .00           .00       8,290.00         .00           .00             .00            .00           8,290.00
  1445  AMERICAN EAGLE STEEL CORP         ANNAPOLIS MD
        .00          .00           .00      33,886.52         .00           .00             .00            .00          33,856.52
  1485  SERVISIAR CORPORATION #6861       BUTLER PENN
  18,180.01          .00           .00     117,244.22         .00           .00             .00            .00         135,424.23

04-02-96                                        NORTHWESTERN STEEL AND WIRE COMPANY                                     PAGE: 3
                                                         AGED TRIAL BALANCE


                SHORT           DATING          CURRENT                             PAST DUE BALANCE                      ACCOUNT
CLAIMS         DISCOUNT          TERMS           OTHER           6-30 DAYS     31-60 DAYS    61-90 DAYS   OVER 90 DAYS    BALANCE

1565    AMERICAN METALS CORP                 WEST SACRAMENTO CA
        .00             .00            .00         6,018.76             .00          .00        .00        .00             6,018.76

1587    AMERICAN SPRING WIRE CORP            CLEVELAND OH
        .00             .00            .00        51,645.06        3,971.00          .00        .00        .00            55,616.06

1607    AMERICAN STEEL & ALUM CORP RI        CUMBERLAND R.I.
        .00             .00            .00        23,991.43        2,589.00          .00        .00        .00            26,580.43

1608    AMERICAN STL & ALUM CORP (NV)        LIVERPOOL NV
        .00             .00            .00        68,421.68       12,324.04          .00        .00        .00            80,745.72

1609    AMERICAN STL & ALUMINUM (PA)         HARRISBURG PA
        .00             .00            .00        41,115.72        9,000.24          .00        .00        .00           50,115.96

1612    AMERICAN STL AND IND SUPP CO         MINNEAPOLIS MINN
        .00             .00            .00        46,390.99             .00          .00        .00        .00           46,390.99

1663    AMERICAN STRUCTURAL METALS          HUGO NH
        .00             .00            .00        75,963.68             .00          .00        .00        .00           75,963.68

1689    AMERICAN UNDERGROUND STRUCT         BRISTOL VA
        .00             .00            .00         9,623.12             .00          .00        .00        .00            9,623.12

1710    AMERI-FORGE CORPORATION             HOUSTON TX
        .00             .00            .00       241,743.23             .00          .00        .00        .00          241,743.23

1720    ANTEX STEEL INC                     CHICAGO ILL
        .00             .00            .00        25,013.16             .00          .00        .00        .00           25,013.16

1725    ANTHOR STEEL INC                    ERIE PA
        .00             .00            .00        68,576.71             .00          .00        .00        .00           68,576.71

1840    ANDERSON BUILDING MATERIALS CO      ST JOSEPH MICHIGAN
        .00             .00            .00        19,301.76             .00          .00        .00        .00           19,301.76

1972    THE ANDERSON'S                      MAUMEE OHIO
   1,245.40          866.53            .00         9,114.16             .00          .00        .00        .00           11,226.09

2200    ANTHONY SUPPLY CO INC               GREENVILLE ILL
        .00             .00      12,312.00        33,741.15             .00          .00        .00        .00           46,053.15

2280    A.P.I. SUPPLY CO                    MINNEAPOLIS MN
   6,524.48             .00     579,408.16        31,793.33       18,514.63          .00        .00        .00          636,238.60

2360    ARKANSAS STEEL PROCESSING INC       ARNDREL AR
        .00             .00            .00         1,665.55-            .00          .00        .00        .00            1,665.55-

2361    AFCU STEEL, INC.                    LITTLE ROCK ARKANSAS



04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE:  4
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                             PAST DUE BALANCE                              ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS        31-60 DAYS       61-90 DAYS      OVER 90 DAYS      BALANCE
     .00          .00          .00     181,876.60           .00               .00              .00             .00       181,876.60
2362 AFCO METALS INC                 NORCROSS GA
     .00          .00          .00      26,903.00           .00               .00              .00             .00        26,903.00
2375 ARLINGTON STRUCT STEEL CO INC   ARLINGTON HGTS ILL
     .00          .00          .00     124,261.02           .00               .00              .00             .00       124,261.02
2379 ARMCO STEEL HOUSTON             HOUSTON TX
     .00          .00          .00       1,534.56           .00               .00              .00             .00         1,534.56
2425 ARNOLD STEEL CO., INC           LAKEWOOD NJ
     .00          .00          .00      19,374.09           .00               .00              .00             .00        19,374.09
2519 A.R.T. CONCRETE & TOOL SUPPLY   ST CHARLES MD
     .00          .00          .00            .00      7,424.58               .00              .00             .00         7,424.58
2520 ABQ COMBUSTION ENGINEERING INC  CHATTANOOGA TN
     .00          .00          .00      32,610.00-          .00               .00              .00             .00        32,610.00-
2550 ART IRON INC                    TOLEDO OHIO
  141.66          .00          .00     220,086.30           .00               .00              .00             .00       220,227.96
2790 ATLAS CONSTRUCTION SUPPLY CO    PITTSFIELD ILL
     .00          .00          .00         175.88-          .00               .00              .00             .00           175.88-
2802 ATLAS STEEL & WIRE DIV          NEW ORLEANS LA
     .00          .00          .00      43,209.60           .00               .00              .00             .00        43,209.60
3045 AVONDALE SHIPYARDS DIV.         NEW ORLEANS LA
     .00          .00          .00      18,748.61           .00               .00              .00             .00        18,748.61
3064 AZCO STEEL COMPANY              SADDLE BROOK N J
2,072.61     1,351.86          .00     222,818.86     27,625.89               .00              .00             .00       253,869.22
3130 BABCOCK FENCE & STONE CO        PITTSBURGH PENN
     .00          .00          .00       5,705.12           .00               .00              .00             .00         5,705.12
3160 BADGER CORRUGATING CO           LA CROSSE WISC
     .00          .00          .00       7,965.00           .00               .00              .00             .00         7,965.00
3240 RUSSEL METALS-BANCALL GROUP     APPLETON WISC
     .00          .00          .00     295,251.66     80,374.29               .00              .00             .00       375,625.95
3267 BAINESTEEL DIV SAMUEL SON & CO  CANADA L3R 2N8
     .00          .00          .00            .00     15,537.16               .00              .00             .00        15,537.16
3595 STRUCTURAL STEEL FAB DIV        LINTHICUM HEIGHTS MD
     .00          .00          .00      21,657.32     10,320.25               .00              .00             .00        31,977.57



04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                     PAGE: 5
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                             PAST DUE BALANCE                              ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS        31-60 DAYS       61-90 DAYS      OVER 90 DAYS      BALANCE

3597    B & B FORM TIE CO INC        ST PETERS MD
      .00          .00        .00            .00        7,830.00        .00                 .00             .00            7,830.00
3690    BARBOUR BROS STEEL CO INC    PENNINGTON NEW JER
      .00          .00        .00      11,331.55             .00        .00                 .00             .00           11,331.55
3825    BARNES & SWEENEY             NOVI MI
      .00          .00        .00       7,918.96             .00        .00                 .00             .00            7,918.96
3982    J BARTHOLOMEW ENGR CO        CHICAGO IL
      .00          .00        .00      16,762.82             .00        .00                 .00             .00           16,762.82
4088    BASIC MARINE INC             ESCANABA MI
      .00          .00        .00       8,293.42             .00        .00                 .00             .00            8,293.42
4212    BAY STEEL CORPORATION        MOBILE AL
      .00          .00        .00          16.83-            .00        .00                 .00             .00               16.83-
4341    BNG METALS INC               RICHMOND VA
      .00          .00        .00      22,870.06             .00        .00                 .00             .00           22,870.06
4425    BECKLEY STEEL INC            CRAB ORCHARD WV
      .00          .00        .00      10,421.44             .00        .00                 .00             .00           10,421.44
4683    BEHLEN INDUSTRIES DIV        CANADA T3E 1T9
      .00          .00        .00            .00       91,928.48        .00                 .00             .00           91,928.48
4694    BEHR IRON & STEEL CO         ROCKFORD IL
10,437.29          .00        .00      67,290.09             .00        .00                 .00             .00           77,727.38
4769    H BELMER CO INC              CINCINNATI OHIO
      .00          .00        .00         920.48             .00        .00                 .00             .00              920.48
4786    BELT LINE PRODUCTS           CHICAGO ILL
   200.00          .00        .00      31,735.95             .00        .00                 .00             .00           31,935.95
4867    BENJAMIN STEEL CO            SPRINGFIELD OHIO
    50.49          .00        .00     211,987.66             .00        .00                 .00             .00          212,038.15
5261    BETHLEHEM STEEL CORP         SPARROWS POINT MD
      .00          .00        .00            .00        3,917.40        .00                 .00             .00            3,917.40
5296    BGB TRANSPORT INC            ELIZABETH NJ
      .00          .00        .00       1,710.00             .00        .00                 .00             .00            1,710.00
5402    BIG BLUE STORES INC          SEYMOUR IN
   110.90          .00        .00      16,475.05             .00        .00                 .00             .00           16,585.95
5445    BIG SANDY HARDWARE CO INC    HAGERHILL KY


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 6
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                             PAST DUE BALANCE                              ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS        31-60 DAYS       61-90 DAYS      OVER 90 DAYS      BALANCE
      .00         .00          .00      14,785.54           .00               .00              .00             .00        14,785.54
5655 BLAIN SUPPLY INC                JANESVILLE WISC
      .00         .00    13,042.43      22,575.01           .00               .00              .00             .00        35,617.44
5715 BLEIGH READY MIX CO DIV BLEIGH  HANNIBAL MISSOURI
      .00         .00          .00       8,544.06           .00               .00              .00             .00         8,544.06
5750 W. G. BLOCK CO                  DAVENPORT IOWA
      .00         .00          .00       9,095.45           .00               .00              .00             .00         9,095.45
5760 BLOCK IRON & SUPPLY CO DIV      OSHKOSH WISCONSIN
      .00         .00          .00       8,845.29           .00               .00              .00             .00         8,845.29
5900 BLOUNT STEEL SUPPLY INC         MARYVILLE TN
      .00         .00          .00         464.26-          .00               .00              .00             .00           464.26-
6019 BLUEGRASS STEEL CO              DAVENPORT PA
      .00         .00          .00      40,772.80           .00               .00              .00             .00        40,772.80
6417 BORYN STEEL INC                 DETROIT MI
      .00         .00          .00      10,088.51-          .00               .00              .00             .00        10,088.51-
6680 ALBRIGHT STEEL & WIRE CO        OKLAHOMA CITY OKLA
      .00         .00          .00      18,623.08           .00               .00              .00             .00        18,623.08
6725 THE HOME DEPOT, INC.            ATLANTA GA
40,942.50    2,385.37          .00     878,365.67     10,167.29          3,894.78           189.80        1,440.86       937,386.27
6767 BRACING SYSTEMS INC             BLOOMINGDALE IL
      .00         .00          .00       8,053.50           .00               .00              .00             .00         8,053.50
7040 BRECHEEN PIPE & STEEL CO INC    BATON ROUGE LA
      .00         .00          .00       4,318.00           .00               .00              .00             .00         4,318.00
7316 BROAD RACK STRUCTURES INC       RIVER ROUGE MI
      .00         .00          .00      17,075.93           .00               .00              .00             .00        17,075.93
7385 BROCK-WHITE CO                  ST. PAUL MINN
      .00         .00          .00       9,014.50           .00               .00              .00             .00         9,014.50
7790 BROWN STEEL DIV.                COLUMBUS OHIO
      .00         .00          .00       8,464.78           .00               .00              .00             .00         8,464.78
7840 BROWN-STRAUSS STEEL DIV         AURORA COLORADO
 3,211.80         .00          .00   1,295,988.78    638,122.35               .00              .00             .00     1,937,322.93
7873 BRUNSWICK ENTERPRISES LTD       CANADA R2C 2Z2
      .00         .00          .00      29,781.90           .00               .00              .00             .00        29,781.90


04-02-96                                        NORTHWESTERN STEEL AND WIRE COMPANY                                     PAGE 7
                                                         AGED TRIAL BALANCE


                SHORT           DATING          CURRENT                             PAST DUE BALANCE                      ACCOUNT
CLAIMS         DISCOUNT          TERMS           OTHER           6-30 DAYS     31-60 DAYS    61-90 DAYS   OVER 90 DAYS    BALANCE

7990    B-S STEEL OF KANSAS INC              KANSAS CITY KANSAS
     123.20             .00      27,697.48       336,724.81       74,775.76          .00        .00        .00          439,321.25

8122    BUFFALO STRUCTURAL STEEL INC         TITUSVILLE PA
        .00             .00            .00        18,724.79             .00          .00        .00        .00           18,724.79

8147    BUILDER MARTS OF AMERICA INC.        GREENVILLE S.C.
        .00             .00            .00         8,657.84             .00          .00        .00        .00            8,657.84

6250    BUILDERS STEEL CO                    N KANSAS CITY MO
        .00             .00            .00        18,552.43             .00          .00        .00        .00           18,552.43

8268    BUILDERS STEEL SERVICE INC           TOLEDO OH
        .00             .00            .00        10,068.14             .00          .00        .00        .00           10,068.14

8399    BUILDING PRODUCTS OF IA              WATERTOWN SD
   2,264.98             .00            .00         3,772.36-            .00          .00        .00        .00            1,507.38-

8540    THE BURGER IRON CO                   AKRON OHIO
        .00             .00            .00       223,265.90             .00          .00        .00        .00          223,265.90

8541    BURGER STRUCTURAL STEEL CO           AKRON OHIO
        .00             .00            .00            83.52-            .00          .00        .00        .00               83.52-

8545    BUILDERS REBAR INC                   SPRINGFIELD MD
        .00             .00            .00         6,693.22             .00          .00        .00        .00            6,693.22

8926    BUSHWICK IRON & STEEL CO INC         GREAT NECK NY
   4,068.90             .00            .00       146,595.38             .00          .00        .00        .00          150,664.26

9230    CAIN STEEL & SUPPLY CO INC           TUSCALOOSA ALA
        .00             .00            .00         9,834.75             .00          .00        .00        .00            9,834.75

9387    CAMPBELL & SHAW STEEL FAB INC        MARYSVILLE MICHIGAN
        .00             .00            .00         9,222.07             .00          .00        .00        .00            9,222.07

9388    R E CAMPBELL CO INC                  HOUSTON TX
        .00             .00            .00         6,028.66-            .00          .00        .00        .00            6,028.66-

9443    CANAN STEEL CORP                     POINT OF ROCKS ND
        .00             .00            .00              .00        9,312.93          .00        .00        .00            9,312.93

9460    CANADIAN TIRE CORP LTD               CANADA N4P 2V8
        .00             .00            .00        30,764.16             .00          .00        .00        .00           30,764.16

9498    CANRON INC EASTERN STR DIV           CANADA N9W 1H2
        .00             .00            .00         6,221.57             .00          .00        .00        .00            6,221.57

9671    CARDINAL METALS INC                  IRVING TEXAS


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE:  6
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                             PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS        31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00          .00      40,053.97           .00               .00              .00             .00       40,053.97
 9672 CARDINAL FABRICATING CORP       MILWAUKEE WISC
      .00          .00          .00      18,052.49           .00               .00              .00             .00       18,052.49
 9674 CARDINAL SCALE MGG CO           WEBB CITY MO
      .00          .00          .00            .00      8,596.13               .00              .00             .00        8,596.13
 9676 CARDINAL STEEL SUPPLY INC       ST LOUIS MISSOURI
      .00          .00          .00      85,455.98     30,787.79               .00              .00             .00      116,243.77
 9678 CARDINAL METALS INC             POUNDING MILL VA
      .00          .00          .00      63,201.48           .00               .00              .00             .00       63,201.48
 9697 CARLSTROM STEEL SUPPLY          MANKATO MINN
      .00          .00          .00      18,483.69           .00               .00              .00             .00       18,483.69
 9740 CAROLINA STL SERVICE CENTER     GREENSBORO N C
      .00          .00          .00      11,281.60           .00               .00              .00             .00       11,281.60
 9915 CARTER STL & FABRICATING CO     BELLEFONTAINE OHIO
      .00          .00          .00     164,615.38      5,262.13               .00              .00             .00      169,877.51
 9925 CARTER-WATERS CORP              KANSAS CITY MISSOURI
      .00          .00          .00      10,120.47           .00               .00              .00             .00       10,120.47
10567 C.C.C. STEEL INC                COMPTON CA
12,549.09          .00          .00     267,892.51     37,598.45          6,245.17              .00             .00      324,285.22
10850 CENTRAL FARM SUPPLY OF KY INC   LOUISVILLE KY
      .00          .00          .00          72.79-          .00               .00              .00             .00           72.79-
11064 CENTRAL PLAINS STEEL CO DIV     KANSAS CITY KS
      .00          .00          .00      27,484.17           .00               .00              .00             .00       27,484.17
11110 CENTRAL STATES WIRE PROD INC    ST PAUL MINNESOTA
 1,184.75          .00          .00      27,937.82           .00               .00              .00             .00       29,122.57
11120 CENTRAL STEEL & WIRE CO         CHICAGO ILL
      .00          .00          .00     439,198.97      2,341.51               .00              .00             .00      441,540.48
11127 CENTRAL STEEL SERVICE INC       PELHAM ALA
      .00          .00          .00      65,589.03           .00               .00              .00             .00       65,589.03
11128 CENTRAL STEEL SUPPLY CO INC     SOMERVILLE MA
      .00          .00          .00      24,297.01     11,301.60               .00              .00             .00       35,598.61
11150 CENTRAL TEXAS IRON WORKS        WACO TEXAS
   665.00          .00          .00     284,232.83           .00               .00              .00             .00      284,897.83

04-02-96                                                                                                                PAGE: 9

                                                NORTHWESTERN STEEL AND WIRE COMPANY
                                                        AGED TRIAL BALANCE


              SHORT       DATING         CURRENT                       PAST DUE BALANCE                           ACCOUNT
CLAIMS       DISCOUNT      TERMS          OTHER        6-30 DAYS    31-60 DAYS    61-90 DAYS    OVER 90 DAYS      BALANCE


11152  CENTRAL TRACTOR FARM & FAMILY  DES MOINES IOWA
      .00         .00          .00        4,788.00           .00           .00           .00             .00        4,788.00

11272  CERTIFIED STEEL DIV            TRENTON NEW JERSEY
 4,062.65         .00          .00      135,807.14           .00           .00           .00             .00      139,869.79

11280  GIBSON'S DISCOUNT CENTERS INC  DODGE CITY KS
      .00         .00          .00        7,117.20           .00           .00           .00             .00        7,117.20

11404  CHAPARRAL STEEL                MIDLOTHIAN TX
      .00         .00          .00       45,717.68           .00           .00           .00             .00       45,717.68

11540  CHARTER WIRE DIV               MILWAUKEE WISCONSIN
      .00         .00    75,020.38             .00     47,103.00           .00           .00             .00      122,123.30

11598  CHATHAN STEEL CORP             SAVANNAH GEORGIA
 2,793.33         .00          .00      326,653.15     10,269.27           .00           .00             .00      339,712.75

11800  CHICAGO HARDWARE & FIXTURE CO. FRANKLIN PARK ILL
      .00         .00          .00       19,641.13           .00           .00           .00             .00       19,641.13

11979  CIMARRON LBR SUPPLY CO         KANSAS CITY MISSOURI
 2,462.49         .00          .00      134,729.71           .00           .00           .00             .00      137,192.20

12004  CIVES CORPORATION              ROSEDALE MISSISSIPPI
 3,555.06         .00          .00       27,962.41           .00           .00           .00             .00       31,517.47

12006  CIVES STEEL COMPANY            GOUVERNEUR N Y
      .00         .00          .00       13,850.33           .00           .00           .00             .00       13,850.33

12008  CIVES STEEL COMPANY            THOMASVILLE GA
 4,746.52         .00          .00        4,625.07-          .00           .00           .00             .00          121.45

12009  CANRON CONSTRUCTION CORP       CONKLIN N.Y.
      .00         .00          .00        9,967.70           .00           .00           .00             .00        9,967.70

12336  CLEAVER FARN SUPPLY INC         CHANUTE KS
    76.50         .00          .00           16.34-          .00           .00           .00             .00           60.16

12434  C. M. F. INC.                   CLARE MICHIGAN
      .00         .00          .00       33,259.09           .00           .00           .00             .00       33,259.09

12455  SERVISTAR/COAST TO COAST CORP   DENVER CO
 6,000.90         .00          .00       10,318.37           .00           .00           .00             .00       16,319.27

12459  COASTAL STEEL CO INC            BALTIMORE MARYLAND
      .00         .00          .00      339,973.62           .00           .00           .00             .00      339,973.62

12520  C B & K SUPPLY INC              JANESVILLE WIS


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE:  10
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                             PAST DUE BALANCE                              ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS        31-60 DAYS       61-90 DAYS      OVER 90 DAYS      BALANCE
      .00         .00          .00       7,216.90      9,974.64               .00              .00             .00        17,191.54
12580 COLE'S HARDWARE INC            DANVILLE PA
      .00         .00          .00       8,675.15           .00               .00              .00             .00         8,675.15
12590 COLLADAY HARDWARE COMPANY      HUTCHINSON KANSAS
      .00         .00          .00         561.67-    10,667.13               .00              .00             .00        10,105.46
12610 COLLIS INC                     CLINTON IOWA
      .00         .00   247,663.48      36,298.97           .00               .00              .00             .00       283,962.43
12666 COLORADO GARDEN SUPPLY         DENVER COLORADO
      .00         .00          .00       5,618.70           .00               .00              .00             .00         5,618.70
12740 COLUMBUS PIPE & EQUIP CO       COLUMBUS OHIO
      .00         .00          .00      10,296.50           .00               .00              .00             .00        10,296.50
12760 COMMERCE CORPORATON            BALTIMORE MD
      .00         .00    64,143.24            .00           .00               .00              .00             .00        64,143.24
12816 COMMERCIAL FABRICATORS INC     BRIDGEVIEW ILL
      .00         .00          .00            .00      8,934.07               .00              .00             .00         8,934.07
12875 COMPLEX STEEL & WIRE CORP      WAYNE MICHIGAN
      .00         .00          .00      24,248.00           .00               .00              .00             .00        24,248.00
12915 CONCRETE INDUSTRIES INC        LINCOLN NE
      .00         .00          .00      19,130.47           .00               .00              .00             .00        19,130.47
13224 CONSOLIDATED METAL PROD INC    CINCINNATI OHIO
    90.72         .00          .00            .00           .00               .00              .00             .00            90.72
13312 CONSTRUCTION ANCHORS INC       KANSAS CITY MO
      .00         .00          .00      12,540.56           .00               .00              .00             .00        12,540.56
13398 CONSTRUCTION SUP & ERECTION    GERMANTOWN WI
      .00         .00          .00      19,769.30           .00               .00              .00             .00        19,769.30
13544 CONSUMERS STEEL PRODUCTS CO    CLEVELAND OHIO
      .00         .00          .00      37,317.60           .00               .00              .00             .00        37,317.60
13579 CONTINENTAL METAL PRODUCTS CO  INDIANAPOLIS IN
      .00         .00          .00      10,010.25     10,032.60               .00              .00             .00        20,042.85
13558 CONTRACTORS STEEL CORP         DES MOINES IOWA
      .00         .00          .00       9,101.63           .00               .00              .00             .00         9,101.63
13668 CONTRACTORS STEEL CO           LIVONIA MICH
13,622.92         .00          .00   1,083,133.69     94,670.86               .00              .00             .00     1,191,427.47


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 11
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
13676 CONTRACTORS WAREHOUSE             CINCINNATI OH
 1,486.39     1,244.46       9,230.09         930.98      1,877.05        6,251.01              .00          557.50       21,577.48
13785 CODSA STEEL CORPORATION           ROME GEORGIA
      .00          .00            .00      20,900.30           .00             .00              .00             .00       20,900.30
13845 COREY STEEL COMPANY, THE          CHICAGO IL
      .00          .00            .00      20,783.40           .00             .00              .00             .00       20,783.40
13893 CORNELIUS MANUFACTURING INC       ELNORA IN
      .00          .00            .00       8,059.51           .00             .00              .00             .00        8,059.51
13900 CORPORATE METALS INC              CLAREMORE OK
      .00          .00            .00      10,940.00     10,425.99             .00              .00             .00       21,365.99
13960 COTTER AND COMPANY 00-526-3157    CHICAGO ILLINOIS
      .00          .00       2,067.53            .00           .00             .00              .00             .00        2,067.53
14227 CRAWFORD METALS CORP SUITE 200    CANADA H3H 1S6
 3,177.68          .00            .00      33,222.37           .00             .00              .00             .00       36,400.05
14298 CREST STEEL CORP                  CARSON CALIFORNIA
   439.03          .00            .00     214,673.04           .00             .00              .00             .00      215,112.07
14450 CROWN STEEL RAIL COMPANY          WEST BLOOMFIELD MI
      .00          .00            .00            .00      7,471.19             .00              .00             .00        7,471.19
14460 CROWN STEEL SALES INC             CHICAGO IL
 3,686.10       110.94            .00      59,871.32           .00             .00              .00             .00       63,668.36
14482 CSR QUINN                         MARSHALL MO
      .00          .00            .00      31,061.22           .00             .00              .00             .00       31,061.22
14720 DAIRYMANS SUPPLY CO INC           MAYFIELD KENTUCKY
      .00          .00            .00      42,639.34           .00             .00              .00             .00       42,639.34
14850 DAKOTA STEEL & SUPPLY CO DIV      RAPID CITY SOUTH DAK
      .00          .00            .00      75,846.06           .00             .00              .00             .00       75,846.06
15045 DANVILLE STL DIV MERVIS INC       DANVILLE ILLINOIS
 1,776.16          .00            .00         464.40-          .00             .00              .00             .00        1,311.76
15070 DARE PRODUCTS INC                 BATTLE CREEK MICH
      .00          .00      16,556.40      18,818.70     16,678.80             .00              .00             .00       52,053.90
15159 DAVE STEEL CO INC                 ASHEVILLE NO CAR
      .00          .00            .00         746.85-          .00             .00              .00             .00          746.85-
15236 DAVIS STEEL & IRON CO             MATTHEWS NC

04-02-96                                        NORTHWESTERN STEEL AND WIRE COMPANY                                        PAGE: 12
                                                         AGED TRIAL BALANCE


                SHORT           DATING          CURRENT                             PAST DUE BALANCE                      ACCOUNT
CLAIMS         DISCOUNT          TERMS           OTHER           6-30 DAYS     31-60 DAYS    61-90 DAYS   OVER 90 DAYS    BALANCE

        .00             .00            .00           312.69-            .00          .00        .00        .00              312.69-
15291   DAYTON SUPERIOR CORPORATION          MIAMISBURG OH
        .00             .00     257,363.75        28,301.69             .00          .00        .00        .00          285,665.44

15457   DEBRO STEEL DIV PREMETALCO INC       CANADA L6T 2H4
        .00             .00            .00        80,999.20             .00          .00        .00        .00           80,999.20

15461   DE CANIO BUILDERS SUPPLY             CHICAGO IL
        .00             .00            .00        18,068.73             .00          .00        .00        .00           18,068.73

15620   JOHN DEERE DES MOINES WORKS          DES MOINES IOWA
   4,173.89             .00            .00        33,779.78             .00          .00        .00        .00           37,953.67

15880   DE KALB IRON & METAL                 DE KALB ILLINOIS
        .00             .00            .00        24,295.24       12,391.13          .00        .00        .00           36,686.37

15940   DELONGS INC                          JEFFERSON CITY MD
        .00             .00            .00        24,764.76             .00          .00        .00        .00           24,764.76

16050   DELTA STEEL INC                      HOUSTON TEXAS
   3,412.31             .00            .00       534,592.02       53,467.66          .00        .00        .00          591,471.99

16140   THE DENISTON COMPANY                 ALSIP IL
        .00             .00            .00              .00        8,346.00          .00        .00        .00            8,346.00

16197   DELTA STEEL CO INC                   JACKSON MISS
        .00             .00            .00         1,026.79             .00          .00        .00        .00            1,026.79

16208   DENNAN & DAVIS                       CLIFTON NJ
     164.13             .00            .00        32,629.99        9,222.61          .00        .00        .00           42,016.73

16623   D.M.I. INC                           GOODFIELD ILLINOIS
        .00             .00            .00        10,768.76             .00          .00        .00        .00           10,768.76

16640   DI HIGHWAY SIGN & STRUCT CORP        NEW YORK MILLS N.Y.
        .00             .00            .00        10,713.12             .00          .00        .00        .00           10,713.12

16658   DILL'S BEST BUILDING CENTERS         BREWSTER NY
        .00             .00            .00        20,572.32             .00          .00        .00        .00           20,572.32

16675   DIRECT DISTRIBUTORS INC OF N C       GARNER NC
   2,503.98             .00            .00           222.14-            .00          .00        .00        .00            2,281.84

16710   NAHASCO DIV                          TAMPA FL
        .00             .00            .00       113,539.14             .00          .00        .00        .00          113,539.14

16925   DONAHUE CORPORATION                  DURHAM KANSAS
        .00             .00            .00        30,069.78             .00          .00        .00        .00           30,069.78



04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE:  13
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                             PAST DUE BALANCE                              ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS        31-60 DAYS       61-90 DAYS      OVER 90 DAYS      BALANCE
17050 DOUGLAS STEEL FABRICATING CORP LANSING MICHIGAN
      .00         .00          .00          23.54-          .00               .00              .00             .00            23.54-
17075 DOWN TO EARTH RECYCLING        NORTHBROOK IL
      .00         .00          .00         890.00        133.20               .00              .00             .00         1,023.20
17088 DRACHMAN STRUCTURALS INC       WALL NJ
 1,913.43         .00   415,488.87       4,315.80-          .00               .00              .00             .00       413,086.50
17140 DRAKE WILLIAMS STEEL INC       OMAHA NEBRASKA
      .00         .00          .00      53,938.45     32,922.65               .00              .00             .00        86,861.10
17182 P H DREW INC                   INDIANAPOLIS IN
      .00         .00          .00            .00      9,325.90               .00              .00             .00         9,325.90
17295 DUBOSE STL INC OF NO. CAROLINA ROSEBORO N.C.
      .00         .00          .00      78,610.20     30,262.52               .00              .00             .00       108,872.72
17297 STEEL WAREHOUSING-DUBUQUE DIV  PEOSTA IA
      .00         .00          .00     952,862.69     47,096.43               .00              .00             .00       999,959.12
17298 DUKANE PRECAST INC             NAPERVILLE IL
      .00         .00          .00      13,819.23           .00               .00              .00             .00        13,819.23
17365 DULUTH STEEL FABRICATORS INC   DULUTH MINNESOTA
      .00         .00          .00       7,364.99           .00               .00              .00             .00         7,364.99
17603 DUR-O-WAL, INC                 ARLINGTON HGTS IL
      .00         .00    30,264.30      15,995.10     23,687.40               .00              .00             .00        69,946.80
17610 DURRETT-SHEPPARD STEEL CO INC  BALTIMORE MD
      .00         .00          .00      77,120.04      8,519.87               .00              .00             .00        85,639.91
17750 DYNIDAG SYSTEMS INTL USA INC   BOLINGBROOK IL
      .00         .00          .00      35,799.99           .00               .00              .00             .00        35,799.99
17866 E & H STEEL CORP               MIDLAND CITY AL
      .00         .00          .00       8,419.79           .00               .00              .00             .00         8,419.79
17959 EASTON WHOLESALE CO INC        EASTON MD
      .00         .00          .00          34.15-          .00               .00              .00             .00            34.15-
17962 ELCO INDUSTRIES, INC           ROCKFORD IL
      .00         .00          .00      17,665.76           .00               .00              .00             .00        17,665.76
17963 EBENEZER RAILCAR SERVICE       WEST SENECA NY
      .00         .00          .00      10,630.21           .00               .00              .00             .00        10,630.21
17970 ELENBAAS STEEL SUPPLY COMPANY  GREENVILLE MI


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 14
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00      21,870.09           .00             .00              .00             .00       21,870.09
18156 EDGCOMB METALS COMPANY            PHILADELPHIA PA
      .00          .00            .00      64,075.99           .00             .00              .00             .00       64,075.99
18265 EGGER STEEL COMPANY               SIOUX FALLS SO DAK
      .00          .00            .00      61,536.87           .00             .00              .00             .00       61,536.87
18267 THE EGGING CO                     GURLEY NE
      .00          .00            .00      12,512.77           .00             .00              .00             .00       12,512.77
18645 ELLER & WILLEY BLOCK CO           DIXON ILLINOIS
      .00          .00            .00            .00      6,549.22        5,640.55              .00             .00       12,189.77
18871 EMPIRE IRON WORKS                 CANADA R2X 0A1
      .00          .00            .00         157.85-          .00             .00              .00             .00          157.85-
18935 ENDRES MANUFACTURING CO           WAUNAKEE WISCONSIN
      .00          .00            .00      60,081.76           .00             .00              .00             .00       60,081.76
18945 ENGBAR PIPE & STEEL CO            DENVER COLORADO
      .00          .00            .00      67,207.65           .00             .00              .00             .00       67,207.65
19016 ENNIS STEEL INDUSTRIES            ENNIS TX
      .00          .00            .00     103,841.16           .00             .00              .00             .00      103,841.16
19030 ENCO INDUSTRIES INC               DES MOINES IA
      .00          .00            .00      95,433.88     32,581.15             .00              .00             .00      128,015.03
19191 MARSHALL ERDMAN & ASSOCIATES      MADISON WISCONSIN
      .00          .00            .00      18,502.61           .00             .00              .00             .00       18,502.61
19198 ERIE CONCRETE & STEEL SUP CO      ERIE PA
      .00          .00            .00      18,135.43           .00             .00              .00             .00       18,135.43
19200 ERIE HAVEN INC                    FORT WAYNE INDIANA
      .00          .00            .00       8,062.96           .00             .00              .00             .00        8,062.96
19257 ERNST HOME CENTER INC             SEATTLE WA
   300.00          .00            .00            .00           .00             .00              .00             .00          300.00
19647 EVERGLADES STEEL CORP             MIAMI FL
      .00          .00            .00      40,146.88           .00             .00              .00             .00       40,146.88
19504 FABARC STEEL & SUPPLY INC         ANNISTON  AL
      .00          .00            .00      66,774.27     41,692.20             .00              .00             .00      108,466.47
19860 NID AMERICA STEEL INC             FARGO NORTH DAKOTA
      .00          .00            .00      95,001.59           .00             .00              .00             .00       95,001.59

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 15
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
19875 FARGO TANK COMPANY                 FARGO NO DAK
      .00          .00            .00      14,558.07           .00             .00              .00             .00       14,558.07
20400 FARMER'S COPPER & IND SUP INC.    GALVESTON TEXAS
      .00          .00            .00       2,460.85           .00             .00              .00             .00        2,460.85
21410 FARR COMPANY                      CRYSTAL LAKE IL
      .00          .00            .00       8,261.01           .00             .00              .00             .00        8,261.01
21465 FARNEST STEEL CORP                EUGENE OREGON
   226.01          .00            .00      25,380.18           .00             .00              .00             .00       25,606.19
21492 FAULTLESS CASTER DIVISION         EVANSVILLE IN
      .00          .00      13,114.50            .00      4,380.60             .00              .00             .00       17,495.10
21590 FEDERAL PIPE & STEEL CORP         PLYMOUTH MI
 8,219.06          .00            .00     414,544.27    229,013.50             .00              .00             .00      651,776.83
21597 FEDERAL PIPE & SUPPLY CO          DETROIT MICHIGAN
      .00          .00            .00       8,541.91           .00             .00              .00             .00        8,541.91
21612 CONTAINER STAPLING COMPANY        HERPIN ILLINOIS
      .00          .00            .00      59,532.60     30,350.10             .00              .00             .00       89,882.70
21624 RUSSEL METALS INC                 CANADA L5N 3C9
      .00          .00            .00              .00         .00       78,184.65              .00             .00       78,184.65
21720 FENSTER STEEL CORP                ST LOUIS MISSOURI
      .00          .00            .00        27,086.73         .00             .00              .00             .00       27,086.73
21726 FERGUSON STEEL CO                 INDIANAPOLIS INDIANA
   333.04          .00            .00        27,869.54         .00             .00              .00             .00       28,202.58
21737 FERROMETAL DE BAJA CALIF AV       TIJUANA MEXICO
      .00          .00            .00        25,736.03-        .00             .00              .00             .00       25,736.03-
21740 FERRO UNION INC                   TORRANCE CA
   376.45          .00            .00       204,476.85   57,637.66      111,586.96              .00             .00      374,077.92
21770 FIDLER INC                        GOSHEN INDIANA
      .00          .00            .00        16,300.00         .00             .00              .00             .00       16,300.00
21773 JD FIELDS & CO INC                HOUSTON TX
   371.91          .00            .00        96,203.24         .00             .00              .00             .00       96,575.15
21785 FERROSTAAL METALS CORP            BRISBANE CA
      .00          .00            .00       327,648.91         .00             .00              .00             .00      327,648.91
21955 FISCHER STEEL CORP                MEMPHIS TENNESSEE

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 16
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00      13,361.34           .00             .00              .00             .00       13,361.34
21936 FISHER BROS STEEL CORP            ENGLEWOOD NJ
      .00          .00            .00      20,351.37           .00             .00              .00             .00       20,351.37
22164 FLEET WHOLESALE SUPPLY CO INC     BRAINERD MN
      .00          .00            .00     358,340.77      9,399.29             .00              .00             .00      367,740.06
22310 F J FOLZ CO INC                   EVANSVILLE IND
      .00          .00            .00       8,789.09           .00             .00              .00             .00        8,789.09
22440 FORT DODGE STEEL INC              FORT DODGE IOWA
      .00          .00            .00       7,904.46           .00             .00              .00             .00        7,904.46
22460 FORT HOWARD STEEL INC             GREEN BAY WI
      .00          .00            .00      91,826.75           .00             .00              .00             .00       91,826.75
22579 L B FOSTER CO - FOSTER PLAZA      PITTSBURGH PA
      .00          .00            .00     752,179.22    117,551.05             .00              .00             .00      869,730.27
22615 FOSTER'S INC                      WATERLOO IOWA
      .00          .00            .00       1,650.24           .00             .00              .00             .00        1,650.24
22652 4-D, INC                          MIDLAND MI
      .00          .00            .00       8,880.47           .00             .00              .00             .00        8,880.47
22655 FOUR STATES SUPPLY CO             JOPLIN MO
      .00          .00            .00      15,351.69           .00             .00              .00             .00       15,351.69
22656 4 X CONCRETE INC                  APPLETON WI
      .00          .00            .00      10,048.52           .00             .00              .00             .00       10,048.52
22920 STERLING STEEL BALL               STERLING ILLINOIS
      .00          .00            .00         318.80           .00             .00              .00             .00          318.80
22950 FRAZER MFG CORP                   STERLING ILLINOIS
      .00          .00            .00      30,762.60           .00             .00              .00             .00       30,762.60
22960 FRAZIER INDUSTRIAL CO             LONG VALLEY N J
      .00          .00            .00       9,629.02           .00             .00              .00             .00        9,629.02
22990 FREDERICK STEEL CO                CINCINNATI OHIO
 5,333.70          .00            .00     142,793.84      5,129.01             .00              .00             .00      153,256.55
23100 FREIGHT CLAIM ACCOUNT             STERLING ILLINOIS
      .00          .00            .00      90,250.77           .00             .00              .00             .00       90,250.77
23252 FRIEDMAN BROS HARDWARE             SANTA ROSA CA
      .00          .00            .00         339.30-          .00             .00              .00             .00          339.30-

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 17
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
24070 GARBE IRON WORKS INC              AURORA ILLINOIS
      .00          .00            .00      35,694.45           .00             .00              .00             .00       35,694.45
24111 GARDNER STEEL CORP                NEW CASTLE PA
      .00          .00            .00      41,469.51           .00             .00              .00             .00       41,469.51
24247 GATE CITY STEEL INC               STERLING ILLINOIS
      .00          .00            .00         891.85           .00             .00              .00             .00          891.85
24262 GATEWAY BUILDING PRODUCTS DIV     CHICAGO ILLINOIS
      .00          .00            .00      23,471.50           .00             .00              .00             .00       23,471.50
24296 GAYLE MFG CO                      WOODLAND CA
      .00          .00            .00      37,630.32           .00             .00              .00             .00       37,630.32
24410 GEIGER & PETERS INC               INDIANAPOLIS IND
      .00          .00            .00      94,640.08           .00             .00              .00             .00       94,640.08
24423 THE GENERAL CORPORATION           ELWOOD IN
      .00          .00            .00       9,503.61           .00             .00              .00             .00        9,503.61
24427 GENERAL CHAIN & MFG CO            CINCINNATI OHIO
      .00          .00      12,254.30            .00     11,841.30             .00              .00             .00       24,095.60
24446 GENERAL ELECTRIC COMPANY          FT MYERS FL
      .00          .00            .00     219,037.00           .00       60,424.00              .00             .00      279,481.00
24546 GENERAL METAL MFG CO INC          EAST HANOVER NJ
      .00          .00            .00      12,718.66           .00             .00              .00             .00       12,718.66
24777 GENERAL STEEL CORPORATION         VANCOUVER WA
 1,451.18          .00            .00      61,669.12           .00             .00              .00             .00       63,120.30
24942 GENZINK STL SUP & WELDING CO      HOLLAND MICHIGAN
      .00          .00            .00       9,830.74           .00             .00              .00             .00        9,830.74
24953 GEORGIA PACIFIC CORPORATION       ATLANTA GA
 1,410.61          .00       8,672.31   1,299,447.51        450.08             .00              .00             .00    1,309,980.51
25360 GLAZER STEEL CORP                 NEW ORLEANS LA
      .00          .00            .00      19,570.80           .00             .00              .00             .00       19,570.80
25554 GLOBE IRON CONSTRUCTION CO INC    NORFOLK VIRGINIA
      .00          .00            .00      21,477.94           .00             .00              .00             .00       21,477.94
25559 N GLOSSER & SONS INC              JOHNSTOWN PA
      .00          .00            .00      34,782.63           .00             .00              .00             .00       34,782.63
25623 VERNON L GOEDECKE CO INC          ST LOUIS MO

04-02-96                                                                                                                   PAGE: 18

                                                NORTHWESTERN STEEL AND WIRE COMPANY
                                                         AGED TRIAL BALANCE


              SHORT       DATING         CURRENT                       PAST DUE BALANCE                           ACCOUNT
CLAIMS       DISCOUNT      TERMS          OTHER        6-30 DAYS    31-60 DAYS    61-90 DAYS    OVER 90 DAYS      BALANCE


      .00         .00          .00        1,293.23      8,189.00           .00           .00             .00        9,482.23

25677  GOLDEN STAR INC                NO KANSAS CITY MO
      .00         .00          .00       20,225.84           .00           .00           .00             .00       20,225.84

25681  GOLDEN ACRE GARDEN SENTRES LTD CANADA T2K 5K3
      .00         .00          .00        5,634.56           .00           .00           .00             .00        5,634.56

25722  GOLDKIST INC #463              RAINSVILLE AL
      .00         .00          .00       15,600.00           .00           .00           .00             .00       15,600.00

25766  GOODMAN STEEL SUPPLY           LOUISVILLE IL
      .00         .00          .00       18,309.04           .00           .00           .00             .00       18,309.04

25772  GOLD KIST #351                 HENAGER AL
      .00         .00          .00       15,600.00           .00           .00           .00             .00       15,600.00

25776  GORDON BROS IRON & METAL       CHICAGO IL
      .00         .00          .00        9,201.36           .00           .00           .00             .00        9,201.36

25872  GRACE & WYLIE FABRICATORS INC  BRENTWOOD TN
      .00         .00          .00       71,495.76     32,325.55           .00           .00             .00      103,821.31

25875  THE GRADALL COMPANY            NEW PHILADELPHIA OH
 1,239.00         .00          .00       21,121.06           .00           .00           .00             .00       22,360.06

25971  GRAHAN STEEL CORP              KIRKLAND WA
   729.71         .00          .00          519.53-          .00           .00           .00             .00          210.18

25976  GRANHER DEMPSEY & HUDSON INC   NEWARK NJ
      .00         .00          .00             .00      9,589.14     10,048.97           .00             .00       19,638.11

26015  GRAND RAPIDS WILBERT           GRAND RAPIDS MI
      .00         .00          .00        6,937.68           .00           .00           .00             .00        6,937.68

26230  GREAT PLAINS STEEL INC         LUBBOCK TX
      .00         .00          .00        5,966.98           .00           .00           .00             .00        5,966.98

26430  GREMP STEEL COMPANY            POSEN IL
      .00         .00          .00        7,208.88           .00           .00           .00             .00        7,208.88

26590  ALLIED TUBE & CONDUIT DIV      HARVEY IL
      .00         .00          .00       44,084.22           .00           .00           .00             .00       44,084.22

26895  GULF REDUCTION CORPORATION     HOUSTON TEXAS
      .00         .00          .00       60,248.10           .00           .00           .00             .00       60,248.10

26925  BOWES INDUSTRIES INC           INDIANAPOLIS IN
      .00        55.13         .00             .00     12,574.20      9,462.00           .00             .00       22,091.33


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                        PAGE: 19
                                                         AGED TRIAL BALANCE



              SHORT       DATING         CURRENT                         PAST DUE BALANCE                           ACCOUNT
CLAIMS       DISCOUNT      TERMS          OTHER          6-30 DAYS    31-60 DAYS    61-90 DAYS    OVER 90 DAYS      BALANCE

26940   HAAKINSON & BEATY CO            SIOUX CITY IOWA
     .00          .00           .00           8,959.68        .00        .00           .00             .00          8,959.68

27009   HAGAN C STONE WHOLESALE INC     TOMPKINSVILLE KY
     .00          .00           .00          28,801.48        .00        .00           .00             .00         28,801.48

27115   HAGER DISTRIBUTION              GRAND RAPIDS MI
     .00          .00           .00           7,897.50        .00        .00           .00             .00          7,897.50

27120   HAGER HINGE COMPANY             ST LOUIS MISSOURI
     .00          .00           .00           4,112.40        .00        .00           .00             .00          4,112.40

27140   HAGERTY BROTHERS COMPANY        PEORIA ILLINOIS
  680.96          .00           .00          29,062.95        .00        .00           .00             .00         29,743.91

27185   HAHNE & CO INC                  DANVILLE IL
     .00          .00           .00              66.32-       .00        .00           .00             .00             66.32-

27206   TRINITY MARINE CORP             GULFPORT MS
     .00          .00           .00           6,100.38        .00        .00           .00             .00          6,100.38


27450   HANNERTS IRON WORKS             ST. LOUIS MISSOURI
     .00          .00           .00          50,277.31        .00        .00           .00             .00         50,277.31

27548   HANDY HARDWARE WHOLESALE INC    HOUSTON TEXAS
  321.10          .00           .00          18,916.00        .00        .00           .00             .00         19,237.10

27558   HANGER BOLT & STAN CO INC       GREENFIELD IN
     .00          .00           .00          34,633.20        .00        .00           .00             .00         34,633.20

27663   HARBOR STEEL & SUPPLY CORP      MUSKEGON MICHIGAN
     .00          .00           .00              74.82-       .00        .00           .00             .00             74.82-

27903   HARDWARE DISTRIBUTORS INC       MUSKEGON HTS MI
  414.98          .00           .00                .00        .00        .00           .00             .00            414.98

27960   HARDWARE WHOLESALERS INC #5610  FORT WAYNE INDIANA
1,168.66          .00    117,630.97         585,122.20   5,888.07        .00           .00             .00        709,609.90

28408   HARRINGTON & CO                 SALT LAKE CITY UTAH
     .00     1,189.44           .00                .00        .00        .00           .00             .00          1,189.44


28446   THE HARRISON STEEL CASTINGS CO  ATTICA IN
     .00          .00           .00          20,711.22        .00        .00           .00             .00         20,711.22

28655   HAUSMAN STEEL CORP              CARMEL INDIANA
     .00          .00           .00          17,680.56        .00        .00           .00             .00         17,680.56

28725   HAVENS STEEL CO                 KANSAS CITY MISSOURI


04-02-96                                                                                                                  PAGE: 20
                                    NORTHWESTERN STEEL AND WIRE COMPANY
                                              AGED TRIAL BALANCE

               SHORT          DATING       CURRENT                            PAST DUE BALANCE                            ACCOUNT
CLAIMS        DISCOUNT        TERMS         OTHER        6-30 DAYS      31-60 DAYS      61-90 DAYS      OVER 90 DAYS      BALANCE

   2,259.73          .00           .00        919.19-         .00           .00             .00            .00           1,340.54
 28800  HAWCO MANUFACTURING CO LLC        SLAUGHTER LA
        .00          .00           .00      34,296.75         .00           .00             .00            .00          34,296.75
 29225  HECKETT COMPANY                   BUTLER PA
        .00          .00           .00       6,259.83         .00           .00             .00            .00           6,259.83
 29525  HELMARK STEEL INC                 WILMINGTON DELAWARE
        .00          .00           .00       7,715.05         .00           .00             .00            .00           7,715.05
 29630  HENDERSON STEEL & TUBULAR PROD    HENDERSON CO
        .00          .00           .00      75,011.72         .00           .00             .00            .00          75,011.72
 29635  HENDERSON STEEL CORP              MERIDIAN MISSISSIPPI
        .00          .00           .00      36,258.05         .00           .00             .00            .00          36,258.05
 29730  HERCULES STEEL CO INC             FAYETTEVILLE NO CAR
        .00          .00           .00      10,006.01         .00           .00             .00            .00          10,006.01
 29842  H E HEUCK COMPANY                 CINCINNATI OH
        .00          .00           .00       2,777.70         .00           .00             .00            .00           2,777.70
 29852  HEWITT BROTHERS                   MORAVIA NV
        .00          .00           .00      40,176.00         .00           .00             .00            .00          40,176.00
 29938  HIGH STEEL STRUCTURES INC         LANCASTER PENN
        .00          .00           .00      68,604.32         .00           .00             .00            .00          68,604.32
 29939  HIGH STEEL SERVICE CENTER INC     LANCASTER PA
   1,253.03          .00           .00       4,623.89         .00           .00             .00            .00           5,876.92
 29941  HICKSVILLE STEEL CORP             HICKSVILLE NY
        .00          .00           .00          85.75-        .00           .00             .00            .00              85.75-
 29960  HIGHWAY SAFETY CORP               GLASTONBURY CT
        .00          .00           .00      11,930.63         .00           .00             .00            .00          11,930.63
 30021  HILDOR WIRE PRODUCTS DIV          COLUMBIA PA
        .00          .00           .00      16,454.38         .00           .00             .00            .00          16,454.38
 30025  A R HILL EQUIP CO                 HOMER GA
        .00          .00           .00          21.58-        .00           .00             .00            .00              21.58-
 30150  HILLSDALE BUILDING MATL CO INC    ST LOUIS MISSOURI
        .00          .00           .00      22,697.04         .00           .00             .00            .00          22,697.04
 30268  HINCKLEY CONCRETE PRODUCTS CO     HINCKLEY ILL
        .00          .00           .00       6,167.28         .00           .00             .00            .00           6,167.28


04-02-96                                                                                                                  PAGE: 21
                                    NORTHWESTERN STEEL AND WIRE COMPANY
                                              AGED TRIAL BALANCE

               SHORT          DATING       CURRENT                            PAST DUE BALANCE                            ACCOUNT
CLAIMS        DISCOUNT        TERMS         OTHER        6-30 DAYS      31-60 DAYS      61-90 DAYS      OVER 90 DAYS      BALANCE

 30363  HIRSCHFELD STEEL CO INC           SAN ANGELO TEXAS
      96.22          .00           .00    139,693.25    27,554.56           .00             .00            .00         167,344.03
 30639  HOLLYWOOD STEEL INC               HOUSTON TX
        .00          .00           .00      14,017.85         .00           .00             .00            .00          14,017.85
 30940  HOOVER PRECISION PRODUCTS INC     WASHINGTON IN
        .00          .00           .00      81,830.23         .00           .00             .00            .00          81,830.23
 31385  STAN HOUSTON EQUIP CO INC         SIOUX FALL SD
        .00          .00           .00       8,732.38         .00           .00             .00            .00           8,732.38
 31394  HOU-TEX METALS CO                 HOUSTON TX
        .00          .00           .00     131,237.64-        .00           .00             .00            .00         131,237.64-
 32010  HUTCHISON LBR & BLDG PROD         MANCHESTER IA
        .00          .00           .00       4,699.74         .00           .00             .00            .00           4,699.74
 32035  WEST CENTRAL STEEL INC            WILLHAR MINN
        .00          .00           .00     509,075.07         .00           .00             .00            .00         510,614.35
 32215  ILLINOIS BRICK CO DIV PRAIRIE     BRIDGEVIEW IL
        .00          .00           .00      15,768.00         .00           .00             .00            .00          15,768.00
 32357  I H S STEEL COMPANY DIV CCC       SALT LAKE CITY UTAH
     457.46          .00           .00     199,721.72         .00           .00             .00            .00         200,179.18
 32535  INGALLS SHIPBLDG INC              PASCAGOULA MISS
        .00          .00           .00       8,044.86         .00           .00             .00            .00           8,044.86
 32580  INDIANA STEEL FABRICATING INC     INDIANAPOLIS IND
        .00          .00           .00      10,783.25         .00           .00             .00            .00          10,783.25
 32624  INDUSTRIAL STEEL WHSE INC         LONGVIEW TEXAS
        .00          .00           .00      22,488.38         .00           .00             .00            .00          22,488.38
 32625  INDUSTRIAL STL SERVICE CTR INC    ADDISON ILLINOIS
        .00          .00           .00       7,674.61         .00           .00             .00            .00           7,674.61
 32634  INFRA-METALS DIVISION             WALLINGFORD CT
   7,742.06          .00           .00     329,083.72         .00           .00             .00            .00         336,825.78
 32635  INFRA-METALS CO DIV               LANGHORNE PA
  15,795.79          .00           .00     296,720.55         .00           .00             .00            .00         312,516.34
 32673  INLAND STEEL                      PLANO TX
        .00          .00           .00      43,779.57         .00           .00             .00            .00          43,779.57
 32841  SIGU INDUSTRIAL                   EL PASO TX


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 22
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00      10,803.00-          .00             .00              .00             .00       10,803.00-
32846 INTERSTATE IRON WORKS CORP        WHITEHOUSE NJ
      .00          .00            .00      48,754.45-          .00             .00              .00             .00       48,754.45-
32870 INTERSTATE STEEL SUPPLY CO        PHILADELPHIA PA
   418.80          .00            .00   1,731,941.25           .00             .00              .00             .00    1,732,360.05
32875 INTERSTATE STEEL & METALS INC     TULSA OK
      .00          .00            .00       9,500.68           .00             .00              .00             .00        9,500.68
32882 INTERSTATE WELDING &              TERRE HAUTE INDIANA
      .00          .00            .00      19,366.17           .00             .00              .00             .00       19,366.17
32088 INTSEL SOUTHWEST DIV PECHINEY     HOUSTON TEXAS
16,799.82          .00            .00     553,654.29           .00             .00              .00             .00      570,454.11
32985 IOWA STEEL & WIRE CO              CENTERVILLE IA
      .00          .00            .00     201,126.00           .00             .00              .00             .00      201,126.00
33065 SHOP & STEEL INC                  ELKHART INDIANA
      .00          .00            .00       7,605.00           .00             .00              .00             .00        7,605.00
33084 SEAPORT STEEL COMPANY             SEATTLE WASH
      .00          .00            .00      80,836.59           .00             .00              .00             .00       80,836.59
33140 JACKES-EVANS MFG CO               ST LOUIS MO
      .00          .00            .00       5,831.10           .00             .00              .00             .00        5,831.10
33197 JACKSON METAL SERVICES INC        JACKSON IN
      .00          .00            .00      17,350.41           .00             .00              .00             .00       17,350.41
33506 J & N CONSTRUCTION PROD           BURR RIDGE IL
      .00          .00            .00      18,313.78      1,501.53             .00              .00             .00       19,815.31
33525 JARCO STEEL INC                   HOUSTON TX
      .00          .00            .00       7,942.44           .00             .00              .00             .00        7,942.44
33534 JARVIS STEEL & LBR CO INC         BALTIMORE MD
 1,884.23          .00            .00            .00           .00             .00              .00             .00        1,884.23
33650 JEFFREYS STEEL CO INC             MOBILE ALABAMA
      .00          .00            .00     323,718.09           .00             .00              .00             .00      323,718.09
33720 JENSEN BRIDGE & SUPPLY CO         SANDUSKY MICH
      .00          .00            .00      10,498.66           .00             .00              .00             .00       10,498.66
33888 JOHANNESSEN TRADING CO            LOS ANGELES CA
 4,886.38          .00            .00     355,558.69     34,651.34             .00              .00             .00      395,096.41

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 23
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
33896 WHEELABRATOR WATER TECH INC       ST PAUL MN
      .00          .00      77,256.43            .00           .00             .00              .00             .00       77,256.43
34282 DENNIS JONES TWINE CO             WICHITA KS
      .00          .00            .00      11,448.00           .00             .00              .00             .00       11,448.00
34343 EARLE M JORGENSEN CO              LOS ANGELES CA
 3,888.49          .00            .00     323,249.91    216,589.15        7,785.32              .00             .00      551,512.87
34363 THE DAVID J JOSEPH COMPANY        DEERFIELD IL
      .00          .00            .00     142,688.91-          .00             .00              .00             .00      142,688.91-
34367 J R DISTRIBUTING COMPANY          DENVER CO
      .00          .00            .00      26,043.75           .00             .00              .00             .00       26,043.75
34570 L KAHN AND SON                    HAVANA ILLINOIS
      .00          .00            .00       8,197.89           .00             .00              .00             .00        8,197.89
34581 KALAMAZOO HILL SUPPLY CO          KALAMAZOO MICHIGAN
      .00          .00            .00            .00      9,236.74             .00              .00             .00        9,236.74
34596 KANE STEEL CO OF PENNSYLVANIA     POTTSVILLE PA
      .00          .00            .00          90.39-          .00             .00              .00             .00           90.39-
34733 M KATCH & CO                      TOPEKA KANSAS
      .00          .00            .00      18,862.38           .00             .00              .00             .00       18,862.38
35177 KENNEL-AIRE MFG CO                MOUNTAIN LAKE MINN
      .00          .00            .00       9,966.35           .00             .00              .00             .00        9,966.35
35365 KEWANNA METAL SPECIALTIES INC     KEWANNA INDIANA
      .00          .00            .00       8,991.90           .00             .00              .00             .00        8,991.90
35382 KEY WHLSE BLDG PROD INC           MASON CITY IOWA
   176.75          .00            .00         138.43-          .00             .00              .00             .00           38.32
35390 KEYSTONE STEEL & WIRE CO DIV      PEORIA ILL
 2,048.80          .00            .00       3,693.20           .00             .00              .00             .00        5,742.00
35520 KILROY STRUCTURAL STEEL CO        CLEVELAND OHIO
      .00          .00            .00         332.40-          .00             .00              .00             .00          332.40-
35550 KIMCO STL SALES LTD               CANADA K7L 4W1
   151.82          .00            .00      16,805.59           .00             .00              .00             .00       16,937.41
35640 KINGERY STEEL FABRICATORS INC     LANSING ILL
      .00          .00            .00      31,150.97      7,377.47             .00              .00             .00       38,528.44
35735 KINZE MANUFACTURING INC           WILLIAMSBURG IOWA

04-02-96                                                                PAGE: 24

                      NORTHWESTERN STEEL AND WIRE COMPANY
                               AGED TRIAL BALANCE


              SHORT       DATING         CURRENT                       PAST DUE BALANCE                           ACCOUNT
CLAIMS       DISCOUNT      TERMS          OTHER        6-30 DAYS    31-60 DAYS    61-90 DAYS    OVER 90 DAYS      BALANCE


      .00         .00          .00       35,216.51           .00           .00           .00             .00       35,216.51

35855  KLEIN STEEL SERVICE INC        ROCHESTER N Y
      .00         .00          .00        31,372.60          .00           .00           .00             .00       31,372.60

35863  KLEMP CORP                     CHICAGO  ILL
      .00         .00          .00       24,846.50      8,127.00           .00           .00             .00       32,973.50

35870  KLINE IRON & STEEL CO INC      COLUMBIA S. C.
      .00         .00          .00       20,767.53     10,658.77           .00           .00             .00       31,426.30

36068  KNIGHT MANUFACTURING CORP      BROADHEAD WISCONSIN
      .00         .00          .00        6,961.68           .00           .00           .00             .00        6,961.68

36110  KNOWLES MANUFACTURING CO INC   GLENBEULAH WISC
      .00         .00          .00       14,344.11           .00           .00           .00             .00       14,344.11

36290  KOONS STEEL INC                NORRISTOWN, PA
      .00         .00          .00      150,227.32     10,490.38           .00           .00             .00      160,717.70

36640  KRUEGER AND COMPANY             ELMHURST ILLINOIS
      .00         .00          .00       14,692.30           .00           .00           .00             .00       14,692.30

36710  KULLY PIPE & STEEL SUPPLY CO   HASTINGS NEBRASKA
      .00         .00          .00        7,366.20           .00           .00           .00             .00        7,366.20

36874  LACLEDE STEEL ATT: ARCHIE PRICE ALTON IL
    94.25         .00          .00           94.25-          .00           .00           .00             .00             .00

36875  LA CLEDE STEEL CO              ST LOUIS MO
      .00         .00          .00        7,234.50           .00           .00           .00             .00        7,234.50

36970  LAIDLAW CORP                   SCOTTSDALE AZ.
      .00         .00          .00      113,129.10           .00           .00           .00             .00      113,129.10

37064  LAKE STEEL INC                 AMARILLO TX
      .00         .00          .00       23,412.37           .00           .00           .00             .00       23,412.37

37175  LAMPROS STEEL INC              PORTLAND OREGON
 5,095.31         .00          .00      298,689.40           .00           .00           .00             .00      303,784.71

37237  LANCE CONSTRUCTION SUPP INC    CHICAGO ILLINOIS
      .00         .00          .00             .00      1.068.86           .00           .00             .00        1,068.86

37280  LANCASTER STL SERV CO DIV      LANCASTER N Y
    68.54         .00          .00       58,219.15           .00           .00           .00             .00       58,287.69

37377  LANGER MFG CO                  CEDAR RAPIDS IOWA
      .00          .00         .00       77,414.50           .00           .00           .00             .00       77,414.50

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                        PAGE: 25
                                                         AGED TRIAL BALANCE


              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
37339 GEO A LANKON PILING SALES, INC    FAIRVIEW HEIGHTS ILL
      .00          .00            .00   355,511.85             .00              .00             .00             .00      355,511.85
37344 LAPHAM-HICKEY STEEL CORP          OSHKOSH WI
      .00          .00            .00     8,037.23-            .00              .00             .00             .00        8,037.23-
37353 LAREDO HARDWARE CO                LAREDO TX
   243.06          .00            .00          .00             .00              .00             .00             .00          243.06
37460 CHAS O LARSON CO                  STERLING ILLINOIS
      .00          .00      21,905.48          .00             .00              .00             .00             .00       21,905.48
37660 LAWRENCE BROS INC                 STERLING ILLINOIS
      .00          .00            .00    24,002.86             .00              .00             .00             .00       24,002,86
37768 RAPISTAN DEMAG CORP               GRAND RAPIDS MICH
      .00          .00            .00    52,529.40             .00              .00             .00             .00       52,529.40
37778 LE BLANC COMMUNICATIONS INC       SIOUX CITY IA
      .00        75.28            .00    18,167.32             .00              .00             .00             .00       18,242.60
37841 LEE MASONRY PRODUCTS INC          OWENSBORO KY
      .00          .00            .00     8,024.00             .00              .00             .00             .00        8,024.00
37843 LEE STEEL CORPORATION             BLUE BELL PA
      .00          .00            .00     7,547.68             .00              .00             .00             .00        7,547.68
37846 LEGGETT & PLATT INC WIRE MILL     CARTHAGE MO
      .00          .00            .00   220,984.30             .00              .00             .00             .00      220,984.30
37847 LEETS SERVICES INC                ADDISON IL
      .00          .00            .00     7,443.01             .00              .00             .00             .00        7,443.01
37868 LEHIGH-LANCASTER DIV              LANCASTER SC
      .00          .00            .00    19,791.20             .00              .00             .00             .00       19,791.20
37875 LEIFER BROS STEEL CO INC          LONG ISLAND CITY NY
      .00          .00            .00     9,086.87             .00              .00             .00             .00        9,086.87
37930 LE JEUNE STEEL COMPANY            MINNEAPOLIS MINN
      .00          .00            .00    94,621.44             .00              .00             .00             .00       94,621.44
38045 LES ACIERS CANAM DIV 115 BOUL     CANADA G0M 1T0
      .00          .00            .00   130,608.54             .00        16,444.08             .00             .00      147,052.62
38255 LEVINSON STEEL CO                 PITTSBURGH PENN
      .00          .00            .00   504,364.71      310,493.67              .00             .00             .00      814,858.38
38265 MDSE LEVY CO, INC.                WASHINGTON IOWA

04/02/96                                 NORTHWESTERN STEEL AND WIRE COMPANY                                              PAGE: 26
                                                AGED TRIAL BALANCE

               SHORT          DATING         CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS        DISCOUNT        TERMS          OTHER         6-30 DAYS       31-60 DAYS      61-90 DAYS     OVER 90 DAYS      BALANCE
      .00          .00             .00     36,860.40             .00              .00             .00              .00    34,860.40
38325 LEWIS ENGINEERING CO               CHASKA MN
      .00          .00             .00     10,560.00             .00              .00             .00              .00    10,560.00
38327 PGL BLDG PRODS DIV HUTTIG SASH     SACRAMENTO CA
 1,110.69     1,387.19             .00     42,820.02             .00              .00             .00              .00    45,317.90
38378 DISTRIBUTION AMERICA               DES PLAINES ILL
33,503.27     2,449.70             .00    932,788.42        7,830.00              .00             .00              .00   976,573.39
38400 LIEBOVICH BROS INC                 ROCKFORD ILLINOIS
      .00          .00             .00    405,183.54             .00              .00             .00              .00   405,183.54
38510 LINCOLN STORAGE INC                MERRILL WI
      .00          .00             .00      9,509.00             .00              .00             .00              .00     9,509.00
38650 LINDSAY MFG CO                     LINDSAY NEBRASKA
      .00          .00             .00      7,350.28             .00              .00             .00              .00     7,350.28
38960 LITTELL STEEL CO                   NEW BRIGHTON PENN
      .00          .00             .00     52,215.86             .00              .00             .00              .00    52,215.86
39095 LNP STEEL & WIRE COMPANY           MARYVILLE MD
 1,581.10          .00             .00    273,177.71       20,813.73              .00             .00              .00   295,572.54
39225 LOCHELD INC                        CANADA J5R 1J5
      .00          .00             .00    158,020.15             .00              .00             .00              .00   158,020.15
39233 LODE KING INDUSTRIES               CANADA R6W 4B2
      .00          .00             .00      7,558.20             .00              .00             .00              .00     7,558.20
39327 LONDON STEEL DIVISION              ONTARIO CAN N5W 1J1
      .00          .00             .00      6,756.48             .00              .00             .00              .00     6,756.48
39320 LONG-AIRDOK CO DIV                 OAK HILL WEST VA
      .00          .00             .00     10,408.08             .00              .00             .00              .00    10,408.08
39997 BUILDING PROD INC OF SO DAKOTA     WATERTOWN SD
      .00          .00             .00      7,881.53             .00              .00             .00              .00     7,881.53
40070 LURIA BROS DIV CONNELL LTD         ARLINGTON HEIGHTS IL
   715.48          .00             .00    154,413.75-            .00              .00             .00              .00   153,698.27-
40095 LYNCHBURG STL & SPEC CO., INC      MONROE VA
      .00          .00             .00     10,332.10             .00              .00             .00              .00    10,332.10
40235 MC FARLANE MFG CO                  SAUK CITY WISC
      .00          .00             .00     47,040.90             .00              .00             .00              .00    47,040.90

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 27
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
40253 MacMILLAN BLOEDEL BLDG NATL'S     CANADA R2X 1O7
      .00          .00            .00      15,335.00           .00             .00              .00             .00       15,335.00
40613 MANIONS WHOLESALE BLDG SPLVINE    SUPERIOR WI
      .00          .00            .00      23,458.59           .00             .00              .00             .00       23,458.59
40616 MANIONS WHOLESALE BLDG SUPPLY     ST CLOUD MN
      .00          .00            .00      14,737.51           .00             .00              .00             .00       14,737.51
40893 MARLBORO WIRE LTD                 QUINCY IL
      .00          .00            .00      12,910.31           .00             .00              .00             .00       12,910.31
41040 MARSH PRODUCTS DIV                DURAND MI
      .00          .00            .00      67,669.20      8,629.20             .00              .00             .00       76,298.40
41220 MARTIN & JONES INC                RONCEVERTE WEST VA
      .00          .00            .00          34.56-          .00             .00              .00             .00           34.56-
41240 MARTIN STEEL INC                  HUNTINGTON WEST VA
      .00          .00            .00       9,356.72           .00             .00              .00             .00        9,356.72
41304 MARYLAND STADIUM AUTHORITY        BALTIMORE ND
      .00       214.88            .00            .00           .00             .30              .00             .00          214.88
41307 MARYSVILLE STEEL INC              MARYSVILLE OHIO
      .00          .00            .00       2,704.90           .00             .00              .00             .00        2,704.90
41345 MASON STRUCT STEEL INC            WALTON HILLS OHIO
      .00          .00            .00      20,600.11           .00             .00              .00             .00       20,600.11
41445 MASTER KORNER                     LINWOOD MI
      .00          .00            .00       1,194.07           .00             .00              .00             .00        1,194.07
41485 MATERIAL DISTRIBUTORS INC         MARSHALL MINNESOTA
      .00          .00            .00      11,402.40           .00             .00              .00             .00       11,402.40
41506 MATHEWS CONVEYOR CO DIV           DANVILLE KY
      .00          .00            .00       8,971.40           .00             .00              .00             .00        8,971.40
41513 MATHIS-KELLEY CONST SUPPLY CO     MORTON ILLINOIS
      .00          .00            .00      10,869.36           .00             .00              .00             .00       10,869.36
41730 EARL MAY SEED & NURSERY L P       SHENANDDAH IOWA
      .00          .00            .00       3,344.64           .00             .00              .00             .00        3,344.64
41830 W. H. MAZE COMPANY                PEAU ILLINOIS
      .00          .00            .00      73,009.90           .00             .00              .00             .00       73,009.90
41860 MAZEL & COMPANY                   CHICAGO ILLINOIS

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                        PAGE: 28
                                                         AGED TRIAL BALANCE


              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
   116.30          .00           .00    167,381.06              .00             .00             .00             .00      167,497.36
42050 MC CANN CONSTRUCTION SPEC CO      ADDISON ILLINOIS
      .00          .00           .00     16,228.37              .00             .00             .00             .00       16,228.37
42550 MC GREGOR HARDWARE INC            SPRINGFIELD MISSOURI
      .00          .00           .00        130.60-             .00             .00             .00             .00          130.60-
42692 MC NEILUS STEEL INC               DODGE CENTER MINN
      .00          .00           .00    157,204.54        10,940.47             .00             .00             .00      168,145.01
42836 DURAFORM LTD                      MADISON WI
      .00          .00           .00     33,426.01              .00             .00             .00             .00       33,426.01
42875 MEIJER INC.                       GRAND RAPIDS MICH
   182.57          .00           .00     13,286.59              .00             .00             .00             .00       13,469.16
42976 MENARDS CASHWAY LUMBER DIV        EAU CLAIRE, WISC
   573.24          .00     15,006.08     31,307.58              .00             .00             .00             .00       46,886.90
43003 MERCHANTS METALS INC              NEW PARIS IN
      .00          .00           .00    749,256.70              .00             .00             .00             .00      749,256.70
43101 MERIT STEEL INC                   KOUTS IN
      .00          .00           .00     65,508.50              .00             .00             .00             .00       65,508.50
43109 MERRILL IRON & STEEL INC          MERRILL WI
      .00          .00           .00     82,405.95        17,931.16       15,392.11             .00             .00      115,729.22
43120 MERRILL MFG CORP                  MERRILL WISCONSIN
   498.37          .00           .00     15,689.03              .00             .00             .00             .00       16,187.40
43173 METAL FABRICATORS INC             ROCKFORD ILLINOIS
      .00          .00           .00     27,900.96              .00             .00             .00             .00       27,900.96
43179 METROLINA STEEL INC               CHARLOTTE NO CAR
      .00          .00           .00           .00        11,443.80             .00             .00             .00       11,443.80
43187 METALTECH STEEL CORP              MARIETTA OH
      .00          .00           .00      8,922.16              .00             .00             .00             .00        8,922.16
43191 METRO FRAMEING SYSTEMS INC        MILWAUKEE WI
      .00          .00           .00           .00         7,154.00             .00             .00             .00        7,154.00
43195 METRON STEEL DIV PRIMARY          CHICAGO ILLINOIS
   250.00          .00           .00    189,578.95        25,511.21             .00             .00             .00      215,340.16
43205 METALS SUPPLY CO                  CLUTE TX
      .00          .00           .00      8,231.85              .00             .00             .00             .00        8,231.85

04-02-96                                       NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 29
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
43785 HFA FARM SUPPLY DIV MISSOURI      COLUMBIA MISSOURI
   321.88          .00            .00      20,715.62           .00             .00              .00             .00       21,037.50

43301 H G INDUSTRIES                    MENOMONEE FALLS WI
      .00          .00            .00      42,831.80           .00             .00              .00             .00       42,851.80

43339 MICHELMAN CANCELLIERE IRON WKS    LEHIGH VALLEY PA
      .00          .00            .00       2,705.47-           .00             .00              .00             .00       2,705.47-

43343 MID-AM BLDG SUP INC               MOBERLY MISSOURI
 1,628.40          .00            .00      56,068.47           .00             .00              .00             .00       57,694.87

43347 MID-AMERICA                       FORT WAYNE IN
      .00          .00            .00      12,122.15           .00             .00              .00             .00       12,122.15

43355 MIDAS-INTERNATIONAL CORP          HARTFORD WI
      .00          .00            .00       8,365.65           .00             .00              .00             .00        8,365.65

43519 MIDLAND STEEL CO                  MATHENA KANSAS
      .00          .00            .00      31,165.42           .00             .00              .00             .00       31,165.42

43620 MID-STATES STEEL CORP             BOONE IOWA
      .00          .00            .00      19,145.69           .00             .00              .00             .00       19,145.69

43635 MID STATES WIRE                   CRAWFORDSVILLE IND
      .00          .00            .00      63,528.24           .00             .00              .00             .00       63,528.24

43682 MID-WEST FABRICATING CO           AMANDA OHIO
      .00          .00            .00      67,036.20           .00             .00              .00             .00       67,036.20

43691 MIDWEST HANGER COMPANY            KANSAS CITY MO
      .00          .00            .00     218,777.00     37,524.50             .00              .00             .00      256,301.50

43725 MIDWEST IRON & METAL CO           HUTCHINSON KANSAS
      .00          .00            .00       9,782.30           .00             .00              .00             .00        9,782.30

43752 MIDWEST METALS INC                DAVENPORT PA
      .00          .00            .00       9,618.83           .00             .00              .00             .00        9,618.83

43770 MIDWEST PIPE & STEEL INC          FT WAYNE INDIANA
      .00          .00            .00      41,025.61     18,067.85             .00              .00             .00       59,093.46

43927 THE CLOROX CO.                    OAKLAND CA
      .00          .00            .00      24,690.40           .00             .00              .00             .00       24,690.40

44556 HENDT BUILDERS SUPPLY ASSN        MINDY NO DAKOTA
      .00          .00            .00         142.00-          .00             .00              .00             .00          142.00-
44564 MISSION LUMBER                    OLATHE KANSAS

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 30
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00      15,862.70           .00             .00              .00             .00       15,862.70
44790 MISSOURI THREADED PRODUCTS INC    ST LOUIS MISSOURI
      .00          .00            .00      89,189.41           .00             .00              .00             .00       89,189.41
44820 MISSOURI VALLEY STEEL CO DIV      SIOUX CITY IOWA
      .00          .00            .00      57,183.79           .00             .00              .00             .00       57,183.79
45015 NDEAKE DISPLAY & MFG CO           UNION GROVE WISC
      .00          .00            .00      16,104.39           .00             .00              .00             .00       16,104.39
45060 NDLINE CONSUMERS CO               MOLINE ILLINOIS
      .00          .00            .00       9,725.25           .00             .00              .00             .00        9,725.25
45386 MONROE TRACTOR IMPLEMENT          HENRIETTA NEW YORK
      .00          .00            .00      13,176.00           .00             .00              .00             .00       13,176.00
45627 NONY LEVINE INC                   FAIRMONT W VIRG
      .00          .00            .00       9,790.10           .00             .00              .00             .00        9,790.10
45660 MOORE-HANDLEY INC                 BIRMINGHAM ALABAMA
      .00          .00            .00      86,191.36           .00             .00              .00             .00       86,191.36
45908 MORGAL MACHINE TOOL CO INC        SPRINGFIELD OH
      .00          .00            .00       8,308.00           .00             .00              .00             .00        8,308.00
46266 TRINITY INDUSTRIES INC            DALLAS TX
      .00        31.68            .00      16,665.54           .00             .00              .00             .00       16,697.22
46449 MULACH STEEL CORP                  BRIDGEVILLE PA
      .00          .00            .00   1,387,970.58    335,527.59      329,589.75              .00             .00    2,053,087.92
46452 MULTIPLE CONCRETE ACCESSORIES     PALATINE IL
      .00          .00            .00      37,552.84           .00             .00              .00             .00       37,552.84
46455 MUNSTER STEEL CO INC              MUNSTER INDIANA
      .00          .00            .00      15,679.91           .00             .00              .00             .00       15,679.91
46492 MURPHY STEEL INC                  NEWARK DE
      .00          .00            .00         319.39-          .00             .00              .00             .00          319.39-
46581 MUTUAL STEEL CORP OF USA           PLATTSBURGH NY
      .00          .00            .00       1,540.41           .00             .00              .00             .00        7,540.41
46582 HAMMER & STEEL INC                HAZELWOOD MD
      .00          .00            .00      34,420.30           .00             .00              .00             .00       34,420.30
46720 NAPCO STEEL INC                   WEST CHICAGO ILL
     .00           .00            .00      10,285.14           .00             .00              .00             .00       10,285.14

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 31
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
46827 NATIONAL EASTERN CORPORATION      PLAINVILLE CT
      .00          .00            .00            .00           .00       20,044.80              .00             .00       20,044.80
46829 NATIONAL CONCRETE PIPE CO IN      FRANKLIN PARK IL
      .00          .00            .00      17,845.20           .00             .00              .00             .00       17,845.20
46879 NATIONAL NAIL CORP                GRAND RAPIDS MI
      .00          .00      85,977.50            .00           .00             .00              .00             .00       85,977.50
46880 NATIONAL MFG CO                   STERLING IL
   601.30          .00            .00      15,948.22           .00             .00              .00             .00       16,549.52
46920 NATIONAL STEEL & SHIPBUILDING     SAN DIEGO CALIF
 1,601.30          .00            .00      17,627.29           .00             .00              .00             .00       19,228.59
47140 NEILL-LAVIELLE SUPPLY CO 36701    LOUISVILLE KY
      .00          .00            .00       9,957.78           .00             .00              .00             .00        9,957.78
47383 NEW ENGLAND CA INC                MILWAUKEE WI
      .00          .00            .00       6,505.00     12,058.66             .00              .00             .00       18,563.66
47384 NEW DIMENSION METALS CORP         DAYTON OHIO
      .00          .00            .00      18,441.85           .00             .00              .00             .00       18,441.85
47520 NEWPORT NEWS SHIPBUILDING &       NEWPORT NEWS VA
 3,779.10        54.61            .00            .00           .00             .00              .00             .00        3,833.71
47800 NIVERT METAL SUPPLY INC           THROOP PENNSYLVANIA
      .00          .00            .00      34,205.41           .00             .00              .00             .00       34,205.41
47801 NIXA HARDWARE CO., INC            NIXA MO
      .00          .00            .00         141.45-          .00             .00              .00             .00          141.45-
47940 NORFOLK IRON & METAL CO           NORFOLK NEBRASKA
   312.00          .00            .00     585,619.15      9,074.18             .00              .00             .00      595,005.33
48020 NORTH SECOND STREET STEEL         MINNEAPOLIS MN
      .00          .00            .00      17,269.01           .00             .00              .00             .00       17,269.01
48021 NORTH SHORE SUPPLY CO INC         HOUSTON TX
      .00          .00            .00      15,829.53           .00             .00              .00             .00       15,829.53
48050 NORTH STAR STEEL MINNESOTA        ST PAUL MINNESOTA
      .00          .00            .00       1,537.41           .00             .00              .00             .00        1,537.41
48051 NORTH STAR STEEL-KENTUCKY INC     CALVERT CITY KY
 5,632.00          .00            .00   3,387,142.06    959,775.58             .00              .00             .00    4,352,549.64
48060 NORTH TEXAS STEEL CO INC          FT WORTH TEXAS

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 32
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00           .00          464.15-          .00             .00              .00             .00          464.15-
48190 NORTHERN ILLINOIS STEEL SUP CO    JOLIET ILLNOIS
      .00          .00            .00       7,708.77           .00             .00              .00             .00        7,708.77
48380 NORTHERN WIRE PRODUCTS DIV        ST CLOUD MINNESOTA
      .00          .00            .00      12,733.20           .00             .00              .00             .00       12,733.20
48570 SPENAK DIV                        SHELBYVILLE INDIANA
      .00          .00      43,113.80            .00           .00             .00              .00             .00       43,113.80
48588 NUCOR-YAMATO STEEL CO             BLYTHEVILLE AR
      .00          .00            .00   1,392,289.19           .00        5,108.11              .00             .00    1,397,766.56
48663 NU-WAY CONCRETE FORMS INC         ST LOUIS MISSOURI
      .00          .00            .00      37,813.69           .00             .00              .00             .00       37,813.69
48680 OAKLEY STEEL PROD CO              BELLWOOD ILL
      .00          .00            .00       7,674.61     18,346.74             .00              .00             .00       26,021.35
48705 O'BRIEN STEEL SERVICE CO          PEORIA ILL
 2,768.56          .00            .00     430,010.29           .00             .00              .00             .00      432,776.85
48890 OHIO METAL & MANUFACTURING CO     DAYTON OHIO
      .00          .00            .00       8,506.97           .00             .00              .00             .00        8,506.97
48894 R W CONKLIN STEEL SUPPLY INC      CINCINNATI OH
      .00          .00            .00     142,431.88-          .00             .00              .00             .00      142,431.88-
48959 OHIO STEEL INDUSTRIES             SUMMIT STATION OH
      .00          .00            .00      22,894.35           .00             .00              .00             .00       22,894.35
48964 OIL STATES INDUSTRIES DIV         ARLINGTON TX
      .00          .00            .00      12,608.68           .00             .00              .00             .00       12,608.68
49265 OLYMPIC PIPE  & TUBE CORP         ST LOUIS MO
      .00          .00            .00      48,092.86           .00             .00              .00             .00       48,092.86
49370 O'NEAL STEEL INC                  BIRMINGHAM ALA
      .00       332.32            .00   1,098,284.07           .00             .00              .00             .00    1,098,616.39
49440 OREGON WIRE PRODUCTS CO INC       PORTLAND OR
      .00          .00            .00         254.52-          .00             .00              .00             .00          254.52-
49475 HARRY E ORKIN, INC                SLATINGTON PA
 1,287.86          .00            .00         101.92-          .00             .00              .00             .00        1,185.94
49510 ORLEANS MATERIALS & EGO CO INC    NEW ORLEANS LA
      .00          .00            .00      29,459.90           .00             .00              .00             .00       29,459.90

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 33
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
49316 ORSCHELN FARM & HOME SUP INC      MOBERLY MISSOURI
   310.86          .00            .00     169,117.31           .00             .00              .00             .00      169,428.17
49318 HERBERT E ORR CO INC              PAULDING OH
      .00          .00            .00      27,023.35      9,653.65             .00              .00             .00       36,077.00
49848 SHI-OWEN STEEL CO INC             COLUMBIA SO CAROLINA
      .00        42.35            .80            .00           .00             .00              .00             .00           42.35
49865 PACIFIC STEEL & SUPPLY            SAN LEANDRO CALIF
 1,119.00       414.45            .00      53,785.49           .00             .00              .00             .00       55,318.94
49890 PADEN ENGINEERING CO INC          HOPE IN
      .00          .00            .00      74,119.91           .00             .00              .00             .00       74,119.91
49968 PALMER INDUSTRIES DIV             ALEXANDRIA NH
      .00          .00            .00      62,717.83           .00             .00              .00             .00       62,717.83
50020 PAN AMERICAN INTL TRADING CORP    KEY BISCAYNE FL
      .00          .00            .00      10,940.00           .00             .00              .00             .00       10,940.00
50065 PANDROL INCORPORATED              BRIDGEPORT N.J.
      .00          .00            .00       6,790.75           .00             .00              .00             .00        6,790.75
50075 P&N STEEL COMPANY           SIOUX FALLS SO OAK
      .00          .00            .00         193.44-          .00             .00              .00             .00          193.44-
50460 PAXTON &  VIERLING STEEL CO DIV   OHAHA NEB
      .00          .00            .00     462,776.89           .00             .00              .00             .00      462,776.89
50524 PDN STROCAL INC                   STOCKTON CA
      .00          .00            .00     102,802.29           .00             .00              .00             .00      102,802.29
50361 PEAVEY INDUSTRIES LTD             CANADA T4P 2H9
      .00          .00            .00      25,982.44           .00             .00              .00             .00       25,982.44
50682 PEERLESS CHAIN CO                 WINONA MINNESOTA
      .00          .00            .00     339,416.47           .00             .00              .00             .00      362,185.34
50810 PEORIA MANUFACTURING INC          TINLEY PARK IL
   448.87          .00            .00       8,758.02           .00             .00              .00             .00        9,206.89
50818 PERFECTION AUTOMOTIVE PROD DIV    LIVONIA MI
      .00          .00      26,747.00            .00           .00             .00              .00             .00       26,747.90
50960 PERSINGER SUPPLY CO               PRICHARD W VA
      .00          .00            .00         670.23-          .00             .00              .00             .00          670.23-
51699 PIPE & PILING SUPPLIES LTD        CANADA J3V 2S3

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 34
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00      93,502.48           .00             .00              .00             .00       93,502.48
51743 PIPS IRON WORKS INC               KNOXVILLE TENNESSEE
      .00          .00            .00      38,583.90           .00             .00              .00             .00       38,583.90
51870 PITT-DES MOINES INC               CEDAR RAPIDS IA
      .00          .00            .00     627,349.67    119,078.05             .00              .00             .00      746,427.72
51871 PDN BRIDGE DIV                    EAU CLAIRE WI
      .00          .00            .00      19,492.11     37,272.91             .00              .00             .00       51,765.02
51874 PITT-DES MOINES INC               MELROSE PARK IL
      .00          .00            .00       8,001.90           .00             .00              .00             .00        8,001.90
51885 PKH STEEL SERVICES INC            SALINA KS
      .00          .00            .00      26,376.51           .00             .00              .00             .00       26,376.51
52004 P. M. S. INC                      JACKSON MD
      .00          .00            .00      19,696.15           .00             .00              .00             .00       19,696.15
52291 PORTLAND STONE WARE CO            CAMBRIDGE MA
      .00          .00            .00      55,487.40           .00             .00              .00             .00       55,487.40
52381 POSEY SUPPLY CO INC               DOUBLE SPRINGS AL
      .00          .00            .00      16,314.00           .00             .00              .00             .00       16,314.00
52529 PRECISION BRAND PRODUCTS INC      DOWNERS GROVE IL
      .00          .00            .00      52,832.75           .00             .00              .00             .00       52,832.75
52533 PRECISION BEND & MACHINE CO       WALCOTT IA
   388.13          .00            .00            .00           .00             .00              .00             .00          388.13
52614 PRICE STEEL LTD                   CANADA T5W 1O3
      .00          .00            .00      52,956.91           .00       31,764.11              .00             .00       84,721.02
52650 PRINCE MANF. CO., INC             QUINCY IL
      .00          .00            .00         501.90           .00             .00              .00             .00          501.90
52855 Q & T PLATE SALES LTD             PORTLAND OR
      .00          .00            .00         766.81-          .00             .00              .00             .00          766.81-
52859 QUALITY BLDG SPLY FOR IND INC     GRAND RAPIDS OH
      .00          .00            .00       1,221.58           .00             .00              .00             .00        1,271.02
52864 QUALITY MARKETING CO              FEDERAL WAY WA.
      .00          .00            .00         147.36-          .00             .00              .00             .00          147.36-
52566 QUALICO STEEL CO                  WEBB ALA
      .00          .00            .00     174,984.87           .00             .00              .00             .00      174,984.87

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 35
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
52869 QUALITY STORES INC                NORTH MUSKEGON MICH
 6,367.51          .00       5,304.15     275,769.06           .00             .00              .00             .00      287,440.72
52920 QUEENSBORO STEEL CORP             WILMINGTON NO CAR
      .00          .00            .00     113,291.82     30,660.07             .00              .00             .00      143,951.89
53006 R & F METALS INC                  CLINTON MD
      .00          .00            .00       9,721.92           .00             .00              .00             .00        9,721.92
53019 R & S STEEL                       DENVER CO
   247.29          .00            .00     108,754.76      8,796.38             .00              .00             .00      117,798.43
53040 J H BOTTS INC                     JOLIET IL
      .00          .00            .00       7,103.62           .00             .00              .00             .00        7,103.62
53460 RAYNOA MFG CO                     DIXON ILLINOIS
      .00          .00            .00       7,749.12           .00             .00              .00             .00        7,749.12
53563 REBARCO INC                       HOBERLY MD
      .00          .00            .00      10,048.62           .00             .00              .00             .00       10,048.62
53568 REBARS & STEEL CO                 MC HENRY ILLINOIS
      .00          .00            .00            .00      8,387.72             .00              .00             .00        8,387.72
53630 REDMORE PRODUCTS CO               PALATINE IL
      .00          .00            .00      13,667.53           .00             .00              .00             .00       13,667.53
53671 REGAL STEEL SUPPLY INC            STOCKTON CA
 4,520.79          .00            .00     396,787.01           .00             .00              .00             .00      401,307.80
53881 RELIANCE STEEL & ALUMINUM CO      LOS ANGELES CALIF
    86.70          .00            .00     143,734.94           .00             .00              .00             .00      143,821.64
53888 REMINGTON STEEL INC               SPRINGFIELD OHIO
      .00          .00            .00      18,151.42           .00             .00              .00             .00       18,151.42
54090 RESOURCE ALLOYS & METALS INC      WEST PALM BEACH FL
      .00          .00            .00         316.30-          .00             .00              .00             .00          316.30-
54250 RICHARDS & CONOVER STEEL CO       KANSAS CITY MO
      .00          .00            .00     185,478.64     66,446.83             .00              .00             .00      251,925.47
54440 RIGGS SUPPLY CO                   KENNETT MISSOURI
      .00          .00            .00          71.64-          .00             .00              .00             .00           71.64-
54592 RIVERPORT STEEL INC               LOUISVILLE KY
      .00          .00            .00      17,306.24      7,971.91             .00              .00             .00       25,278.15
54597 RIVERFRONT STEEL                  CINCINNATI OH


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 36
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00     10,055.23            .00             .00              .00             .00       10,055.23
54672 R.K.D CONST SUP & EQUIP INC       NORTHLAKE IL
      .00          .00            .00     12,934.99            .00             .00              .00             .00       12,934.99
54860 ROBERTSON'S FARM SUP. DIV. BIG    EAST ST LOUIS IL
      .00          .00            .00     15,798.63            .00             .00              .00             .00       15,798.63
55012 ROCKFORD BOLT & STEEL CO          ROCKFORD IL
 7,882.00          .00            .00      95,060.08     24,561.90             .00              .00             .00      127,503.58
55019 ROCKFORD FABRICATORS INC          ROCKFORD ILLINOIS
      .00          .00            .00      10,613.69           .00             .00              .00             .00       10,613.69
55025 ROCKFORD MFG GROUP INC            ROSCOE IL
      .00          .00            .00       1,057.90           .00             .00              .00             .00        1,057.90
55315 ROGLRS BROS CORP                  ALBION PENNSYLVANIA
      .00          .00            .00       9,534.62           .00             .00              .00             .00        9,534.62
55320 T H ROGERS LBR CO                 EDMOND OK
      .00          .00            .00         300.00-          .00             .00              .00             .00          300.00-
55511 RO-NAR PIPE & RAIL CO             HOUSTON TX
      .00          .00            .00      26,840.61           .00             .00              .00             .00       26,840.61
55562 ROSCOE STEEL & CULVERT COMPANY    BILLINGS MONTANA
      .00          .00            .00       7,863.93           .00             .00              .00             .00        7,863.93
55842 ROUNDS & PORTER CO DIV            SALINA KS
      .00          .00            .00          12.50-          .00             .00              .00             .00           12.50-
55875 ROYAL STEEL INC                   NIAGARA FALLS NY
      .00          .00            .00      21,435.81           .00             .00              .00             .00       21,435.81
55900 J RUBIN & CO                      ROCKFORD ILLINOIS
   344.96          .00            .00      93,320.60     32,353.25             .00              .00             .00      126,018.81
56108 RUSSEL METALS                     CANADA S4N 4Z3
      .00          .00            .00      11,445.00           .00             .00              .00             .00       11,445.00
56111 RUSSEL METALS INC                 CANADA T6E 4T2
      .00          .00            .00       9,192.10           .00             .00              .00             .00        9,192.10
56115 RUSSELLVILLE STL CO INC           RUSSELLVILLE ARK
      .00          .00            .00      36,730.76           .00             .00              .00             .00       36,730.76
56160 JOSEPH T RYERSON & SON INC        CHICAGO ILLINOIS
      .00       739.60            .00   1,175,833.92     12,635.52             .00              .00             .00    1,189,209.04

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 37
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
56161 JOSEPH T RYERSON & SON INC        WEST CHESTER PA
   250.00        36.70            .00      83,883.43           .00             .00              .00             .00       84,170.13
56162 JOSEPH T RYERSON & SON INC        SEATTLE WA
      .00       758.39            .00      39,956.12           .00             .00              .00             .00       40,714.51
56169 SSHP TRADING COMPANY              SAND SPRINGS OK
      .00          .00            .00      33,044.79           .00             .00              .00             .00       33,044.79
56170 SABEL INDUSTRIES INC              MONTGOMERY ALABAMA
      .00          .00            .00       9,343.56           .00             .00              .00             .00        9,343.56
56295 ST CROIX FORGE INC                FOREST LAKE MN
      .00          .00            .00     122,644.05           .00             .00              .00             .00      122,644.05
56526 SALINA STEEL SUPPLY INC           SALINA KANSAS
      .00          .00            .00      46,586.79      9,581.68             .00              .00             .00       56,168.47
56637 SAMUELS RECYCLING COMPANY         MADISON WI
 1,424.86          .00            .00     372,323.47     77,711.18             .00              .00             .00      451,459.51
56970 SCANSTEEL SERVICE CENTER INC      CLARKSVILLE IN
      .00          .00            .00     126,282.46     17,663.36             .00              .00             .00      143,945.82
57573 SCHUETTE METAL DIVISION           WAUSAU WI
      .00          .00            .00      10,657.20           .00             .00              .00             .00       10,657.20
57574 SCHUFF STEEL CO                   PHOENIX AZ
      .00          .00            .00       9,607.49           .00             .00              .00             .00        9,607.49
57645 SCHULER STEEL DIV-                BIRMINGHAM ALABAMA
      .00          .00            .00         112.70           .00             .00              .00             .00          112.70
57647 SCHULTE CORP                      CINCINNATI OH
      .00          .00            .00      41,940.00           .00             .00              .00             .00       41,940.00
57822 SCION INC                         WARREN MI
 1,532.34          .00            .00     243,015.76           .00             .00              .00             .00      244,548.10
57860 SEABOARD STEEL & IRON CORP        BALTIMORE MARYLAND
      .00          .00            .00      21,524.65           .00             .00              .00             .00       21,524.65
57869 ABE SEBULSKY STEEL INC            ST CLAIRSVILLE OHIO
      .00          .00            .00      20,806.36           .00             .00              .00             .00       20,806.36
58020 SEIBEL MODERN MFG & WLDG CORP     LANCASTER NY
 2,252.30          .00            .00            .00           .00             .00              .00             .00        2,252.30
58128 SENCO PRODUCTS INC                CINCINNATI OHIO

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 38
                                                         AGED TRIAL BALANCE
              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00       7,697.85-          .00             .00              .00             .00        7,697.85-
58155 SENNETT STEEL CORP.               MADISON HEIGHTS MICH
      .00          .00            .00      25,346.72           .00             .00              .00             .00       25,346.72
58169 SENTINEL INDUSTRIES,INC           ASHLAND  MD
      .00          .00            .00      12,212.32           .00             .00              .00             .00       12,212.32
58170 SERVICE IRON WORKS, INC           LIVONIA  MI
      .00          .00            .00      17,842.20           .00             .00              .00             .00       17,842.20
58182 SERVICE STEEL WAREHOUSE CO INC    HOUSTON  TEXAS
      .00          .00            .00       4,167.26           .00             .00              .00             .00        4,167.26
58492 CORLE BUILDING SYSTEMS            IMLER  PA
      .00          .00            .00      10,465.28           .00             .00              .00             .00       10,465.28
58668 SHELBY MANUFACTURING IND          SHELBY  MI
      .00          .00            .00       7,686.75           .00             .00              .00             .00        7,686.75
58669 SHELBY STEEL FACRICATORS, INC     VINCENT  ALA
      .00          .00            .00       8,659.48           .00             .00              .00             .00        8,659.48
58743 SHERMAN WIRE DIV CO               SHERMAN  TX
      .00          .00            .00     141,445.52           .00             .00              .00             .00      141,445.52
58780 SHINE BROTHERS CORPORATION        SPENCER  IOWA
      .00          .00            .00       8,927.87           .00             .00              .00             .00        8,927.87
58840 D A SHORT STEEL CO INC            INDIANAPOLIS IN
3,644.54           .00            .00      13,928.60           .00             .00              .00             .00       17,573.14
58870 TOTE CART CO                      ROCKFORD ILLINOIS
      .00          .00     17,366,800            .00           .00             .00              .00             .00       17,366.80
59156 SIMPLEX NAIL INC                  AMERICUS GA
      .00          .00            .00      12,904.01           .00             .00              .00             .00       12,904.01
59790 STATE STEEL SUPPLY CO             SIOUX CITY IOWA
      .00          .00            .00         224.91-          .00             .00              .00             .00          224.91-
59300 SIOUX CITY FOUNDRY CO             SIOUX CITY IOWA
      .00          .00            .00      18,769.48           .00             .00              .00             .00       18,769.48
59346 SISKIN STEEL & SUPPLY CO INC      CHATTANOOGA TENN
1,970.72           .00                    745,280.66           .00             .00              .00             .00      747,251.38
59387 SKYLINE STEEL CORPORATION         EAST RUTHERFORD NJ
      .00          .00            .00      18,103.68           .00             .00              .00             .00       18,103.68

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 11
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
59520 SLIGO INC                         ST LOUIS MISSOURI
      .00          .00            .00       8,853.98           .00             .00              .00             .00        8,853.98
59567 SMITH & RICHARDSON MFG CO         GENEVA ILLINOIS
      .00          .00            .00      17,006.64           .00             .00              .00             .00       17,006.64
59987 SONNER METALCRAFT CORP            CRAWFORDSVILLE IND
      .00          .00            .00      21,920.23           .00             .00              .00             .00       21,920.25
60280 SO-CAL COMMERCIAL                 LOS ANGELES CALIF
   352.94          .00            .00            .00           .00             .00              .00             .00          352.94
60287 SOUTH CAROLINA STL CORP           GREENVILLE S.C.
      .00          .00            .00       8,982.51           .00             .00              .00             .00        8,982,51
60315 SOUTH ST PAUL STEEL SUP CO INC    SOUTH ST PAUL MN
      .00          .00            .00       9,815.20           .00             .00              .00             .00        9.815.20
60367 SOUTHERN FABRICATORS INC          MEMPHIS TENNESSEE
      .00          .00            .00      18,979.90           .00             .00              .00             .00       18,979.90
60415 SISTEEL CORP                      PADUCAH KY
      .00          .00            .00      32,170.49-          .00             .00              .00             .00       32,170.49-
60439 SOUTHERN STATES CORP INC          RICHMOND VIRGINA
   226.08        56.08            .00     138,884.65           .00             .00              .00             .00      139,167.53
60493 SOUTHERN STEEL SUPPLY CO          MEMPHIS TENNESSEE
      .00          .00            .00      65,864.94           .00             .00              .00             .00       65,864.94
60571 SOUTHWEST COOPERATIVE WHSLE       PHOENIX AZ
      .00          .00            .00      19,846.48      1,830.23             .00              .00             .00       21,676.71
61046 SPRINGIELD STL SUP DIV            SPRINGFIELD MISSOURI
      .00          .00            .00       7,723.50           .00             .00              .00             .00        7,723.50
61440 STANDARD IRON WORKS               LA VISTA NE
      .00          .00            .00      60,616.33           .00             .00              .00             .00       60,616.33
61441 STANDARD IRON WORKS               SCRANION PA
      .00          .00            .00            .00     19,093.52             .00              .00             .00       19,093.52
61663 STAN-NAR INC                      DENVER CO
      .00          .00            .00      16,000.03     44,486.75             .00              .00             .00       60,486.78
61917 STEARNS AIRPORT EQUIPMENT CO      FORT  WORTH TX
      .00          .00            .00       7,725.60           .00             .00              .00             .00        7,725.60
61921 STEEL CITIES STEELS INC           BURNS HARBOR IN

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 40
                                                         AGED TRIAL BALANCE
              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00       9,933.16           .00             .00              .00             .00        9,933.16
61929 NAHASCO DIV                       HOUSTON, TEXAS
   556.45          .00            .00      81,500.06           .00             .00              .00             .00       82,056.51
61940 STEEL INC                         COMMERCE CITY COLO
      .00          .00            .00       9,970.56     28,396.17             .00               00             .00       38,366.73
61945 STEEL INC                         SCOTTDALE GEORGIA
      .00          .00            .00      41,046.35           .00             .00              .00             .00       41,046.35
61955 STEELE & PIPE SUPPLY              MANHATTAN KANSAS
      .00          .00            .00    213,894.60            .00             .00              .00             .00      213,894.60
61956 STEEL & WIRE PRODUCTS CO          BALTIMORE MARYLAND
      .00          .00            .00      36,040.41      8,129.71             .00              .00             .00       44,170.12
61957 STEEL MFG & WAREHOUSE CO INC      KANSAS CITY MO
      .00          .00            .00            .00      7,644.81             .00              .00             .00        7,644.81
61959 STEELOX SYSTEMS INC               WASH COURT HOUSE OH
      .00          .00            .00       7,843.01      8,520.12             .00              .00             .00       16,363.13
61960 STEEL & WIRE DIV MNP CORP        UTICA MI
      .00          .00            .00      15,117.30           .00             .00              .00             .00       15,117.30
62021 STEEL SERVICE CO                  CLAREMORE OKLA
      .00          .00            .00       7,497.31           .00             .00              .00             .00        7,497.31
62032 STEEL SERVICE CORP                JACKSON MISS
      .00          .00            .00       9,637.19           .00             .00              .00             .00        9,637.19
62044 STEEL STRUCTURES INC              KANKAKEE ILL
      .00          .00            .00      43,741.50           .00             .00              .00             .00       43,741.50
62051 STEEL SUPPLY CO INC               LA CROSSE WISCONSIN
      .00          .00            .00       7,661.23           .00             .00              .00             .00        7,661.23
62250 STEIN STEEL & SUPPLY COMPANY      ATLANTA GEORGIA
      .00          .00            .00      10,004.10           .00             .00              .00             .00       10,004.10
62256 STEINBERG MFG CO INC              CLINTONVILLE WI
      .00          .00            .00       8,199.78           .00             .00              .00             .00        8,199.78
62260 STELLITE COATINGS DIV              GOSHEN IN
      .00          .00            .00       8,625.00           .00             .00              .00             .00        8,625.00
62266 STENMCOR USA INC                   NEW YORK NY
     .00           .00            .00       1,446.40-          .00             .00              .00             .00        1,446.40-


04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 41
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
62491 STERLING WIRE PRODUCTS INC        ROCK FALLS ILL
      .00          .00            .00       8,283.15           .00             .00              .00             .00        8,283.15
62574 STEWARD STEEL SUPPLY CO           SIKESTON MD
   189.40          .00            .00            .00           .00             .00              .00             .00          189.40
62780 STONE STEEL CORP                  BALTIMORE MARYLAND
      .00          .00            .00      11,243.90           .00             .00              .00             .00       11,243.90
62855 SHE INDUSTRIES INC                WEST JORDAN UT
      .00          .00            .00       8,984.40           .00             .00              .00             .00        8,984.40
63284 STRUCTURAL STEEL SERVICE          MERIDIAN MS
      .00          .00            .00      93,543.11           .00             .00              .00             .00       93,543.11
63295 STUD WELDING INC                  CENTERVILLE IN
      .00          .00            .00            .00      8,040.38             .00              .00             .00        8,040.38
63325 STOPP METALS DIV                  ST LOUIS MO
   487.08          .00            .00     165,245.84           .00             .00              .00             .00      165,732.92
63343 SUBURBAN STEEL SUPPLY CO          PATASKALA OH
      .00          .00            .00      86,016.25     10,587.86             .00              .00             .00       96,604.11
63349 SUGAR STEEL CORP                  MONEE IL
 4,005.15          .00            .00     674,726.64           .00             .00              .00             .00      678,731.79
63473 SUN METAL PRODUCTS INC            WARSAW INDIANA
      .00          .00            .00       9,485.62           .00             .00              .00             .00        9,485.62
63595 SUPERIOR STEEL CORP               CAMBRIDGE OHIO
      .00          .00            .00      42,283.92           .00             .00              .00             .00       42,283.92
63622 SUPREME SCREW PROUDCTS INC        COUNTRYSIDE IL
      .00          .00            .00       4,890.35           .00             .00              .00             .00        4,890.35
63766 SWEEPSTER JENKINS EQUIP CO INC    DEXTER MI
   413.96          .00            .00       1,930.53           .00             .00              .00             .00        2,344.49
63770 R. L. SWEET LUMBER COMPANY        OLATHE KS
      .00          .00            .00         882.37-          .00             .00              .00             .00          882.37-
63870 SYRACUSE CASTINGS SALES CORP      CICERO NEW YORK
      .00          .00            .00      39,452.12           .00             .00              .00             .00       39,452.12
63965 C Y TAUGER & SON                  LANCASTER PA
      .00          .00            .00      17,380.81           .00             .00              .00             .00       17,380.81
63977 TARWATER FARM & HOME SUPPLY       TOPEKA KANSAS

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 42
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00      9,721.70            .00             .00              .00             .00        9,721.70
64250 TERRAZZO & MARBLE SUPPLY CO       CHICAGO ILLINOIS
      .00       269.08            .00           .00            .00             .00              .00             .00          269.08
64260 TEWS COMPANY                      MILWAUKEE WISC
      .00          .00            .00      8,245.34            .00             .00              .00             .00        8,245.34
64269 T F C CANOPY                      ASHLEY IN
      .00          .00            .00     10,493.20            .00             .00              .00             .00       10,493.20
64321 THEISEN SUPPLY INC                DUBUQUE IOWA
      .00          .00            .00     69,591.59          27.46             .00              .00             .00       69,619.05
64391 THOMAS PIPE & STEEL INC           BATON ROUGE LA
      .00          .00            .00        805.48            .00             .00              .00             .00          805.48
64813 THRALL CAR MFG CO                 CARTERSVILLE GA
      .00          .00            .00         54.96-     10,719.47             .00              .00             .00       10,664.51
64815 THRALL CAR MFG CO                 CHICAGO HEIGHTS ILL
      .00          .OO            .00     16,284.14            .00             .00              .00             .00       16,284.14
64817 THREADED ROD CO INC               INDIANAPOLIS INDIANA
      .00          .00            .00    118,095.71            .00             .00              .00             .00      118,095.71
64818 3-G'S SUPPLY CO                   CLEVELAND OHIO
   118.66          .00      69,322.04     47,391.87            .00             .00              .00             .00      116,832.57
64819 THREE RIVERS CRANE INC            OAKDALE PA
      .00          .00            .00     12,341.00            .00             .00              .00             .00       12,341.00
64820 THREE STATES SUPPLY CO            MEMPHIS TENN
    146.40         .00            .00           .00            .00             .00              .00             .00          146.40
64821 3-M                               ST PAUL MN
      .00          .00            .00      3,677.63            .00             .00              .00             .00        3,677.63
64859 THYPIN STEEL CO                   LONG ISLAND CITY NY
3,471.44           .00            .00     30,639.88            .00             .00              .00             .00       34,111.32

64938 TINDLE MILLS INC                  SPRINGFIELD MD
     .00           .00            .00     14,969.98            .00             .00              .00             .00       14,969.98
64939 TINSLEY SUPPLY CO                 PELL CITY AL
     .00           .00                     1,808.18-           .00             .00              .00             .00        1,808.18-

65042 TITAN STEEL COMPANY               DETROIT MICHIGAN
     .00           .00           .00       7,834.85            .00             .00              .00             .00        7,834.85

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 43
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
65060 TOLEDO FENCE & SUPPLY CO          TOLEDO OHIO
   812.55          .00            .00            .00           .00             .00              .00             .00          812.55
65290 TOWER MANUFACTURING COMPANY       MADISON INDIANA
      .00          .00            .00         962.88           .00             .00              .00             .00          962.88
65340 TSC INDUSTRIES INC                NASHVILLE TENNESSEE
   952.88          .00            .00     469,757.36     55,724.15             .00              .00             .00      526,434.39
65448 TRIAD METALS INTERNATIONAL        WILLOW GROVE PA
 2,308.23          .00            .00      82,080.44           .00             .00              .00             .00       84,388.67
65475 TRINITY IND INC ATTN: RAIL CAR    DALLAS TEXAS
      .00          .00            .00     112,492.99           .00             .00              .00             .00      112,492.99
65481 TRINITY IND INC                   GREENVILLE PA
      .00          .00            .00         334.70-          .00             .00              .00             .00          334.70-
65501 TRIPLE S STEEL & SUPPLY           HOUSTON TX
   114.94          .00            .00      30,411.53           .00             .00              .00             .00       30,526,47
65520 TROJAN STEEL CO                   CHARLESTON WEST VA
      .00          .00            .00       9,445.25      7,625.09             .00              .00             .00       17,070.34
65570 TRU-WELD GRATING INC              WEXFORD PA
      .00          .00            .00      27,075.54           .00             .00              .00             .00       27,075.54
65625 TUDOR SALES LTD ANNACIS ISLAND    CANADA V3N 5R5
   234.26          .00            .00            .00           .00       21,353.22              .00             .00       21,587.48
65635 J M TULL METALS CO INC            NORCROSS GEORGIA
      .00          .00            .00      24,823.44           .00             .00              .00             .00       24,823.44
65803 MARK TWAIN REDI-MIX INC           HANNIBAL MO
      .00          .00            .00       8,699.46           .00             .00              .00             .00        8,699.46
65921 TYS CONSTRUCTION SERVICES INC     CINCINNATI OH
      .00          .00            .00       1,789.57-          .00             .00              .00             .00        1,789.57-
66140 UNION PACIFIC RAILROAD CO         OMAHA NEBR
      .00          .00            .00     139,482.00           .00             .00              .00             .00      139,617.00
66180 AZCON DIV BLUETEE CORP UNIT 15    GARY IN
      .00          .00            .00      12,182.23           .00             .00              .00             .00       12,182.23
66215 UNITED BUILDING CENTERS           WINONA MINNESOTA
      .00          .00            .00       6,450.83           .00             .00              .00             .00        6,450.83
66234 UNITED CONSTRUCTION PROD INC      NAPERVILLE IL



04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 44
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00      29,111.28            .00           .00             .00              .00             .00       29,111.28
66313 UNITED MACHINE & TOOL CO          DES MOINES IA
      .00          .00            .00      19,550.30           .00             .00              .00             .00       19,550.30
66376 UNITED SOURCES INC                CHICAGO IL
      .00          .00            .00      15,277.67           .00             .00              .00             .00       15,227.67
66377 USL PRODUCTS INC                  MINNEAPOLIS MN
      .00          .00            .00       8,035.20           .00             .00              .00             .00        8,035.20
66411 UNITED STEEL SERVICE INC          BROOKFIELD OHIO
      .00          .00            .00     363,391.99    165,477.11             .00              .00             .00      528,869.10
66429 ACEROS COREY S A DE C V           44440 MEXICO
      .00          .00            .00      10,116.02-          .00             .00              .00             .00       10,116.02-
66441 UNITED STEEL FABRICATORS INC      INDIANAPOLIS IN
   286.20          .00            .00      54,398.50     28,809.31             .00              .00             .00       83,494.01
66488 UNIVERSAL STEEL INC               ROANOKE VIRGINIA
      .00          .00            .00      21,021.04           .00             .00              .00             .00       21,021.04
66511 UNVERFERTH MFG CO INC             KALIDA OH
      .00        49.58            .00       6,829.59           .00             .00              .00             .00        6,879.17
66516 UNR-ROHN DIV                      PEORIA ILLINOIS
      .00        84.11            .00      58,144.81           .00             .00              .00             .00       58,228.92
66554 UTICA STEEL INC                   CHESTERFIELD MI
      .00          .00            .00      32,174.59           .00             .00              .00             .00       32,174.59
66725 VALLEY STEEL & WIRE CO            FORT COLLINS COLO
      .00          .00            .00         175.49-          .00             .00              .00             .00          175.49-
66740 VALLEY SUPPLY CO                  ELKINS WEST VA
      .00          .00            .00       7,014.42           .00             .00              .00             .00        7,014.42
66832 VARCO-PRUDEN DIV                  EVANSVILLE WISC
      .00          .00            .00       6,932.28      7,106.76             .00              .00             .00       14,039.04
66938 VARSTEEL LTD                      CANADA T1J 4J7
      .00          .00            .00          81.00-    31,411.46             .00              .00             .00       31,330.46
67063 VERNON'S ANTIQUES &               ODIN IL
      .00          .00            .00       8,747.38           .00             .00              .00             .00        8,747.38
67084 VERSA STEEL INC                   PORTLAND OR
      .00          .00            .00      44,769.92           .00             .00              .00             .00       44,769.92




04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 45
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                              PAST DUE BALANCE                              ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER            6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
67140 VICTORY STEEL SUPPLY CO           WEST ALLIS WISC
      .00          .00            .00      18,391.95           .00             .00              .00             .00       18,391.95
67193 VINCENNES STEEL CORP              VINCENNES INDIANA
      .00          .00            .00       9,527.13           .00             .00              .00             .00        9,527.13
67280 VOYAGER INC                       ELKHART IN
      .00          .00            .00      10,256.50           .00             .00              .00             .00       10,256.50
67306 VULCAN INC                        HAYWARD CA
      .00          .00            .00      13,824.00           .00             .00              .00             .00       13,824.00
67360 WADDELL'S REBAR FAB INC           INDEPENDENCE MO
      .00          .00            .00      12,260.35           .00             .00              .00             .00       12,260.35
67381 WADY INDUSTRIES INC               NAQUOXETA IOWA
      .00          .00            .00      84,777.30     15,093.00             .00              .00             .00       99,870.30
67460 THE WAGNER HARDWARE CO-V 369     MANSFIELD OHIO
      .00          .00            .00      18,768.64           .00             .00              .00             .00       18,768.64
67700 WALKER WIRE & STEEL CO            FERNDALE MICH
      .00          .00            .00     239,472.75      7,750.40             .00              .00             .00      247,223.15
67807 WALLACE HARDWARE CO INC           MORRISTOWN TN
   401.06          .00            .00         905.45           .00             .00              .00             .00        1,306.51
67879 WARE MANUFACTURING INC            PHOENIX AZ
      .00          .00            .00            .00     19,625.40             .00              .00             .00       19,625.40
68100 W & W STEEL CO                    OKLAHOMA CITY OKLA
      .00          .00            .00     203,364.32           .00             .00              .00             .00      203,364.32
68102 W & W STEEL CO                    LUBBOCK TEXAS
      .00          .00            .00      51,034.22           .00             .00              .00             .00       51,034.22
68273 THE WARREN COMPANY                ERIE PENN
      .00          .00            .00      20,380.95           .00             .00              .00             .00       20,380.95
68420 FANSTEEL WASHINGTON HFG           WASHINGTON IOWA
      .00          .00      97,197.02      23,782.69     23,689.64             .00              .00             .00      144,669.35
68465 W.A.S.P. INC                      GLENWOOD MN
      .00          .00            .00      36,451.08           .00             .00              .00             .00       36,451.08
68553 WATSON BOWMAN ACME CORP           AMHERST N.Y.
 2,907.00          .00            .00            .00     23,340.66       12,546.00              .00             .00       38,793.66
68640 WAUKEGAN STEEL SALES INC          WAUKEGAN ILL

04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 46
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
      .00          .00            .00       7,767.35           .00             .00              .00             .00        7,767.35
68675 WAUSAU STEEL CORP                 WAUSAU WISCONSIN
      .00          .00            .00     316,178.34           .00             .00              .00             .00      316,178.34
69100 WELCH BROS INC                    ELGIN IL
      .00          .00            .00      16,202.35           .00             .00              .00             .00       16,202.35
69237 BANKS MILLER SUPPLY               BECKLEY WEST VIR
      .00          .00            .00      21,132.74           .00             .00              .00             .00       21,132.74
69260 WEST-HUDSON LUMBER CO             CREIGHTON NEBRASKA
      .00          .00            .00          19.67-          .00             .00              .00             .00           19.67-
69365 WEST VIRGINIA STEEL CORP          CHARLESTON W VA
      .00        33.69            .00      28,769.39           .00             .00              .00             .00       28,803.08
69388 WESTERNAN COMPANIES               BREMEN OH
      .00          .00            .00            .00           .00       12,528.39              .00             .00       12,528.39
69453 WESTERN-CHAIN CO                  CHICAGO IL
      .00          .00            .00            .00     12,786.20             .00              .00             .00       12,786.20
69633 WESTERN STEEL CO                  CORPUS CHRISTI TEXAS
      .00          .00            .00      17,977.80           .00             .00              .00             .00       17,977.80
69637 WESTFIELD STEEL INC               WESTFIELD INDIANA
 1,452.29          .00            .00       8,400.71     10,038.70             .00              .00             .00       19,891.70
69670 WEYERHAEUSER COMPANY              TACOMA WASH
      .00          .00            .00       6,755.00           .00             .00              .00             .00        6,755.00
69706 WHEATBELT INC-025860              KANSAS CITY MO
   500.00          .00            .00     170,160.45           .00             .00              .00             .00      170,660.45
69720 WHEELER & WILLIAMS HOWE CO INC    ASHLAND KENTUCKY
      .00          .00            .00      17,648.63           .00             .00              .00             .00       17,648.63
69770 CONAGRA, INC/COUNTRY GENERAL      GRAND ISLAND NEBR
      .00        77.89     103,957.96       9,279.79           .00             .00              .00             .00      113,315.64
70320 WIEDENBECK, INC.                  MADISON WI
      .00          .00            .00      16,474.08           .00             .00              .00             .00       16,474.08
70387 WILHELM & KRUSE INC               RANKIN PA
      .00          .00            .00         374.53-          .00             .00              .00             .00          374.53-
70389 WILKINSON STEEL METALS DIV        CANADA T6E 0C3
      .00          .00            .00            .00           .00       36,125.78              .00             .00       36,125.78




04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 47
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
70433 WILLHOTTE'S INC                   JUNCTION CITY KS
      .00          .00            .00         150.50-          .00             .00              .00             .00          150.50-
70520 WILLIAMS STEEL & HARDWARE         MINNEAPOLIS MINN
      .00          .00            .00      30,077.64           .00             .00              .00             .00       30,077.64
70560 WILLIAMS STEEL & SUPPLY CO INC    MILWAUKEE WISC
      .00          .00            .00     131,919.32     43,760.37             .00              .00             .00      175,679.69
70597 WILLIAMSON SUPPLY CO DIV          WILLIAMSON W.V.
      .00          .00            .00      19,475.16           .00             .00              .00             .00       19,475.16
70827 WILSON STEEL & WIRE CO            CHICAGO ILLINOIS
      .00          .00            .00      73,945.60           .00             .00              .00             .00       73,945.60
70956 FRANK W WINNE & SON INC           PHILADELPHIA PA
      .00          .00            .00      13,392.00           .00             .00              .00             .00       13,392.00
70990 WINDGRADS STEEL & SUPPLY DIV      GREELEY COLO
      .00          .00            .00      46,567.44           .00             .00              .00             .00       46,567.44
71020 OSCAR WINSKI INC                  LAFAYETTE IND
 2,775.36          .00            .00       8,371.66           .00             .00              .00             .00       11,147.02
71050 JONES & BROWN CO INC C/O SWIFT    ADDISON ILLINOIS
      .00          .00            .00     140,341.63           .00             .00              .00             .00      140,341.63
71095 WIRE MAID MFG LTD                 SCHOFIELD WISC
      .00          .00            .00       8,982.70      9,703.90             .00              .00             .00       18,686.60
71140 D & K AMERICAN CORP               CHICAGO ILL
      .00          .00            .00       1,079.76-          .00             .00              .00             .00        1,079.76-
71283 WISCONSIN METAL SALES INC         REEDSBURG WI
      .00          .00            .00      16,362.06           .00             .00              .00             .00       16,362.06
71380 WITTE HARDWARE CORP 749846        ST. LOUIS MO
   157.50          .00            .00      27,217.85           .00             .00              .00             .00       27,375.35
71410 STEEL WAREHOUSING DIV KLOCKNER    DES MOINES IOWA
 6,625.76          .00            .00     404,445.98     16,202.90             .00              .00             .00      427,274.64
71734 WORTH IRON WORKS                  NORTH ILLINOIS
      .00          .00            .00      54,682.59           .00             .00              .00             .00       54,682.59
71758 WOOLF DISTRIBUTING CO INC         HAZELWOOD MO
      .00          .00            .00      13,950.33           .00             .00              .00             .00       13,950.33
71759 WOOLF DISTRIBUTING CO INC         PEORIA IL



04-02-96                                         NORTHWESTERN STEEL AND WIRE COMPANY                                    PAGE: 48
                                                         AGED TRIAL BALANCE

              SHORT         DATING      CURRENT                           PAST DUE BALANCE                             ACCOUNT
CLAIMS       DISCOUNT       TERMS        OTHER        6-30 DAYS      31-60 DAYS       61-90 DAYS      OVER 90 DAYS     BALANCE
     91.11         .00            .00      79,621.58           .00             .00              .00             .00       79,427.84
71760 WOOLF DISTRIBUTING CO INC         CRYSTAL LAKE IL
     28.80         .00            .00      80,176.29           .00             .00              .00             .00       80,435.46
71765 WOOLF DISTRIBUTING CO INC         JOLIET IL
       .00         .00            .00       2,029.55-          .00             .00              .00             .00        1,975.07-
71858 NORTH STEEL & MACHINE CORP        BLUE ISLAND IL
       .00         .00            .00         192.15           .00             .00              .00             .00          192.15-
71885 ROBERT P WRIGHT INC               SHAWNEE MISSION KS
       .00         .00            .00      11,408.25           .00             .00              .00             .00       11,408.25
71987 WYATT DRAINAGE PROD INC           FULSHEAR TX
       .00         .00            .00      27,412.90           .00             .00              .00             .00       27,412.90
71992 YAFFE STEEL DIV                   ENID OK
       .00         .00            .00      93,402.87     17,575.78             .00              .00             .00      110,978.65
72145 YOUNGSTOWN PIPE & SUPPLY INC      YOUNGSTOWN OH
       .00         .00            .00      14,906.89           .00             .00              .00             .00       14,906.89
72245 ZALK JOSEPHS FABRICATORS INC      STOUGHTON WISCONSIN
       .00         .00            .00     204,674.59           .00             .00              .00             .00      204,674.59
72397 ZINC CORPORATION OF AMERICA       MONACA PA
  2,434.80         .00            .00       6,708.54           .00             .00              .00             .00        9,143.34
GRAND TOTAL
437,448.74   16,123.28   3,098,319.69  59,859,999.68  5,775,780.98      800,419.76           189.80        1,998.36   69,990,280.29

                                  SECTION 3.10

                                    FILINGS

1.  Office of the Secretary of State
    UCC Division
    Centennial Building
    Room 30
    Springfield, Illinois 62756

2.  Recorder of Deeds of Whiteside County
    Whiteside County Courthouse
    200 East Knox Street
    Morrison, Illinois 61270

3.  Secretary of State
    UCC Division
    1019 Brazos Street
    Room B-31
    Austin, Texas 78701

4.  Clerk of Harris County
    1001 Preston
    Houston, Texas 77002

5.  Secretary of State's Office
    UCC Division
    Capital Building
    700 Capital Avenue
    Room 79
    Frankfort, Kentucky 40601

6.  Fulton County Clerk
    P.O. Box 126
    Hickman, Kentucky 42050

7.  Box Assignment
    Commissioner of Patents and Trademarks
    Washington, D.C. 20231